Registration Statement No. 333-269781

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INDUSTRIES OF THE AMERICAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	5047	82-4008793
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Industries of the Americas, Inc.

9454 Wilshire Blvd., Suite #600

Beverly Hills, CA 90212

(334) 866-0070

(Address and telephone number of registrant’s principal executive offices)

Robby D. Cucher Esq.

9454 Wilshire Blvd., Suite #600

Beverly Hills, CA 90212

(334) 866-0070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynne Bolduc, Esq Josephine Rachelle Aranda, Esq. FitzGerald Kreditor Bolduc Risbrough LLP 2 Park Plaza, Suite 850 Irvine, CA 92869 Tel.: (949) 788-8900	Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, NJ 08830 Tel.: (732) 395-4402

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 12, 2024

PRELIMINARY PROSPECTUS

[●] Shares of Common Stock

INDUSTRIES OF THE AMERICAS, INC.

This is an initial public offering of shares of our common stock, par value $[●] per share. Prior to this offering, there has been no public market for our common stock. It is currently estimated that the initial public offering price per share will be between $[●] and $[●]. We have applied for listing of our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IAMR.” We will not proceed with this offering in the event our common stock is not approved for listing on Nasdaq.

The actual public offering price per share will be determined between us and the underwriters at the time of pricing. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

Investing in our securities involves risks. See “Risk Factors” beginning on page 10. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to the public	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses(2)	$	$

(1)	The underwriter’s discount is equal to 9 % of the aggregate gross proceeds raised in the Offering from underwriter’s sourced investors. We have also agreed to reimburse the underwriters for certain expenses. We refer you to “Underwriting” beginning on page 68 of this prospectus for additional information regarding underwriting compensation.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the underwriters’ over-allotment option described below.

We have granted the underwriters the option for a period of 45 days to purchase up to an additional [●] shares of common stock at the initial public offering price, less underwriting discounts and commissions, solely to cover over-allotments, if any.

The underwriters expect to deliver the shares against payment to the investors in this offering on or about [●], 2024.

Sole Book Running Manager

Spartan Capital Securities, LLC

Prospectus dated [●], 2024

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give to you.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The selling stockholders are offering to sell and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of these securities.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” or the “Company” refer to Industries of the Americas, Inc.

Company Overview

Description of Our Operations, Principal Activities, and Key Factors

Industries of the Americas, Inc. is a U.S.-based industrial company that acquired and rehabilitated two factories on a 13.7 acre industrial campus in Alabama. We own a variety of industrial hardware assets that have historically been utilized in the manufacturing of essential products in the United States. One of these factories holds a major piece of natural rubber hardware comprising 100,000 square feet of structure from which we introduced the American Safety Glove, which is the only domestically manufactured natural rubber glove for the industrial markets. The second factory manufactures safety supplies including cold and hot packs.

The forthcoming phase is now planned to push the first two product lines through distribution and sales and then a roll out of additional products. Our strategy is to identify market opportunities to expand our industrial base, with a goal of methodically competing with Asian imports across product categories on both quality and price. As of the date of this prospectus, we have not generated any revenue from the manufacture and sale of our products. All of the products that we have sold to date have been sourced from third parties.

Facilities

Our manufacturing facility is located in Eufaula, Alabama. The Eufaula facility has direct rail access to the ports of Savannah, Georgia and Mobile, Alabama. Our Eufala facility is not fully operational. Though the facility is currently capable of producing our two of our products (the natural rubber glove and our cold packs), there are currently no operations occurring at the facility.

Our ability to make the Eufaula facility fully operational, and to operate as a U.S.-based mass-manufacturer of disposable natural rubber latex gloves moving forward, is dependent upon the availability of additional capital and the successful refurbishment of our existing machinery and equipment.

Equipment

Our equipment includes four latex dip lines and 12 vertical form, fill and seal machines (“VFFSMs”). The four latex dip lines are capable of producing lightly powdered industrial natural latex gloves, medical grade latex gloves and condoms. One of the latex dip lines is currently tooled and producing industrial lightly powdered gloves. We are currently in the process of retooling the other three existing condom dip lines to manufacture medical grade powder-free latex gloves. We plan to have these dip lines retooled and producing medical grade latex gloves within approximately six months of the consummation of this offering.

The VFFSMs are capable of producing different varieties of thermal packs, such as hot or cold thermal packs, disposable or reusable thermal packs, and different sized thermal packs. Ten of the VFFSMs are arranged in pairs, forming five systems used for making disposable cold packs. One of these five VFFSM systems are currently in service and producing disposable cold packs. The two additional VFFSMs are each configured to manufacture reusable cold packs, or gel packs. We also own additional manufacturing equipment which is currently on-site, including packaging machinery, product test equipment, and instrumentation used for quality control.

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Once fully operational, the annual output of each glove line is estimated to be up to approximately 180 million gloves, and the annual output of each thermal pack system, consisting of two VFFSMs each, is estimated to be up to approximately ten million thermal packs. These estimates are based on the historical output of the equipment.

Raw Materials

The primary raw material used in our production process for disposable latex gloves and other latex products is raw natural rubber latex. We purchase such material from third-party brokers operating out of the Port of Savannah, which is the site of a major rubber and latex terminal. Our suppliers include three suppliers based in South America and a global supplier headquartered in the United Kingdom.

The primary raw materials used in our production process of thermal packs are two-ply laminated polyethylene, magnesium sulphate (for hot packs), and urea, an agricultural grade fertilizer (for cold packs). These materials are purchased from suppliers and commodities chemical brokers located in the United States and shipped to our Eufaula facility via truck. Once we have increased production to full scale, we expect to have the capability to receive shipments by rail, utilizing our private, onsite rail spur.

Product Portfolio Characteristics

The key characteristics of our current and planned product portfolio are:

Products presently capable of being manufactured:

●	Disposable cold packs (marketed under the name “Col-Press®”)

●	Lightly powdered industrial gloves (marketed under the brand name “American Safety Glove”

Additional products planned to be put into production within approximately six months of the consummation of this offering:

●	Different varieties of thermal packs, including reusable cold packs, disposable heat packs, and reusable heat/cold packs

●	Natural rubber medical exam gloves and surgical gloves, condoms, hospital beds, medical textiles

Potential Future Products (based on the availability of capital):

●	Pet toys and children’s products manufactured from natural rubber

In order to reach our production goals, we will need to obtain additional capital and complete the refurbishment and installation of certain machinery and equipment that we own. We currently have machinery in place to produce different varieties of thermal packs, including reusable cold packs, disposable heat packs, and reusable heat packs. This machinery is substantially identical to the machinery currently producing disposable cold packs, and we are in the process of refurbishing such machinery to begin production. We have contracted mechanical, electrical, and control engineers and are in discussions with original equipment manufacturers to procure installation of such machinery.

Target Markets

Our immediate focus is on the United States and other North American markets. Our target customers are primarily distributors and wholesalers, with a secondary focus on end users.

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Our Strategy

Once our Eufaula facility becomes fully operational, our plan is to build ourselves as a U.S.-based mass-manufacturer of disposable natural rubber products across product categories, starting with dipped natural rubber latex products. Dipped rubber products include, but are not limited to; disposable gloves, condoms, and catheters. Our existing industrial infrastructure for natural rubber can be expanded to support a variety of natural rubber products, which we may identify in the future based on market dynamics and further market research. We currently have one production line for disposable natural rubber gloves operational and capable of production, and our refurbishing of the second line is approximately 75% complete. We plan to next refurbish additional lines and hire staff as needed.

Our strategy involves leveraging our supply-chain and logistical advantage to supply products to customers in the United States and other North American markets. Currently, distributors and wholesalers of latex gloves and other latex products source their products nearly exclusively from overseas. By operating a manufacturing facility domestically, our goal is to deliver the same or higher quality products more quickly and cost effectively than our competitors, thus potentially providing us with a significant competitive advantage.

Natural rubber latex is a globally traded commodity, with a public spot price, and is a natural resource that can be sourced on the American continents including Central and South America. Additionally, there are terminals and brokers located in the U.S. who source globally and make the commodity available to purchasers in the U.S., in a manner similar to petroleum, metals, and other public and global commodities. This means that there is no cost benefit to source the raw natural rubber overseas, and we have an advantage when sourcing domestically by not being exposed to shipping costs and logistical liabilities that exist when bringing in products and materials from Asia and other parts of the world.

Our basic strategy for our future products is the same. For products that we can manufacture for a cost approximately the same as that required to produce the product overseas, we plan to differentiate ourselves by virtue of our domestic location and ability to deliver products efficiently. Cold packs, for example, are costly to ship internationally due to their weight. Once we are able to begin and increase production of cold packs at our Eufaula facility, we believe we will have a distinct advantage over competitors who source their cold packs from overseas.

In November 2023, through the filing of a Certificate of Amendment with the Delaware Secretary of State, we changed our name from “Medical Industries of the Americas, Inc.” to “Industries of the Americas, Inc.”

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware of before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. Some of the risks involved with the offering include the following:

●	We are a development-stage company that has generated very limited revenues to date. Our lack of revenues do not provide a sufficient basis for you to assess our business and prospects.

●	As a relative start-up, we do not have experience in how our equipment will operate, including with respect to the amount of product produced and the timing and extent of the need for repairs or refurbishment.

●	All of our operations are currently in a single production line so that any operational problems arising from that line will have a material effect on our business.

●	We currently do not have any contracts guaranteeing any specific number of purchases, so our revenues and pricing will depend upon the demand for our products which we may not be able to accurately predict.

●	Our operations are currently contained in one physical location which places us at risk for natural disasters, such as tornadoes or hurricanes.

●	As with others in the rubber industry, we rely on third parties to supply our raw materials. We purchase such raw materials from brokers operating out of the Port of Savannah, Georgia. Our operations could be adversely affected by global raw material shortages, the volatility of raw material prices and supply chain disruption.

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●	Supply chain issues, including impediments to freight trucks traveling cross-border or between states lines, may adversely affect our ability to obtain component raw materials and/or ship products to our distributors or customers.

●	If we are unable to attract and retain qualified personnel, our business could be harmed and our ability to compete could be impaired.

●	Re-establishing production and potential growth of our business, including from adding additional product lines, may place a significant strain on our financial and managerial resources.

●	If we are unable to effectively manage our growth, our ability to implement our business strategy and our operating results will likely be materially adversely affected.

●	We may not be able to adjust our operating expenses in order to offset any unexpected revenue shortfalls.

●	If we do not develop and enhance our brand, we will not be able to establish our customer base or build our revenues.

●	We currently have approximately $19,100,000 in outstanding debt. Substantially all of our debt is secured by our assets so that any action by a debt holder, such as foreclosure, could have a material adverse effect on our business.

●	Even with the net proceeds of the offering, we will be required to raise additional funds to implement our business plan including adding additional product lines. No assurance can be given that such funds will be available or, if available what the terms thereof will be.

●	The impact of the military conflict in Ukraine and associated geopolitical tensions and responses, including on inflation, supply chains, commodities, energy, and cyber-security may affect our operations.

●	Our industry is characterized by intense competition.

●	We do not plan to pay dividends in the foreseeable future, and, as a result, stockholders will need to sell shares to realize a return on their investment.

●	If you invest in our stock, your investment may be disadvantaged by future funding, if we are able to obtain it.

●	There is no public trading market for our securities, and there can be no assurance that such a market will develop in the future.

●	Our offering price has been arbitrarily established and you will incur substantial dilution.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012, and we will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation-related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financial statements to those of other public companies more difficult. As a result of this election, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. We intend to take advantage of the extended transition period.

We are also a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Corporate Information

We were incorporated as a Delaware corporation in December 2017. Our principal executive offices are located at 954 Wilshire Boulevard, Suite 600, Beverly Hills, California 90212. Our telephone number is (334) 866-0070.

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THE OFFERING

Shares offered by us	[●] shares.

Common stock outstanding prior to this offering	[●] shares

Common stock to be outstanding immediately after this offering (1)	[●] shares ( [●] shares if the underwriters exercise their over-allotment option in full)

Option to purchase additional shares	The underwriters have an option for a period of 45 days to purchase up to an additional 15% of the total number of shares to be offered, solely for the purpose of covering over-allotments.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $[●] million, or approximately $[●] if the underwriters exercise their over-allotment option in full, at an assumed public offering price of $[●] per share, after deducting the underwriting discounts and commissions, the non-accountable expense allowance payable to the underwriters, and estimated offering expenses payable by us. We intend to use approximately $[●] million for upgrading equipment at our Eufaula facility, approximately $[●] million for working capital, and approximately $[●] million to repay certain of our outstanding debt obligations. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Lock-up agreements	Our directors, officers, and certain Stockholders have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for a period of 180 days after the date of this prospectus. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Risk factors	See “Risk Factors” on page 10 and other information included in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Proposed Nasdaq symbol	IAMR

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Selected Summary Consolidated Financial Data

The following tables summarize our historical financial data as of, and for the periods indicated. We derived the summary statement of operations data for the six months ended June 30, 2024 and 2023 and our summary balance sheet data as of December 31, 2023 set forth below from our audited financial statements contained elsewhere in this prospectus. The unaudited condensed financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly our financial position as of June 30, 2024 and December 31, 2023, the results of operations for the six months ended June 30, 2024 and the years ended December 31, 2023 and 2022. You should read this data together with our financial statements and related notes included elsewhere in this prospectus and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The summary financial data included in this section are not intended to replace the financial statements and related notes included elsewhere in this prospectus and are qualified in their entirety by those financial statements and related notes. Our historical results are not necessarily indicative of our future results.

Statement of Operations Data:

	For the Six Months Ended
	June 30,
	2023	2022
Statement of Operations Data:
Net sales	$437	$2,312
Cost of goods sold	-	58,512
Gross Profit	437	(56,199)

Operating expenses	932,968	717,646
Stock based compensation	1,500,800	1,556,800
Interest Expense, net	(532,497)	(382,164)
Rental income	3,000	-
Realized and unrealized gain (loss) on investments	-	1,228
Amortization of debt issuance costs	(3,492)	(886,756)
Dividend & interest		1
Gain (Loss) on Sale of Assets	(12,544)	(4,052)
Change in fair value of convertible debt derivative liability	(176,562)	-
Net loss	$(3,155,426)	$(3,602,388)
Net loss per share, basic and diluted	$(0.06)	$(0.07)
Weighted—average shares used in computing net loss per share, basic and diluted	52,816,243	51,805,010

Balance Sheet Data

	June 30, 2024	December 31, 2023
Cash	$-	$9,275
Total assets	$6,125,995	$6,455,399
Total liabilities	$23,761,831	$22,436,609
Accumulated deficit	$(71,796,724)	$(68,641,298)
Total stockholders’ deficit	$(17,635,836)	$(15,981,210)

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should give careful consideration to the following risk factors, in addition to the other information included in this prospectus, including our financial statements and related notes, before deciding whether to invest in shares of our common stock. The occurrence of any of the adverse developments described in the following risk factors could materially and adversely harm our business, financial condition, results of operations or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Financial Position and Capital Needs

We are a development-stage company.

We are a development-stage company that has generated very limited revenues to date. Our lack of revenues does not provide a sufficient basis for you to assess our business and prospects.

We have a significant amount of outstanding debt.

We currently have approximately $19,100,000 in outstanding debt all of which is currently overdue. Substantially, all of our debt is secured by our assets, so that any action by a debt holder, such as foreclosure, could have a material adverse effect on our business. While management believes that our debt will be converted into equity or restructured, no assurance can be given that we will be successful in this regard. Additionally, the terms of any modification of the debt which includes conversion into equity could be result in substantial dilution in the position of our equity holders.

We will need additional capital.

As of June 30, 2024, we have negative working capital of $13,672,147. We believe that even with the net proceeds of the Offering we will be required to raise additional funds to implement our business plan including adding additional product lines. No assurance can be given that such funds will be available or, if available what the terms thereof will be.

Risks Related to our Intellectual Property

We may become subject to claims alleging infringement of third parties’ patents and other intellectual property rights, which may result in costly litigation and could result in us having to pay substantial damages or limit our ability to commercialize our products.

Our current, and any future, products may infringe upon or may be alleged to infringe upon existing patents or patents that may be granted to third parties in the future. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our technologies or our products. As a result, we may become party to, or threatened with, future adversarial proceedings or litigation regarding patents with respect to our products and technology.

If we are sued for patent infringement, we would need to demonstrate that our products or methods either do not infringe upon the patent claims of the relevant patent or that the patent claims are invalid, and we may not be able to do this. If we are found to infringe upon a third party’s patent, we could be required to obtain a license from such third party to continue commercializing and marketing our products and technology or we may elect to enter into such a license in order to settle litigation or in order to resolve disputes prior to litigation. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we are able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us and could require us to make substantial royalty payments. We could also be forced, including by court order, to cease commercializing the infringing technology or products. A finding of infringement could prevent us from commercializing our products or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similarly negative impact on our business. Any such claims are likely to be expensive to defend, and some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Moreover, even if we are successful in defending any infringement proceedings, we may incur substantial costs and divert management’s time and attention in doing so, which could materially adversely affect our business, results of operations or financial condition.

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Risks Related to Our Business Operations

We face certain risks specifically related to our Business.

As a relative start-up, we have limited experience in how our equipment will operate, including with respect to amounts of product produced and the timing and extent of the need for repairs or refurbishment.

All operations are currently in a limited number of production lines so that any operational problems arising from one or more lines will have a material effect on our business.

We currently do not have any contracts guaranteeing any specific number of purchases, so our revenues and pricing will depend upon the demand for our products which we may not be able to accurately predict.

Our operations are currently contained in one physical location which places us at risk for natural disasters, such as tornadoes or hurricanes.

As with others in the rubber industry, we rely on third parties to supply our raw materials. We purchase such raw materials from brokers operating out of the Port of Savannah, Georgia. Our suppliers include three suppliers based in South America and a global supplier headquartered in the United Kingdom. Our operations could be adversely affected by global raw material shortages, the volatility of raw material prices and supply chain disruption, although to date we have not suffered any material adverse events due to these factors.

There are risks associated with our current lawsuit from Intime Staffing LLC.

In March 2023, InTime Staffing LLC (“InTime”) filed a complaint against us in Alabama alleging breach of contract and unjust enrichment, allegedly arising from certain human resources and staffing services it provided to us. InTime is claiming approximately $2 million in damages. There was a bench trial on October 20, 2024 and we are awaiting the judge’s decision. If InTime is awarded the damages they are claiming, then it will materially affect our business and results of operations. It is difficult to assess and quantify our legal liability at this time. Our reputation could be adversely affected by negative publicity surrounding such events regardless of whether or not claims against us are successful. A successful claim brought against us in excess of available insurance or not covered by insurance or indemnification agreements, or any claim that results in significant adverse publicity against us, could have a material adverse effect on our business and our reputation. Furthermore, the litigation process can put material or excessive demands on the time of management and employees, interfering with performance of regular responsibilities and stressing or delaying business operations, and the outcome of litigation is inherently uncertain. Any future litigation, including this current complaint from InTime, will have a material adverse effect on our business.

We identified a material weakness in our internal control over financial reporting and determined that our disclosure controls and procedures were ineffective as of September 30, 2023, in connection with the restatement of our financial statements as of and for the year ended December 31, 2022. In the future, we may identify additional material weaknesses or otherwise fail to maintain an effective system of internal control over financial reporting or adequate disclosure controls and procedures, which may result in material errors in our financial statements or cause us to fail to meet our period reporting obligations.

Our management evaluated the effectiveness of our disclosure controls and procedures. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports that we file or submit under the Exchange Act, is recorded, processed, summarized and reported within the time period specified in the SEC’s rules and forms, and that the information required to be disclosed by us in such reports is accumulated and communicated to our management, including our principal executive officer and principal financial officer, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable and not absolute assurance of achieving the desired control objectives. In reaching a reasonable level of assurance, management necessarily is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. In addition, the design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, control may become inadequate because of changes in conditions, or the degree of compliance with policies or procedures may deteriorate.

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Our management determined that we made certain errors in reporting of loans payable, accrued interest payable, common stock, and additional paid in capital. The errors were due to the inadequate design, implementation and precision of internal controls and procedures to evaluate and monitor the accounting for such issues. As a result, we then determined that there were material errors in the financial statements requiring a restatement.

The following errors were discovered and recorded in the previous audited financial statements for the year ended December 31, 2022:

1	Correcting a previous error within the balance sheet whereas the total stockholders’ deficit did not foot within the statement.
1A	Correcting rounding errors in order to disclose the Balance Sheet in accordance with GAAP for the period ending 12/31/2022.
8	Corrected an error in previous accounting performed for issuances of common stock in return for services and to employees as bonus and compensation. Restatements Include the number of shares issued and their applicable valuations.
9	Correcting an error by expensing debt issuances costs against the existing debt discount over the life span of the note rather than through interest expense and accrued expenses. In properly expensing the discount, the principal, net of debt issuance costs, increased while accrued interest and interest expense in the period decreased.
10	Correcting an error by including additional general and administrative expenses maintained within the Companies system that was previously not included within the disclosure.
11	Correcting an error by recording correct amortization of debt issuance costs for the year ended 12/31/2022.
12	Correcting numerous errors in presentation of the December 31, 2022, cash flow statement in accordance with GAAP to correct previous inconsistencies with the preparation of the cash flow statement.

In addition to the above restatements, we identified certain necessary reclassifications to conform with current year presentation. These reclassifications had no effect on net loss as previously reported. The following reclassifications were made:

2	Reclassified accrued expenses to an individual line item within the Balance Sheet as of 12/31/2022 to conform with presentation in accordance with GAAP.
3	Reclassified accrued interest payable to an individual line item within the Balance Sheet as of 12/31/2022 2022 to conform with presentation in accordance with GAAP.
4	Reclassified accounts payable - related party to an individual line item within the Balance Sheet as of 12/31/2022 to conform with presentation in accordance with GAAP.
5	Reclassified convertible debt - current to an individual line item within the Balance Sheet as of 12/31/2022 to conform with presentation in accordance with GAAP.
6	Reclassified ‘Converted notes’ to Additional paid-in-capital within the Balance Sheet as of 12/31/2022 to conform with presentation in accordance with GAAP.
7	Reclassified Convertible debt - long term to an individual line item within the Balance Sheet as of 12/31/2022 to align with presentation accordance with GAAP.

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Accordingly, management has determined that this control deficiency constituted a material weakness and, as a result, management concluded that, as of September 30, 2023, our internal control over financial reporting was not effective based on the COSO criteria.

Management has implemented remediation efforts to address the material weakness. These efforts include: (i) evaluating the staffing level, skills, and qualification of accounting department personnel and hiring outside accounting personnel, (ii) enhancement of our existing control structure and accounting processes, and (iii) improving the detailed review process of our financial statements. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

If we are not able to comply with the applicable requirements of the Sarbanes-Oxley Act of 2002 or if we are unable to maintain effective internal control over financial reporting, we may not be able to produce timely and accurate financial statements or guarantee that information required to be disclosed by us in the reports that we file with the SEC, is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms. Any failure of our internal control over financial reporting or disclosure controls and procedures could cause our investors to lose confidence in our publicly reported information, cause the market price of our stock to decline, expose us to sanctions or investigations by the SEC or other regulatory authorities, or impact our results of operations.

If we lose key personnel or are unable to attract and retain qualified personnel, our business could be harmed and our ability to compete could be impaired.

Our success will depend to a significant degree upon the contributions of our management team which we will need to build. If we lose the services of one or more of our key members, we may be unable to achieve our business objectives. Additionally, we may be unable to attract and retain personnel with the advanced technical qualifications or managerial experience necessary for the development of our business and planned expansion into areas and activities requiring additional expertise, due to intense competition for qualified personnel among technology-based businesses.

We face risks related to expanding operations and managing our growth.

We expect to experience rapid growth including from adding additional product lines which will place a significant strain on our financial and managerial resources. In order to achieve and manage growth effectively, we must establish, improve, and expand our operational and financial management capabilities. Moreover, we will need to increase staffing and effectively train, motivate, and manage our employees. Failure to manage growth effectively could harm our business, financial condition, or results of operations.

If we are unable to effectively manage our growth, our ability to implement our business strategy and our operating results will likely be materially adversely affected.

Implementation of our business plan will likely place a significant strain on our management who must develop administrative, operating, and financial infrastructures. To manage our business and planned growth effectively, we must successfully develop, implement, maintain, and enhance our financial and accounting systems and controls, identify, hire, and integrate new personnel and manage expanded operations. Our failure to do so could either limit our growth or cause our business to fail.

We may not be able to adjust our operating expenses in order to offset any unexpected revenue shortfalls.

Our operating expenses will be based on our expectations of our future revenues. We intend to expend significant amounts in the short term, particularly to build brand awareness and build additional product lines. We may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall. If we fail to substantially increase our revenues, then our financial condition and results of operations would be materially adversely affected.

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High transportation costs combined with shortages of trucks and qualified drivers could affect our operating costs.

Supply chain issues, in particular challenges with freight trucks, either cross border or between state lines resulting from a rise of fuel prices as well as shortages of qualified drivers, may adversely affect our ability to obtain raw manufacturing materials as well as our ability to ship our products to their final destination. This in turn may limit our ability to provide products to distributors and ultimately our customers causing a decrease in our revenue. We are currently working to mitigate transportation issues by monitoring cost effective transportation alternative venues to mitigate the effects and challenges in connection with freight trucks and labor scarcity.

If we do not develop and enhance our brand, we will not be able to establish our customer base or build our revenues.

The development of our brand is critical to our ability to establish our user base and build our revenues. In order to attract users and advertisers, we intend to expend funds for creating and maintaining brand loyalty. We plan to use a combination of social media, print and Web-based advertising to promote our brand. If we fail to advertise and market our brand effectively, we will lose users and our revenues will decline. Our success in promoting and enhancing our brand will also depend on our success in providing high quality products that are attractive to our customers.

We are subject to competition.

Our industry is characterized by intense competition. Many of our competitors and potential competitors, in comparison to us, have longer operating histories, greater name recognition in some markets, larger customer bases, and/or significantly greater financial, technical, and marketing resources.

Our industry involves very low barrier to entry with respect to intellectual property.

Our business does not depend on patents or trade secrets, and therefore other companies with the necessary capital and technical capability could enter the marketplace without needing to overcome any barriers regarding intellectual property. Therefore, it is possible new competitors could emerge, and such a competitor could replicate our products or production process, and we would not be able to protect ourselves based on intellectual property claims.

Alternatives to natural rubber latex gloves may threaten the market for our products.

Due to the stigma of latex allergy among health professionals and in the general population, gloves made of non-latex materials such as polyvinyl chloride, nitrile rubber, or neoprene have become widely used. However, we have obtained Section 510(k) approval from the FDA to produce “low protein,” or non-allergenic, gloves. While this capability mitigates any competitive disadvantage we may have with regard to non-latex competitor products, the stigma associated with latex allergy may nonetheless harm our business.

We may need regulatory approval of our products.

In the United States, healthcare products are subject to regulation by the Food and Drug Administration (“FDA”). FDA classifies both medical examination gloves and thermal packs as a Class I medical device product. At this time, we are only manufacturing latex gloves and thermal packs for industrial use rather than medical, and so our products are not considered to be medical devices. However, if in the future we decide to market these products for medical use, then we would be required to comply with the FDA’s Quality System regulations (21 CFR part 820) and general controls under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. 360c(a)(1)(A)) with respect to these products.

If we begin producing new products in addition to latex gloves and thermal packs, consistent with our future plans, such blades and syringes, and/or medical textiles, we may become subject to additional regulation by FDA or other agencies. Failure to comply with such additional regulation could pose similar risks and have a material adverse effect on our business.

FDA Ban on Powdered Latex Medical Gloves

On January 19, 2017, the FDA issued a final rule banning “powdered” latex medical gloves. The rule was issued in response to evidence that such gloves posed risks to patients, including airway and wound inflammation, post-surgical adhesions and allergic reactions. However, this rule does not apply to powder used during the manufacturing process for non-powdered gloves, so long as only trace amounts (no more than 2mg of powder per glove) make it into the finished product. Additionally, this rule applies only to medical gloves. The rule does not impact powdered latex gloves used in other areas, such as latex gloves for industrial, janitorial or foodservice uses.

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We currently produce industrial latex gloves, which are lightly powdered and enriched with calcium, and are in the process of obtaining equipment called chlorinators that will be added in-line to our dip lines and allow us to produce marketable non-powdered medical gloves. Our ability to produce latex medical exam gloves and surgical gloves, which we plan to put into production within approximately six months of the consummation of this offering, is dependent upon our ability to successfully obtain and install such equipment. If we are unable to do so, we will not be able to produce and sell latex gloves for medical purposes, which will negatively impact our ability to implement our business plan. We plan to continue producing lightly powdered industrial latex gloves notwithstanding out ability to produce latex medical exam gloves and surgical gloves.

We rely on third parties to supply our raw materials.

As with others in the rubber industry, we rely on third parties to supply our raw materials. We purchase such raw materials from brokers operating out of the Port of Savannah, Georgia. Our suppliers include three suppliers based in South America and a global supplier headquartered in the United Kingdom. While the rubber market is historically stable, and to date we have experienced no material adverse events due to supply chain disruption, our operations could be adversely affected in the future by global raw material shortages, the volatility of raw material prices and other instances of supply chain disruption.

Current uncertainty in global economic conditions, including, the Russia-Ukraine conflict and inflation, could adversely affect our revenue and business.

Global inflation increased during 2022. The Russia-Ukraine conflict and other geopolitical tensions, as well as the related international response, have exacerbated inflationary pressures, including causing increases in the price for goods and services and increased global supply chain disruptions, which have resulted in, and may continue to result in, shortages in materials and services and related uncertainties. Such shortages have resulted in, and may continue to result in, cost increases for labor, fuel, materials and services, and could continue to cause costs to increase, and also result in the scarcity of certain materials. We cannot predict any future trends in the rate of inflation or other negative economic factors or associated increases in our operating costs and how that may impact our business. To the extent we are unable to recover higher operating costs resulting from inflation or otherwise mitigate the impact of such costs on our business, our revenues and gross profit could decrease, and our financial condition and results of operations could be adversely affected. Interest rate increases may raise our cost of goods sold and negatively impact our ability to obtain debt financing, which in turn may negatively impact our ability to acquire new machinery and equipment. To date, increased borrowing costs have not impacted our ability to make timely payments on existing debt obligations, but interest rate increases may ultimately have such impact. While we have not previously experienced any material adverse events due to supply chain disruptions, supply chain disruptions could nonetheless represent a challenge for us and may have a material adverse effect on our operations in the future. In order to mitigate the possible effects of supply chain disruptions, we are continuously monitoring global economic conditions and has taken actions to prevent or minimize the impact resulting from these supply chain disruptions, such as the use of multiple vendors that supply the identical parts, making minor engineering modifications to our products for ease and speed of changing components and increasing our inventory to shorten delivery times to our customers. Our efforts will have no impact on our product quality, reliability or regulatory approvals.

Significant disruptions of information technology systems, computer system failures or breaches of information security could adversely affect our business.

We may rely to an extent upon sophisticated information technology systems to operate our business. The size and complexity of our information technology and information security systems, and those of our third-party vendors with whom we may contract, make such systems potentially vulnerable to service interruptions or to security breaches from inadvertent or intentional actions by our employees or vendors, or from malicious attacks by third parties. Such attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives (including, but not limited to, industrial espionage and market manipulation) and expertise. While we intend to invest in the protection of data and information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches.

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Our internal computer systems, and those other business vendors on which we may rely, are vulnerable to damage from computer viruses, unauthorized access, natural disasters, fire, terrorism, war and telecommunication and electrical failures. We exercise little or no control over these third parties, which increases our vulnerability to problems with their systems. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs. Any interruption or breach in our systems could adversely affect our business operations or result in the loss of critical or sensitive confidential information or intellectual property, and could result in financial, legal, business and reputational harm to us or allow third parties to gain material, inside information that they use to trade in our securities. To the extent that any disruption or security breach results in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability, our ability to manufacture products could be impaired and our business could be otherwise adversely affected.

Risks Related to Owning our Common Stock and This Offering

We do not plan to pay dividends in the foreseeable future, and, as a result, stockholders will need to sell shares to realize a return on their investment.

We have not declared or paid any cash dividends on our capital stock since inception. We intend to retain any future earnings to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Consequently, you will need to sell your shares of common stock in order to realize a return on your investment and you may not be able to sell your shares at or above the price you paid for them

If you invest in our stock, your investment may be disadvantaged by future funding, if we are able to obtain it.

To the extent we obtain funding by issuance of common stock or securities convertible into common stock, you may suffer significant dilution in percentage of ownership and, if such issuances are below the then value of stockholder equity, in stockholder equity per share. In addition, any debt financing we may secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital with which to pursue our business plan, and to pay dividends. You have no assurance we will be able to obtain any additional financing on terms favorable to us, if at all.

Financial reporting obligations of being a public company in the U.S. are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we will incur significant additional legal, accounting and other expenses. The obligations of being a public company in the U.S. will require significant expenditures and will place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of the stock exchange on which our securities are listed. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

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The market price of our common stock may be volatile.

The market price of our common stock may be highly volatile. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

The market prices and trading volume of our shares of common stock may experience rapid and substantial price volatility which could cause purchasers of our common stock to incur substantial losses.

Recently, the market prices and trading volume of shares of common stock of other small publicly traded with a limited number of shares available to purchasers, have experienced rapid and substantial price volatility unrelated to the financial performance of those companies. Similarly, subsequent to this offering, shares of our common stock may experience similar rapid and substantial price volatility unrelated to our financial performance, which could cause purchasers of our common stock to incur substantial losses, which may be unpredictable and not bear any relationship to our business and financial performance. Extreme fluctuations in the market price of our common stock may occur in response to strong and atypical retail investor interest, including on social media and online forums, the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

If there is extreme market volatility and trading patterns in our common stock, it may create several risks for investors, including the following:

● the market price of our common stock may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals;

● if our future market capitalization reflects trading dynamics unrelated to our financial performance or prospects, purchasers of our common stock could incur substantial losses as prices decline once the level of market volatility has abated;

● if the future market price of our common stock declines, purchasers may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the market of our common stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

Further, we may incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our shares of common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock, including:

● actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our earnings;

● our current inability to pay dividends or other distributions;

● changes in market valuations of similar companies;

● market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

● additions or departures of key personnel;

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● actions by institutional or significant stockholders;

● short interest in our stock and the market response to such short interest;

● the dramatic increase in the number of individual holders of our stock and their participation in social media platforms targeted at speculative investing;

● speculation in the press or investment community about our company or industry;

● strategic actions by us or our competitors, such as acquisitions or other investments;

● legislative, administrative, regulatory or other actions affecting our business, our industry, including positions taken by the Internal Revenue Service (“IRS”);

● investigations, proceedings, or litigation that involve or affect us;

● the occurrence of any of the other risk factors included in this Registration Statement on Form S-1; and

● general market and economic conditions.

We may issue more shares in a future financing or pursuant to existing agreements which will result in substantial dilution.

Our Certificate of Incorporation, as amended, authorizes the issuance of a maximum of 100,000,000 shares of common stock and 25,000,000 shares of blank check preferred stock. Any future merger or acquisition effected by us would result in the issuance of additional securities without stockholder approval and the substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Additionally, we expect to seek additional financing in order to provide working capital to the operating business. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with and following a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

An active trading market for our common stock may not develop, and you may not be able to sell your common stock at or above the public offering price.

Prior to the consummation of this offering, there has been no public market for our common stock. An active trading market for shares of our common stock may never develop or be sustained following this offering. If an active trading market does not develop, you may have difficulty selling your shares of common stock at an attractive price, or at all. The price for our Shares in this offering will be determined by negotiations between us and the underwriters, and it may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell your common stock at or above the public offering price or at any other price or at the time that you would like to sell. An inactive market may also impair our ability to raise capital by selling our common stock, and it may impair our ability to attract and motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our common stock as consideration.

The price of our common stock may fluctuate substantially.

You should consider an investment in our common stock to be risky, and you should invest in our Shares only if you can withstand a significant loss and wide fluctuations in the market value of your investment. We expect that revenue from sales, if any, will fluctuate significantly and our future annual expenses as a percentage of our revenue may be significantly different from those we have recorded in the past. Our financial results may fluctuate from period to period due to a number of factors, including foreign currency exchange rates.

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Other factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this prospectus, are:

●	volatility and limitations in trading volumes of our shares of common stock;

●	our ability to obtain additional financing to fund operations and other business activities;

●	the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors, customers or strategic partners;

●	network outages or security breaches;

●	our ability to attract customers;

●	our ability to obtain the raw materials required to manufacture our products;

●	any penalties or administrative actions resulting from our failure to comply with FDA regulation;

●	unanticipated safety concerns related to the use of our products;

●	failures to meet external expectations or management guidance;

●	changes in our capital structure or dividend policy, future issuances of securities, or sales of large blocks of common stock by our stockholders;

●	our cash position;

●	announcements and events surrounding financing efforts, including debt and equity securities;

●	our inability to enter into new markets or develop new products;

●	reputational issues;

●	competition from existing technologies and products or new technologies and products that may emerge;

●	announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;

●	changes in general economic, political and market conditions in or any of the regions in which we conduct our business;

●	changes in industry conditions or perceptions;

●	changes in valuations of similar companies or groups of companies;

●	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

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●	departures and additions of key personnel;

●	disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;

●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and

●	other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

A sale or perceived sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Our directors, officers, and certain stockholders have agreed not to sell shares of our common stock for a period of 180 days following this offering, subject to extension under specified circumstances. See “Underwriting.” Common stock subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to limitations imposed by Rule 144 under the Securities Act of 1933, as amended. If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. Moreover, the perceived risk of this potential dilution could cause stockholders to attempt to sell their shares and investors to short our common stock. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over medical epidemics, energy costs, geopolitical issues such as the present conflict in Ukraine, the U.S. mortgage market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and share price and could require us to delay or abandon development or commercialization plans.

If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports about our business, our stock price and trading volume may decline.

The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us, our business, our markets and our competitors. We do not control these analysts. If securities analysts do not cover our common stock after the closing of this offering, the lack of research coverage may adversely affect the market price of our common stock. Furthermore, if one or more of the analysts who do cover us downgrade our stock or if those analysts issue other unfavorable commentary about us or our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fails to regularly publish reports on us, we could lose visibility in the market and interest in our stock could decrease, which in turn could cause our stock price or trading volume to decline and may also impair our ability to attract new customers.

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Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.

Following this offering, Gnosiis International, LLC will directly or indirectly beneficially own approximately [●]% of our outstanding shares of common stock. As a result, Gnosiis International, LLC would have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. Accordingly, this concentration of ownership might harm the market price of our common stock by:

●	delaying, deferring or preventing a change in corporate control;

●	impeding a merger, consolidation, takeover or other business combination involving us; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

You will incur immediate dilution as a result of this offering.

If you purchase common stock in this offering, you will pay more for your shares than the net tangible book value of your shares. As a result, you will incur immediate dilution of $[●] per share, representing the difference between the assumed public offering price of $[●] per share and our estimated as adjusted net tangible book value as of June 30, 2024 of $[●] per share. Accordingly, should we be liquidated at our book value, you would not receive the full amount of your investment.

Our Certificate of Incorporation and our Bylaws, and Delaware law may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our Certificate of Incorporation and our Bylaws, and Delaware law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders.

Provisions of our Certificate of Incorporation and our Bylaws and Delaware law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the certificate of incorporation and bylaws and Delaware law, as applicable, among other things:

●	provide the board of directors with the ability to alter the bylaws without stockholder approval;

●	place limitations on the removal of directors;

●	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings; and

●	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our projected financial position and estimated cash burn rate;

●	our estimates regarding expenses, future revenues and capital requirements;

●	our ability to continue as a going concern;

●	our need to raise substantial additional capital to fund our operations;

●	our ability to obtain the necessary regulatory approvals to market and commercialize our products and planned future products;

●	the ultimate impact of the current coronavirus pandemic, or any other health epidemic, on our business, our customers, our competitors, healthcare systems or the global economy as a whole;

●	the results of market research conducted by us or others;

●	our ability to obtain and maintain intellectual property protection for our products and any planned future products;

●	the possibility that a third party may claim we or our third-party licensors have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against claims against us;

●	our reliance on third-party suppliers;

●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel;

●	the potential for us to incur substantial costs resulting from product liability lawsuits against us and the potential for these product liability lawsuits to cause us to limit our commercialization of our products;

●	our ability to operate our facility effectively and manufacture products; and

●	the successful development of our commercialization capabilities, including sales and marketing capabilities.

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These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of common stock in this offering will be approximately $[●] million, based on an assumed public offering price of $[●] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their over-allotment option to purchase additional shares in full, we estimate that the net proceeds from this offering will be approximately $[●].

We intend to use the net proceeds as follows: We intend to use approximately $[●] million for upgrading equipment at our Eufaula facility, approximately $[●] million for working capital, and approximately $[●] million to repay certain of our outstanding debt obligations, which amount includes accrued and unpaid interest through the date of repayment.

The approximately $[●] million for updating equipment would be used to fund the following:

●	Upgrading Line 4 for production of gloves
●	Upgrading Line 2 for production of gloves
●	Purchase of additional chlorinators for glove production

From the approximately $[●] million allocated to working capital, it is possible that a certain amount may be used to repay certain of our debt obligations, the amount of which will depend upon whether and the extent to which the holders of such debt elect to convert such debt into equity of the Company.

A $1.00 increase or decrease in the assumed public offering price of $[●] per share would increase or decrease the net proceeds from this offering by approximately $[●], assuming that the number of shares offered by us, as set forth on the cover page of this prospectus remains the same and after deducting the estimated underwriting discounts and commissions and non-accountable expense allowance payable to the underwriters.

This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans, financial condition and business conditions. The proceeds of the Offering will be insufficient to fully implement our business plan. We will need to seek additional funds through public or private equity or debt financings or other sources. If we do not successfully raise such monies, we will be unable to implement our business plan. Our management will retain broad discretion over the allocation of the net proceeds from this offering and our existing cash.

In the ordinary course of our business, we expect to from time to time evaluate the acquisition of, investment in or in-license of complementary products, technologies or businesses, and we could use a portion of the net proceeds from this offering for such activities. We currently do not have any agreements, arrangements or commitments with respect to any potential acquisition, investment or license.

Pending our use of the net proceeds from this offering, we intend to also invest a portion of such net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and government securities.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2024, as follows:

●	on an actual basis;

●	on a pro forma basis , based on the assumed initial public offering price of $[●] per share, which is the midpoint of the price range set forth on the cover page of this prospectus; and

●	on a pro forma as adjusted basis to give further effect to our issuance and sale of shares of our common stock in this offering at an assumed initial public offering price of $[●] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us of $[●] million and therefore providing net proceeds of approximately $[●] million.

The pro forma as adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this information in conjunction with our financial statements and the related notes included elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information contained in this prospectus.

	As of June 30, 2024
	Actual	Pro forma	Pro Forma as adjusted

Cash and cash equivalents	$-
Current portion of notes payable, net	1,053,879
Current portion of Convertible debt, net	4,710,752
Convertible debt – long term, net	5,145,206
Total debt	10,909,837
Stockholders’ (deficit) equity
Common stock, $0.0001 par value, 100,000,000 shares authorized, and 52,895,829 shares issued and outstanding as of June 30, 2024, pro forma and pro forma as adjusted	5,290
Additional paid-in capital	54,155,598
Accumulated deficit	(71,796,724)
Total stockholders’ (deficit) equity	(17,635,836)
Total capitalization	$(6,725,999)

(1)	Each $1.00 increase (decrease) in the assumed initial public offering price of $[●] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, total equity and total capitalization by $[●] million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 0.1 million shares in the number of shares offered by us at the assumed initial public offering price per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, total equity and total capitalization by approximately $[●] million.

The number of shares of common stock on a pro forma and pro forma as adjusted basis set forth in the table above is based on 52,895,829 shares of our common stock outstanding as of June 30, 2024.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the assumed initial public offering price of $[●] per share (the mid-point of the range appearing on the front cover of this prospectus) and the pro forma as adjusted net tangible book value per share of our common stock immediately upon the consummation of this offering. Pro forma net tangible book value per share represents the book value of our tangible assets less the book value of our total liabilities divided by the number of shares of common stock then issued and outstanding.

As of June 30, 2024 we had a pro forma historical net tangible book value of $[●], or $[●] per share of common stock, based on [●] shares of common stock deemed outstanding pro forma as of June 30, 2024.

After giving effect to the issuance and sale of [●] shares of our common stock in this offering at an assumed public offering price of $[●] per share, and after deducting estimated underwriting discounts and commissions, the non-accountable expense allowance payable to the underwriters, and estimated offering costs payable by us, our pro forma as adjusted net tangible book value as of June 30, 2024 would have been $[●], or $[●] per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of $[●] to existing stockholders and immediate dilution of $[●] in pro forma as adjusted net tangible book value per share to new investors purchasing common stock in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$
Pro forma net tangible book value per share as of June 30, 2024	$
Increase in pro forma net tangible book value per share attributable to new investors purchasing common stock in this offering

Pro forma as adjusted net tangible book value per share after this offering

Dilution per share to new investors purchasing shares in this offering		$

The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing. A $1.00 increase in the assumed public offering price of $[●] per share , which is the midpoint of the price range set forth on the cover page of this prospectus, would increase our pro forma net tangible book value after this offering by approximately $[●] per share and the dilution to new investors purchasing common stock in this offering by approximately $[●] per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discount and commissions and the non-accountable expense allowance payable to the underwriters. A $1.00 decrease in the assumed public offering price of $[●] per Share, which is the midpoint of the price range set forth on the cover page of this prospectus, would decrease our pro forma net tangible book value after this offering by approximately $[●] per share and the dilution to new investors purchasing common stock in this offering by approximately $[●] per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discount and commissions and the non-accountable expense allowance payable to the underwriters.

An Increase of 500,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase our pro forma net tangible book value after this offering by approximately $[●] per share and decrease the dilution to new investors purchasing common stock in this offering by approximately $[●] per share, assuming no change in the assumed public offering price per share and after deducting estimated underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters. A decrease of 500,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would decrease our pro forma net tangible book value after this offering by approximately $[●] per share and increase the dilution to new investors purchasing common stock in this offering by approximately $[●] per share, assuming no change in the assumed public offering price per share and after deducting estimated underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters.

If the underwriters exercise their option to purchase additional shares in full, the as adjusted net tangible book value per share after giving effect to the offering would be $[●] per share. This represents an increase in as adjusted net tangible book value of $[●] per share to existing stockholders and dilution in as adjusted net tangible book value of $[●] per share to new investors.

To the extent that stock options are exercised, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This management’s discussion and analysis (“MD&A”) of the financial condition and results of operations of Industries of the Americas, Inc. and its subsidiaries is supplemental to, and should be read in conjunction with, our unaudited financial statements for the six months ended June 30, 2024 and 2023 and our audited financial statements for the years ended December 31, 2023 and 2022 contained elsewhere in this prospectus. The discussion in this section contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. Actual future results could differ materially from those discussed below for many reasons, including those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections in this prospectus.

Our financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Company Overview

Industries of the Americas, Inc. is a U.S.-based industrial supplies company with industrial hardware and infrastructure for the manufacturing of natural rubber and safety supplies. We are in the process of retrofitting and refurbishing a production facility for manufacturing dipped latex products, thermal packs, surgical marking products, and disposable scalpels. We own a variety of machinery and equipment capable of producing dipped latex products and thermal packs. With this equipment, we are currently producing industrial grade powdered latex gloves and disposable cold packs. Eventually we plan to produce additional latex products, such as latex exam and surgical gloves and condoms, additional varieties of thermal packs, and eventually surgical marking products and disposable scalpels.

Our manufacturing facility is located in Eufaula, Alabama. The Eufaula facility has direct rail access to the ports of Savannah, Georgia and Mobile, Alabama. We acquired and rehabilitated two factories on our 13.7 acre industrial campus in Alabama to manufacture essential products in the United States at pricing and quality that competes with Asian imports. One of these factories holds a major piece of natural rubber hardware comprising approximately 100,000 square feet of structure and from which we introduced the American Safety Glove, a domestically manufactured natural rubber glove for the industrial markets. The second factory manufactures safety supplies including cold and hot packs.

The forthcoming phase is to now push the first two product lines through distribution and sales and roll out additional products. Our goal is to identify market opportunities to expand our industrial base, with the goal of methodically competing with Asian imports across product categories on both quality and price, with robust market opportunities and plans for expansion. As of the date of this prospectus, we have not generated revenue from the manufacture and sale of our products. All of the products that we have sold to date have been sourced from third parties.

Key Factors Affecting Our Performance

Upgrading our Eufaula Facility and Equipment

Our ability to generate revenues is dependent on our ability to upgrade the equipment at our Eufaula facility and bring additional equipment online to increase production dipped latex products and thermal packs and to begin producing additional products. We plan to use the proceeds of this offering in part for this purpose.

Third-Party Suppliers

As with others in the rubber industry, we rely on third parties to supply our raw materials. We purchase such raw materials from brokers operating out of the Port of Savannah, Georgia. Our suppliers include three suppliers based in South America and a global supplier headquartered in the United Kingdom. Our operations could be adversely affected by global raw material shortages, the volatility of raw material prices and supply chain disruption, including our ability to timely and cost effectively ship raw materials to our Eufaula facility, although to date we have not experienced any material adverse events due to these factors.

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Public Company Costs

Our common stock will be registered with the SEC and listed on Nasdaq, which will require us to hire additional personnel and implement public company procedures and processes. We expect to incur additional annual expenses as a public company for internal controls compliance and public company reporting obligations, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Critical Accounting Policies and Estimates

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the regulations of the United States Securities and Exchange Commission.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Estimates are used when accounting for items such as allowance for doubtful accounts, valuation of convertible debt derivative liability, valuation of our common stock and stock-based compensation, income taxes and commitments. Actual results could differ from these estimates.

Cash and Cash Equivalents

We consider highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. We had cash of $0 and $9,275 as of June 30, 2024 and December 31, 2023, respectively. There were no cash equivalents as of June 30, 2024 and December 31, 2023.

Inventory

Inventories primarily consist of raw and finished goods to be sold to fulfill customer orders. Inventory is stated at the lower of cost (first-in, first-out) or net realizable value. Management reviews the age of inventories for obsolescence and determined that a reserve for obsolescence was not required as of June 30, 2024 and December 31, 2023, respectively.

Marketable Securities

Our portfolio of marketable securities is comprised of investments in money market funds that invest in U.S. government securities and equity securities, which were purchased during 2021. Our marketable securities are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of trading securities would be included in the accompanying statement of operations, to which there were $0 and $1,228 during the six months ended June 30, 2024 and 2023, respectively. Also, there were ($62) and ($107,521) during the year ended December 31, 2023, and 2022, respectively. The estimated fair values of marketable securities are determined using inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources. Interest income from securities is recorded on the accrual basis and dividends from securities are recorded on the ex-dividend date.

We had $3,583 in marketable securities as of June 30, 2024 and December 31, 2023, respectively.

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Property and Equipment, Net

Property and equipment is stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in the condensed consolidated statement of operations or the period in which the disposal occurred. We compute depreciation utilizing estimated useful lives, as stated below:

Property and Equipment, net Categories	Estimated Useful Life
Buildings	40 Years
Land	Indefinite
Machinery and equipment	7-10 Years
Furniture and equipment	5-7 Years

Management regularly reviews property and equipment for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Based on management’s assessment, there were no indicators of impairment of our property and equipment as of June 30, 2024 and December 31, 2023, respectively.

Leases

We assess whether a contract is or contains a lease at inception of the contract and recognizes right-of-use assets (“ROU”) and corresponding lease liabilities at the lease commencement date. The lease term is used to calculate the lease liability, which includes options to extend or terminate the lease when it is reasonably certain that the option will be exercised. The leases we currently hold do not have implicit borrowing rates, therefore we utilize our incremental borrowing rate to measure the ROU assets and liabilities. Operating lease expense is generally recognized on a straight-line basis over the lease term. All leases that have lease terms of one year or less are considered short-term leases, and therefore are not recorded through a ROU asset or liability. As of June 30, 2024 and December 31, 2023, we did not have any active leases and therefore there was no ROU or lease liability recorded on the balance sheet.

Fair Value Measurements

ASC 820 “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements.

The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

Level 1- fair value measurements are those derived from quoted prices (unadjusted in active markets for identical assets or liabilities);

Level 2- fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and

Level 3- fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Financial instruments classified as Level 1 quoted prices in active markets include cash and cash equivalents.

These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates.

In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

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Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management for the respective periods. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalents, short-term notes payable, accounts payable and accrued expenses. The carrying value of long-term debt is approximate to fair value, as the variable interest rates are approximate to current market rates. We measured our derivative liabilities at fair value on a recurring basis using level 3 inputs.

See Note 7 for further discussion of financial instruments that are carried at fair value on a recurring basis.

		Fair Value Measurements at June 30, 2024 using:
	June 30, 2024	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Liabilities	$—	—	—	$—
Derivative Liabilities	$4,395,803	—	—	$4,395,803

		Fair Value Measurements at December 31, 2023 using:
	December 31, 2023	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Liabilities	$—	—	—	$—
Derivative Liabilities	$4,219,241	—	—	$4,219,241

		Fair Value Measurements at December 31, 2022 using:
	December 31, 2022	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Liabilities	$—	—	—	$—
Derivative Liabilities	$4,276,310	—	—	$4,276,310

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Fair value of common stock

Our common stock is not yet publicly traded, and it is required to estimate the fair value of common stock. The fair value of the shares of common stock underlying the common stock issued to employees and non-employees, certain note holders as origination fees, and to determine the fair value of the convertible debt liability has historically been determined by our management and approved by our Board of Directors. All our common stock are intended to be granted with an exercise price per share no less than the fair value per share of our common stock, based on the information known to us on the date of grant. In the absence of a public trading market for our common stock, on each issuance or reporting date the management develops an estimate of the fair value of our common stock in order to determine the value of common stock issued to non-employees, certain note holders as origination fees, and the fair value of the convertible debt liability. Management determinations of the fair value of our common stock were made using methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants Accounting and Valuation Guide: Valuation of Privately Held Company Equity Securities Issued as Compensation, or the Practice Aid. Because our common stock is not publicly traded, estimating their fair values can be highly complex and subjective.

Management considers various objective and subjective factors to determine the fair value of our common stock, including:

●	valuations of our common stock performed with the assistance of independent third-party valuation specialists;

●	our stage of development and business strategy, and the material risks related to our business and industry;

●	our results of operations and financial position, including our levels of available capital resources;

●	the valuation of publicly traded companies in medical instrument and supply manufacturing industry;

●	the lack of marketability of our common stock;

●	the likelihood of achieving a liquidity event for the holders of our common stock, such as an initial public offering or a sale of the Company, given prevailing market conditions;

●	trends and developments in medical instrument and supply manufacturing industry; and

●	external market conditions affecting the companies in medical instrument and supply manufacturing industry.

The Practice Aid prescribes several valuation approaches for setting the value of an enterprise, such as the cost, income and market approaches, and various methodologies for allocating the value of an enterprise to its common stock. The cost approach establishes the value of an enterprise based on the cost of reproducing or replacing the property less depreciation and functional or economic obsolescence, if present. The income approach establishes the value of an enterprise based on the present value of future cash flows that are reasonably reflective of our future operations, discounting to the present value with an appropriate risk adjusted discount rate or capitalization rate. The market approach is based on the assumption that the value of an asset is equal to the value of a substitute asset with the same characteristics.

Our valuation approach used in the periods presented is consistent with the previous valuation used in prior periods. Management carefully evaluated the income, market, and cost approaches at the valuation dates and believes the income approach continues to provide the most compelling evidence. Accordingly, we used the income approach as our primary approach. Both the market approach and cost approach were considered, but not used. The income approach used considered several key assumptions that are made to estimate the fair market value of a company’s common stock, such as assumptions about the our future revenue and operating expenses, weighted average cost of capital, term to liquidity, and industry outlook.

The change in assumptions used within the income approach within the current period presented reflected the adjustments to term to liquidity (shortened the term to liquidity and increased the probabilities of a liquidity event in the near term due to timing of current IPO process), decrease in weighted average cost of capital (decreased the company-specific risk premium given an decrease in forecast risk as it relates to our future execution given potential future customer orders) as well as changes in our forecast and industry outlook.

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These assumptions are subjective and generally require significant analysis and judgment to develop.

The estimated fair value of our common stock also reflects a discount for lack of marketability, which considers that we are a closely held entity with a diversified shareholder base and is partially based on the anticipated likelihood and timing of a future liquidity event for the subject shares.

Following the completion of this offering, the fair value of our common stock will be based on the closing quoted market price of our common stock as reported on the date of grant on the primary stock exchange on which our common stock is traded. Estimating the fair value of our common stock will not be necessary to determine the fair values of new awards once the underlying shares begin trading.

Share-Based Compensation

We account for share-based payments under the guidance as set forth in the Share-Based Payment Topic 718 of the FASB Accounting Standards Codification, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, officers, directors, and consultants, including employee stock options, based on estimated fair values. We estimate the fair value of stock option and warrant awards to employees and directors on the date of grant using an option-pricing model, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in our Statements of Operations. Our common stock is not yet publicly traded, and it is required to estimate the fair value of common stock. The fair value of the shares of common stock underlying the employee stock options and restricted common stock issued to employees and non-employees has been determined by our management and approved by our Board of Directors, see the subsection entitled “—Fair value of common stock” for more information. We estimated fair value of restricted stock awards to employees, non-employees, and directors of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in our Statements of Operations.

Convertible Instruments

We evaluate our convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with the FASB ASC Topic 815 “Derivatives and Hedging” (“ASC 815”). The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded in earnings each period as non-operating, non-cash income or expense. We reassess the classification of our derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument. We allocate proceeds based on the relative fair values of the debt and equity components.

The Black-Scholes option valuation model was used to estimate the fair value of the embedded conversion options. Our valuation approach is consistent with the previous valuation used in prior periods. The inputs used involve management’s judgment and may impact net gain or loss.

Estimating the fair value of the embedded conversion options as of the date if the issuance and end of each reporting period using valuation models, such as the Black-Scholes option pricing model, is affected by assumptions regarding a number of variables, including:

●	Fair Value of Common Stock — See the subsection entitled “—Fair value of common stock” for more information.

●	Expected Term — Expected term represents the anticipated date when the convertible note will convert into equity. This could depend on the expected timeline for a triggering event, such as the completion of a qualifying financing round or the maturity date of the note.

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●

Expected Volatility — Expected volatility is estimated from the average historical volatilities of publicly traded companies within the medical instrument and supply manufacturing industry that are considered to be comparable to our business over a period approximately equal to the expected term for embedded conversion options. We will continue to apply this process until a sufficient amount of historical information regarding the volatility of our own stock price becomes available.

●	Expected Dividend — We have not paid and do not anticipate paying any dividends in the near future. Accordingly, we have estimated the dividend yield to be zero.

●	Risk-Free Interest Rate—The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero-coupon notes with remaining terms corresponding with the expected term of the option.

Changes in the assumptions can materially affect the fair value. These inputs are subjective and generally require significant analysis and judgment to develop.

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist of cash and cash equivalents. We place our cash and temporary cash investments with credit quality financial institutions. At times, such amounts may be in excess of the FDIC $250,000 insurance limit. We do not anticipate incurring any losses related to these credit risks.

Revenue Recognition

We account for revenue in accordance with ASC 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected.

We recognize revenues when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that we expect to receive in exchange for those goods or services. We apply the following five steps in order to determine the appropriate amount of revenue to be recognized as we fulfill our obligations under each of our agreements:

1. Identify the contract with a customer.

2. Identify the performance obligations in the contract.

3. Determine the transaction price of the contract.

4. Allocate the transaction price to the performance obligations in the contract.

5. Recognize revenue when the performance obligations are met or delivered.

Our operating revenues are 100% product sales, all of which were manufactured by third parties. Revenues are recognized when we complete our performance obligations and the products are delivered to the customer. Our performance obligations to deliver products are satisfied at the point in time when control is transferred, and products are received by the customer. This occurs when the customer has legal title to and physical possession of the product, the customer has accepted the product, the significant risks and rewards of ownership have been transferred to the customer, and we have the present right to payment. The transaction price is determined based on the consideration to which we will be entitled in exchange for transferring products to the customer, which is comprised of fixed consideration. To the extent that the transaction price includes variable consideration, we estimate the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method, depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in our judgement, it is probable that a significant future reversal of cumulative revenue recognized will not occur.

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We consider ourself to be the principal in the sale transactions of products produced by third parties and records revenue and costs of goods sold on a gross basis.

We have elected to adopt the practical expedient in ASC 606-10-25-18(b), for shipping and handling activities performed after a customer obtains control of the product, We elected to account for shipping and handling as activities to fulfill the promise to transfer the product and accrues for the related costs.

The timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivables are recorded at the invoiced amount, net of an allowance for doubtful accounts. A receivable is recognized in the period that we deliver goods or provides services, or when its right to consideration is unconditional. Payment terms on invoiced amounts are typically 30 days.

We may receive a payment in excess of revenue recognized to that date. In these circumstances, a contract liability is recorded and classified as Deferred Revenues. Contract liabilities are derecognized when the performance obligations are satisfied, and revenue is recognized.

We have not earned revenues from the manufacture of its products during the six months ended June 30, 2024 and 2023 and years ended December 31, 2023 and 2022. During the six months ended June 30, 2024 and the year ended December 31, 2022, we generated revenue from the sale of third party manufactured products.

Stock-Based Compensation

We may issue stock options, warrants and restricted stock to employees and non-employees for services rendered. We account for share-based payments under the guidance as set forth in the Share-Based Payment Topic 718 of the FASB Accounting Standards Codification, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, officers, directors, and consultants, including employee stock options, based on estimated fair values. We estimate the fair value of stock option and warrant awards to employees and directors on the date of grant using an option-pricing model, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in our Statements of Operations. We estimate the fair value of restricted stock awards to employees and directors using the market price of our common stock on the date of grant, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in our Statements of Operations.

Income taxes

We follow the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

We recognize accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of June 30, 2024 and December 31, 2023, respectively

Net Loss Per Common Share

We compute net loss per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the year. Diluted earnings per share includes the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. The dilutive effect of potentially dilutive securities is reflected in diluted net income per share if the exercise prices were lower than the average fair market value of common shares during the reporting period. Potential common shares are excluded from the computation when their effect is antidilutive. Basic and diluted net loss per common share is the same for the years ended December 31, 2023, and 2022 because we have only incurred losses and all potentially dilutive securities are anti-dilutive.

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The following table reflects the calculation of basic and diluted net loss per common share as of December 31, 2023, and 2022:

	December 31,
		(Restated)
	2023	2022
Numerator
Net loss	$(9,076,128)	$(13,876,781)
Denominator
Weighted average shares outstanding, basic and diluted	52,120,497	51,173,477
Net loss per share, basic and diluted	$(0.17)	$(0.27)

Recently Adopted Accounting Standards

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (“ASU 2016-13”), which requires the measurement of expected credit losses for financial instruments carried at amortized cost, such as accounts receivable, held at the reporting date based on historical experience, current conditions, and reasonable forecasts. The main objective of this ASU is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. The Company adopted this ASU as of January 1, 2023. The adoption did not have a material impact on the Company’s financial statements.

In August 2017, the FASB issued Accounting Standards Update No. 2017-12, Derivatives and Hedging (Topic 815): The amendments in the update make targeted improvements to the optional hedge accounting model with the objective of improving hedge accounting to better portray the economic results in a company’s financial statements. Prior to the issuance of the amendments in Update 2017-12, companies struggled with achieving fair value hedge accounting for interest rate risk hedges of portfolios of prepayable financial assets. The amendments in this update will apply to all entities that elect to apply the portfolio layer method of hedge accounting in accordance with Topic 815. The amendments in this update are effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. We determined that this update did not have a material impact on the financial statements upon adoption on January 1, 2023.

Recently Issued Accounting Standards

We have reviewed the recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC. We determined that these pronouncements do not have a material impact on our current or anticipated consolidated financial statement presentation or disclosures.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas.

The new standard became effective for us beginning January 1, 2024, using either a modified retrospective or a fully retrospective method of transition and early adoption was permitted. Management is currently evaluating the impact of the new standard on our financial statements.

Our management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our financial statements.

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Results of Operations

Three Month Period Ended June 30, 2024 Compared to the Three Month Period Ended June 30, 2023

The following table summarizes our results of operations for the three months ended June 30, 2024 and 2023:

	June 30,	June 30,
	2024	2023

Product revenue	$222	$1,032
Cost of sales	—	8,875
Gross Profit (Loss)	222	(7,843)

Operating expenses:
General and administrative expenses	727,574	530,798
Stock based compensation	1,500,800	44,800
Total Operating Expenses	2,228,374	575,598

LOSS FROM OPERATIONS	(2,228,152)	(583,441)

OTHER INCOME (EXPENSE):
Interest expense, net	(283,327)	(210,087)
Rental Income	1,500	—
Realized and unrealized loss on investments	—	1,111
Amortization of debt issuance costs	(1,746)	(443,378)
Dividend & interest	—	—
Gain/Loss on Sale of Assets	(12,544)	—
Change in fair value of convertible debt derivative liability	(107,396)	—
Total Other Income (Expense)	(403,513)	(652,354)

Net loss before taxes	(2,631,665)	(1,235,795)
Income tax provision (benefit)	—	—
Net loss	$(2,631,665)	$(1,235,795)

Net loss per share, basic and diluted	$(0.05)	$(0.02)
Weighted average shares outstanding, basic and diluted	52,560,829	51,868,619

Revenues

We did not earn revenues from the manufacture of our own products during the three months ended June 30, 2024 and 2034. We sold products that were manufactured by third parties during the three months ended June 30, 2024 and 2023. During the three months ended June 30, 2024, we recognized revenue of $222 and incurred cost of sales of $0. During the three months ended June 30, 2023, we recognized revenue of $1,032 and incurred cost of sales of $8,875.

General and Administrative

We recognized general and administrative expenses of $727,574 and $530,798 for the three months ended June 30, 2024 and 2023, respectively, an increase of $196,776 or 37%. The increase was primarily due to increases in stock based compensation, marketing expenses, and legal and accounting fees, net of a decrease in labor costs due to reduced operational activity at our plant.

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Other Expenses

Other expenses are comprised of the following:

●	Interest expense of $283,327 and $210,087 for the three months ended June 30, 2024 and 2023, respectively, an increase of $73,240 or 35%.

●

Amortization of debt issuance costs of $1,746 and $443,378 for the three months ended June 30, 2024 and 2023, respectively, a decrease of $441,632 or 99%. The debt issuance costs are related to issuance of shares of common stock at no charge to certain noteholders as an origination fee related to the issuance of promissory notes. The shares were valued using the common stock fair value at the issuance date which significantly varies year over year.

●	Rental income costs of $1,500 and $0 for the three months ended June 30, 2024 and 2023, respectively.

●	Realized and unrealized loss on investments of $0 and $1,111 for the three months ended June 30, 2024 and 2023, respectively.

●	Gain (Loss) on sale of assets of ($12,544) and $0 for the three months ended June 30, 2024 and 2023, respectively.

●	Change in the fair value of convertible debt derivative liabilities of ($107,396) and $0 for the three months ended June 30, 2024 and 2023, respectively.

Net Loss

We recorded a net loss of $2,631,665 and $1,235,795 for the three months ended June 30, 2024 and 2023, respectively, a decrease of $1,395,870 or 113% due to the items and explanations detailed above.

Net Loss Per Share

The net loss per share decreased by $0.03 from June 30, 2023 due to the decrease in the net loss of $1,395,870, caused by items and explanations detailed above.

Results of Operations

Six Month Period Ended June 30, 2024 Compared to the Six Month Period Ended June 30, 2023

The following table summarizes our results of operations for the six months ended June 30, 2024 and 2023:

	June 30,	June 30,
	2024	2023

Product revenue	$437	$2,313
Cost of sales	—	58,512
Gross Profit (Loss)	437	(56,199)

Operating expenses:
General and administrative expenses	932,968	717,646
Stock based compensation	1,500,800	1,556,800
Total Operating Expenses	2,433,768	2,274,446

LOSS FROM OPERATIONS	(2,433,331)	(2,330,645)

OTHER INCOME (EXPENSE):
Interest expense, net	(532,497)	(382,164)
Rental Income	3,000	—
Realized and unrealized loss on investments	—	1,228
Amortization of debt issuance costs	(3,492)	(886,756)
Dividend & interest	—	1
Gain/Loss on Sale of Assets	(12,544)	(4,052)
Change in fair value of convertible debt derivative liability	(176,562)	—
Total Other Income (Expense)	(722,095)	(1,271,743)

Net loss before taxes	(3,155,426)	(3,602,388)
Income tax provision (benefit)	—	—
Net loss	$(3,155,426)	$(3,602,388)

Net loss per share, basic and diluted	$(0.06)	$(0.07)
Weighted average shares outstanding, basic and diluted	52,816,243	51,805,010

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Revenues

We did not earn revenues from the manufacture of our own products during the six months ended June 30, 2024 and 2034. We sold products that were manufactured by third parties during the six months ended June 30, 2024 and 2023. During the six months ended June 30, 2024, we recognized revenue of $437 and incurred cost of sales of $0. During the six months ended June 30, 2023, we recognized revenue of $2,313 and incurred cost of sales of $58,512.

General and Administrative

We recognized general and administrative expenses of $932,968 and $717,646 for the six months ended June 30, 2024 and 2023, respectively, an increase of $215,332 or 30%. This increase was primarily due to increases in stock based compensation, marketing expenses, and legal and accounting fees, net of a decrease in labor costs due to reduced operational activity at our plant.

Other Expenses

Other expenses are comprised of the following:

●	Interest expense of $532,497 and $382,164 for the six months ended June 30, 2024 and 2023, respectively, an increase of $150,333 or 39%.

●

Amortization of debt issuance costs of $3,492 and $886,756 for the six months ended June 30, 2024 and 2023, respectively, a decrease of $883,264 or 99%. The debt issuance costs are related to issuance of shares of common stock at no charge to certain noteholders as an origination fee related to the issuance of promissory notes. The shares were valued using the common stock fair value at the issuance date which significantly varies year over year.

●	Rental income costs of $3,000 and $0 for the six months ended June 30, 2024 and 2023, respectively.

●	Realized and unrealized loss on investments of $0 and $1,228 for the six months ended June 30, 2024 and 2023, respectively.

●	Gain (Loss) on sale of assets of ($12,544) and ($4,052) for the six months ended June 30, 2024 and 2023, respectively.

●	Change in the fair value of convertible debt derivative liabilities of ($176,562) and $0 for the six months ended June 30, 2024 and 2023, respectively.

Net Loss

We recorded a net loss of $3,155,426 and $3,602,388 for the six months ended June 30, 2024 and 2023, respectively, an increase of $446,962, or 12%, due to the items and explanations detailed above.

Net Loss Per Share

The net loss per share increased by $0.01 from June 30, 2023 from $(0.07) to $(0.06) due to the increase in the net loss of $446,962, caused by items and explanations detailed above.

Liquidity and Capital Resources

Sources of Liquidity

We have not generated revenue from the manufacture and sale of our own products. We have thus far funded our operations through the sale of equity and the incurrence of debt.

As of June 30, 2024, we had cash and cash equivalents of $0 and held marketable securities of approximately $3,583 which can be liquidated into cash within a short time period. For the six months ended June 30, 2024, we used $65,022 in operating activities and provided $55,747 through financing activities resulting in a net cash decrease of $9,275 during the period.

As of June 30, 2023, we had cash and cash equivalents of $2,956 and held marketable securities of approximately $11,126 which can be liquidated into cash within a short time period. For the six months ended June 30, 2023, we used $63,274 in operating activities, provided $24,440 in investing activities through the sale of fixed assets, and provided $40,396 through financing activities resulting in a net cash increase of $1,562 during the period.

Cash, Cash Equivalents, and Cash Flows

The following table summarizes our cash flows for the periods indicated (amounts are rounded to the nearest thousands):

	June 30,	June 30,
	2024	2023

Net cash provided by (used in):
Operating activities	$(77,332)	$(63,274)
Investing activities	12,310	24,440
Financing activities	55,747	40,396
Net increase (decrease) in cash	$(9,275)	$1,562

Operating Activities

Net cash used in operating activities was $77,332 for the six months ended June 30, 2024 and was made up primarily by the net loss of $3,155,426 and partially offset by depreciation and amortization, changes in fair value of derivative liability, stock-based compensation, gain or loss on sale of assets, and amortization of debt discount and debt costs of $295,883, $176,562, $1,500,800, $12,544, and $3,492, respectively. Operating liabilities increased by a total of $1,089,421.

Net cash used by operating activities was $63,274 for the six months ended June 30, 2023, which was made up primarily by the net loss of $3,602,388 and partially offset by depreciation and amortization, stock-based compensation, gain or loss on sale of assets, and amortization of debt discount and debt costs of $281,656, $1,556,800, $4,052, and $886,756, respectively. Operating assets decreased by $43,952 while operating liabilities increased by a total of $765,898.

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Investing Activities

Cash provided by investing activities was $12,310 and $24,440 in the six months ended June 30, 2024 and 2023, respectively.

Financing Activities

Cash provided by financing activities for the six months ended June 30, 2024 was $55,747 due to proceeds from convertible notes payable of $77,500. This is partially offset through the payment of $22,000 on the related party line of credit.

Cash provided by financing activities for the six months ended June 30, 2023 was $40,396 due to proceeds from a related party line of credit of $77,696. This was partially offset through the payment of $37,300 on a related party line of credit.

We have sustained net losses since inception and do not have sufficient revenues and income to fully fund our operations. As a result, we have relied on equity and debt financing to fund its activities to date. Our ability to raise funds through equity or debt is subject to many risks and uncertainties and, even if we are successful, future equity issuances would result in dilution to our existing stockholders, and any future debt or debt securities may contain covenants that may limit our operations or ability to enter into certain transactions.

Working Capital Deficit

As of June 30, 2024, we had a working capital deficit of $13,672,147 and an accumulated deficit of $71,796,724.

Results of Operations

Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022

The following table summarizes our results of operations for the years ended December 31, 2023 and 2022:

	December 31,	December 31,
	2023	2022 (As Restated)
Product Revenue	$71,773	$6,022
Cost of Sales	215,516	147,923
Gross Profit (Loss)	(143,743)	(141,901)

Operating expenses:
General and administrative expenses	1,680,110	5,174,827
Stock based compensation	4,637,472	3,200,895
Total Operating Expenses	6,317,582	8,375,722

Loss from Operations	(6,461,325)	(8,517,623)

Other Income (Expense):
Interest expense, net	(894,361)	(683,884)
Realized and unrealized loss on investments	(62)	(107,521)
Amortization of debt issuance costs	(1,773,512)	(3,735,271)
Dividend & interest	(1)	4,180
Gain (Loss) on Sale of Assets	(3,938)	-
Change in fair value of convertible debt derivative liability	57,069	(836,662)
Total Other Income (Expense)	(2,614,803)	(5,359,158)

Net loss before taxes	(9,076,128)	(13,876,781)
Income tax provision (benefit)	-	-
Net loss	$(9,076,128)	$(13,876,781)

Net loss per share, basic and diluted	$(0.17)	$(0.27)
Weighted average shares outstanding, basic and diluted	52,120,497	51,173,477

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Revenues

We did not earn revenues from the manufacture of our own products during the years ended December 31, 2023 and 2022. We sold products that were manufactured by third parties during the years ended December 31, 2023 and 2022. During the year ended December 31, 2023, we recognized revenue of $71,773 and incurred cost of sales of $59,344. During the year ended December 31, 2022, we recognized revenue of $6,022 and incurred cost of sales of $147,923.

General and Administrative

We recognized general and administrative expenses of $6,317,582 and $8,375,722 for the years ended December 31, 2023 and 2022, respectively, a decrease of $2,058,141, or 25%. This decrease was mainly due to the decrease in contract labor costs ($1.6 million as a result of a substantial decrease in labor costs due to reduced operational activity at our plant), and decreases in repairs and maintenance, utilities, and meals expenses ($0.3 million, $0.3 million, and $0.2 million, respectively, due to reduced operational activity at the plant). Another factor which contributed to the change was a reduction in professional fees ($1.0 million reduction due to the cessation of certain engineering and manufacturing support) offset by an increase in stock issued for services ($1.4 million increase in legal and other professional services in connection with reorganization of the Company and the SEC registration filing process).

Other Expenses

Other expenses are comprised of the following:

●	Interest expense of $894,361 and $683,884 for the years ended December 31, 2023 and 2022, respectively, resulting in an increase of $210,477, or 31%.

●

Amortization of debt issuance costs of $1,773,512 and $3,735,271 for the years ended December 31, 2023 and 2022, respectively, resulting in a decrease of $1,961,759, or 53%. The debt issuance costs are related to issuance of shares of common stock at no charge to certain noteholders as an origination fee related to the issuance of promissory notes. The shares were valued using the common stock fair value at the issuance date.

●	Realized and unrealized loss on investments of $62 and $107,521 for the years ended December 31, 2023 and 2022, respectively, resulting in a decrease of $107,459 or 99%.

●	Dividend and interest expense of $1 and $4,180 for the years ended December 31, 2023 and 2022, respectively.

●	Gain (Loss) on sale of assets of $3,938 and $0 for the years ended December 31, 2023 and 2022, respectively.

●	Change in the fair value of convertible debt derivative liabilities of $57,069 and ($836,662) for the years ended December 31, 2023 and 2022, respectively.

Net Loss

We recorded a net loss of $9,076,128 and $13,876,781 for the years ended December 31, 2023 and 2022, respectively, an increase of $4,800,653 due to the items and explanations detailed above.

Net Loss Per Share

The net loss per share increased by $0.10 from 2022 due to the increase in the net loss of $4,800,653, caused by items and explanations detailed above.

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Liquidity and Capital Resources

Sources of Liquidity

We have not generated revenue from the manufacture and sale of our own products. We have thus far funded our operations through the sale of equity and the incurrence of debt.

As of December 31, 2023, we had cash and cash equivalents of $9,275 and held marketable securities of approximately $3,583 which can be liquidated into cash within a short time period. For the year ended December 31, 2023, we used $588,029 in operating activities and provided $571,469 through financing activities resulting in a net cash increase of $7,880 year over year.

As of December 31, 2022, we had cash and cash equivalents of $1,395 and held marketable securities of approximately $46,203 which can be liquidated into cash within a short time period. For the year ended December 31, 2022, we used $688,140 in operating activities; $389,117 in investing activities through the purchase of fixed assets; and provided $1,073,496 through financing activities, resulting in a net cash decrease of $3,761 year over year.

Cash, Cash Equivalents and Cash Flows

The following table summarizes our cash flows for the periods indicated (amounts are rounded to nearest thousands):

		(Restated)
	December 31,	December 31,
	2023	2022

Net cash provided by (used in):
Operating activities	$(588,029)	$(688,140)
Investing activities	-	(389,117)
Financing activities	571,469	1,073,496
Net increase (decrease) in cash	$7,880	$(3,761)

Operating Activities

Net cash used in operating activities was $588,029 for the year ended December 31, 2023, which was made up primarily by the net loss of $9,076,128 and partially offset by depreciation and amortization, stock-based compensation, and amortization of debt discount and debt costs of $593,590, $4,637,472, and $1,773,512, respectively. Operating assets decreased by $208,499 while operating liabilities increased by a total of $1,328,157.

Net cash used in operating activities was $688,140 for the year ended December 31, 2022, which was made up primarily by the net loss of $13,876,781 and partially offset by depreciation and amortization, stock-based compensation, and amortization of debt discount and debt costs of $234,688, $3,200,895, and $3,735,270, respectively. Operating assets decreased by $698,138 while operating liabilities increased by a total of $4,482,988.

Investing Activities

Cash provided by investing activities was $24,440 in the period ended December 31, 2023.

Cash used in investing activities was $389,117 in the period ended December 31, 2022 generated from the purchase of a fixed asset.

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Financing Activities

Cash provided by financing activities for the year ended December 31, 2023 was $571,469 due to proceeds from a related party line of credit, convertible notes payable, and notes payable of $114,240, $511,000, and $14,879, respectively. This is partially offset through the payment of $68,650 on a related party line of credit.

Cash provided by financing activities for the year ended December 31, 2022 was $1,073,496 due to proceeds from a related party line of credit and convertible notes payable of $136,994 and $1,103,002, respectively. This is partially offset through the payments of $148,000 and $18,500 on a related party line of credit and convertible notes payable, respectively.

We have sustained net losses since inception and do not have sufficient revenues and income to fully fund our operations. As a result, we have relied on equity and debt financing to fund our activities to date. Our ability to raise funds through equity or debt is subject to many risks and uncertainties and, even if we are successful, future equity issuances would result in dilution to our existing stockholders, and any future debt or debt securities may contain covenants that may limit our operations or ability to enter into certain transactions.

Working Capital (Deficit)

As of December 31, 2023, we had a working capital deficit of $12,514,212 and an accumulated deficit of $68,641,298.

Going Concern and Liquidity

We have relied on cash from financing activities to fund substantially all of the cash requirements of our operating activities and have incurred losses and experienced negative cash flows. We had a net loss from operations of $6,461,325 for the year ended December 31, 2023. We had an accumulated deficit of $68,641,298 and negative working capital of $12,514,212 as of December 31, 2023. We had a net loss from operations of $8,517,623 for the period ended December 31, 2022. We had an accumulated deficit of $59,565,170 and negative working capital of $8,640,454 as of December 31, 2022. In connection with our assessment of going concern considerations in accordance with FASB ASC 205-40, “Basis of Presentation – Going Concern,” management has determined that the negative working capital and accumulated deficit raise substantial doubt about our ability to continue as a going concern within one year after the date that the accompanying financial statements are issued. The financial statements do not include any adjustment that might be necessary if we are unable to continue as a going concern.

Operating and Capital Expenditure Requirements

We have not entered into contracts or obligations to purchase capital expenditures. We may deem it necessary to acquire additional capital equipment, upgrade plant and facilities, and purchase other equipment in our manufacturing operations.

Quantitative and Qualitative Disclosures About Market Risk

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not intend to hedge any existing or future borrowings and, consequently, we do not expect to be affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not affected by foreign currency fluctuations or exchange rate changes. Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act. We would cease to be an emerging growth company upon the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. We have elected to take advantage of these reduced disclosure obligations and may elect to take advantage of other reduced reporting obligations in the future.

For so long as we are an emerging growth company, we will not be required to:

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	submit certain executive compensation matters to Stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and

●	disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As a result, we may adopt new or revised accounting standard by the date private companies are required to comply.

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BUSINESS

Description of Our Operations, Principal Activities and Key Factors

Industries of the Americas, Inc. acquired and rehabilitated two factories on our 14 acre industrial campus in Alabama with the goal of manufacturing essential products in the United States at pricing and quality that competes with Asian imports. One of these factories holds a major piece of natural rubber hardware comprising 100,000 square feet of structure. We have introduced the American Safety Glove, which is the only domestically manufactured natural rubber glove for the industrial markets. The second factory manufactures safety supplies including cold and hot packs.

The forthcoming phase is to now push the first two product lines through distribution and sales and roll out additional products. We have identified market opportunities to expand our industrial base, methodically competing with Asian imports across product categories on both quality and price, with robust market opportunities and plans for expansion.

We are a U.S.-based industrial supplies company that historically has certain FDA approvals and registrations, and has been in the process of refurbishing and modernizing two production facilities on its industrial campus for manufacturing dipped latex products, thermal packs, surgical marking products and disposable scalpels. We own a variety of machinery and equipment capable of producing dipped latex products and thermal packs. With this equipment, we are currently capable of producing industrial grade powdered latex gloves and disposable cold packs. Eventually we plan to produce additional latex products, such as latex exam and surgical gloves and condoms, additional varieties of thermal packs, and eventually surgical marking products and disposable scalpels.

Our Manufacturing Facility and Equipment

Our facility is located at 1600 State Docks Road, Eufaula, Alabama 36027. The Eufaula facility includes a rail-spur onsite, providing direct rail access to the ports of Savannah, Georgia and Mobile, Alabama.

Our equipment includes four latex dip lines and 12 vertical form, fill and seal machines (“VFFSMs”). The four latex dip lines are capable of producing lightly powdered industrial natural rubber latex gloves. One of the latex dip lines is currently tooled and producing industrial lightly powdered gloves. We are currently in the process of retooling the other three existing condom dip lines to expand capabilities in the manufacturing of natural rubber latex products.

The VFFSMs are capable of producing different varieties of thermal packs, such as hot or cold thermal packs, disposable or reusable thermal packs, and different sized thermal packs. Ten of the VFFSMs are arranged in pairs, forming five systems used for making disposable cold packs. One of these five VFFSM systems is currently in service and producing disposable cold packs. The two additional VFFSMs are each configured to manufacture reusable cold packs, or gel packs.

We also own additional manufacturing equipment which is currently on-site, including packaging machinery, product test equipment and instrumentation used for quality control.

Our equipment was once used to make salable products, but has been in a dormant state since we acquired it. Some of the equipment has already been overhauled and restored to an operational level. Once we have completed upgrading the remaining equipment, we plan to place such equipment online and begin producing products. We currently have one line operational and capable of production, and our refurbishing of the second line is approximately 75% complete. Once operational, the annual output of each glove line is estimated to be up to approximately 180 million gloves, and the annual output of each thermal pack system, consisting of two VFFSMs each, is estimated to be up to approximately ten million thermal packs. These estimates are based on the historical output of the equipment.

Markets

Disposable Gloves

Our immediate focus is on the United States and other North American markets. Our target customers are primarily distributors and wholesalers, which, in connection with group purchasing organizations, ultimately supply the products to hospitals. Our secondary focus is on end users.

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The global disposable glove market was valued at $9.57 billion as of 2023. North America led the market and accounted for 37.3% of the global revenue share in 2023. Natural rubber (latex) led the market and accounted for 36.7% of the global revenue demand in 2023.1

The largest market for single-use disposable gloves is the healthcare industry. There are several other industries that provide a market for single-use disposable gloves, such as food; manufacturing; chemicals; pharmaceuticals; oil and gas; construction; transportation; and mining, among others.2

There are significant opportunities in the disposable glove industry. We believe latex is the preferred material due to its durability and increased sensitivity. However, we must keep in mind the threat of synthetic alternatives, allergic considerations, and pricing concerns. Management believes that the market for natural rubber latex gloves remains sufficiently robust for us to succeed in the marketplace, and that pricing pressures can be expected to shift consumption back to latex from costlier synthetic alternatives.

Thermal Packs

Our immediate focus for the sale of disposable cold packs is in the United States and North American markets. Our target customers are primarily distributors and wholesalers in the United States market, which, in connection with group purchasing organizations, ultimately supply the products to hospitals. Our secondary focus is on end users.

The global market for hot and cold therapy packs is projected to reach $2.2 billion by 2030, growing at a CAGR of 7.5% from 2023 to 2030.3

Cold packs (both reusable and disposable) are used in a great variety of cases as a convenient, effective, and affordable treatment to relieve pain and swelling in different parts of the body.

Cold therapy or cryotherapy calms down damaged tissues and causes vasoconstriction, which reduces blood circulation and also numbs the nerves decreasing inflammation, pain, and muscle spasm.4 Thus, cold packs are highly preferred by people with chronic bone and joint pain, as well as by athletes in case of sports injuries, as they help in reducing pain and swelling (inflammation).5

There are significant opportunities for the sale of cold packs (both reusable and disposable) in the United States, the increase in the cases of arthritis ( about 54 million U.S. adults)6 and diabetes (about 38 million adults in the U.S.),7 which are known to cause neuropathic pains to the patients suffering from either of these conditions. Similarly, the increased demand for non-invasive pain relief therapies for the management of sports injuries,8 and the rise of non-fatal injuries in road accidents9 (20-50 million people every year according to the WHO) may drive the use of cold packs to alleviate various related pains.

1 Grand View Research, Disposable Gloves Market Size, Share & Trends Analysis Report By Material (Natural Rubber, Nitrile, Vinyl, Neoprene, Polyethylene), By Product (Powdered, Powder-free), By End Use, By Region, And Segment Forecasts, 2024 – 2030.

2 Id.

3 Research and Markets, Hot and Cold Therapy Packs – Global Strategic Business Report, November 2024.

4 Transparency Market Research, Hot and Cold Therapy Packs Market – Global Industry Analysis, Size, Share, Growth, Trends, and Forecast 2016 - 2024.

5 Prescient & Strategic Intelligence, Hot and Cold Therapy Packs Market Research Report: By Type (Cold Therapy Packs, Hot Therapy Packs), Application (Sports Injuries, Neuropathic Pain, Post-Surgical Pain) – Global Industry Analysis and Demand Forecast to 2030.

6 National Center for Health Statistics, National Health Interview Survey Data, 2021-2023.

7 Centers for Disease Control and Prevention, Diabetes Basics, May 15, 2024.

8 Prescient & Strategic Intelligence, Hot and Cold Therapy Packs Market Research Report: By Type (Cold Therapy Packs, Hot Therapy Packs), Application (Sports Injuries, Neuropathic Pain, Post-Surgical Pain) – Global Industry Analysis and Demand Forecast to 2030.

9 Id.

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Production Process

Disposable Gloves

The manufacture of latex gloves involves the following steps:

1.	Latex harvesting and shipping

a.	Initial tapping of raw rubber from rubber trees.
b.	Preserving of latex rubber from deterioration by addition of ammonia.
c.	Centrifuging of raw latex rubber.
d.	Shipping to factory.

2.	Latex preparation

a.	Transfer from tanker trucks to factory storage tanks.
b.	Compounding raw latex with array of chemical additives just prior to use on dipping lines.
c.	Pumping of compounded latex to holding tanks adjacent dip tanks.
d.	Continuous filling of dipping tanks.

3.	Dipping and vulcanization (curing)

a.	The latex glove dip lines are composed of 8,000 glove mold formers attached to a continuous 1,000 foot long chain for transport through the various sections of the dip line machinery, which includes the following process steps:

i.	Immersion in acid bath.
ii.	Brush cleaning.
iii.	Water rinsing.
iv.	Immersion in latex dips and curing in heated chambers.

b.	Top edge of latex is rolled down to create cuff.

c.	High pressure streams of water peal latex gloves off mold formers.

d.	Gloves are transported to powdering cell by water flowing through pipes.

4.	Powder application and drying

a.	Flow of water and gloves exit into tubs where the gloves are accumulated.

b.	Gloves in tubs are dumped sequentially into slurry-filled rotating drum.

c.	Gloves are tumbled in a rotating drum that is filled with a slurry of water and cornstarch.

d.	Powdered gloves are transferred to heated rotating drum for drying.

e.	Dried gloves are dumped into gaylords.

5.	Industrial grade gloves in the gaylords are separated in groups of 100, boxed and packaged for shipment.

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6.	Medical grade latex glove post processing

a.	Gaylords full of gloves are aged for 72 hours.

b.	Aged gloves are loaded into a chlorinator for chlorination process.

c.	Chlorinated gloves are removed and placed in the tumble dyer for drying and sterilization.

d.	The medical grade gloves are placed in the gaylords, separated into groups of 100, boxed and packaged for shipment.

The manufacture of latex gloves is highly mechanized, so that the labor involved is primarily in packaging and warehousing the product.

Thermal Packs

Disposable cold packs consist of a plastic bag that contains water (in a separate inner bag) and a chemical substance. The chemical substances are either ammonium nitrate or urea. We use urea, which is less caustic, less combustible, and safer than ammonium nitrate. The urea and water must be kept in separate containers within the pack. To activate the disposable cold pack, the user presses the pack with both hands in order to break the inner water bag and then shakes the outer bag to mix the urea and water properly. Once the elements are properly blended, an endothermic reaction occurs, which results in the pack’s temperature lowering to 35°F (1.7°C). The pack will remain at this temperature for ten to 15 minutes and will become obsolete afterwards.

Our manufacturing of disposable cold packs involves the following steps:

1.	The film is delivered in rolls and is automatically fed into the machine.

2.	The films used for the outer pack as well as the water bag are formed into a tubular shape by forming plates located in their respective film paths.

a.	The vertical and bottom edges of the films are heat sealed to form tubs simultaneously in different locations on the machine.

b.	Water is added to inner water bag, and the water bag is dropped into the outer pack.

c.	Powdered urea and the water bag are added to the outer pack.

d.	The top of the outer pack is heat sealed and cut into individual sealed packs.

3.	The packs are dropped onto an output conveyor and inspected as they exit the machine.

4.	The packs are packaged and shipped.

The materials/ingredients that are used for making disposable cold packs are:

1.	Plastic film or “roll stock” (two-ply polyethylene). The film arrives at the facility labeled with logo, usage instructions, material information, and lot numbers.

2.	Water.

3.	Urea.

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Raw Material and Suppliers

Disposable Gloves

The primary raw material used in our production process is raw natural rubber latex. We purchase such material from brokers operating out of the Port of Savannah, Georgia, the site of a major rubber and latex terminal. Our suppliers include three suppliers based in South America and a global supplier headquartered in the United Kingdom.

Natural rubber latex is the protective fluid contained in tissue beneath the bark of the rubber tree, Hevea brasiliensis. It is a cloudy, white liquid collected by cutting a thin strip of bark from the tree and allowing the latex to be secreted into a collection cup over a period of several hours. It consists of approximately 30 to 40% rubber particles, 55 to 65% water, and small amounts of protein and other substances.

The price of latex is highly dependent on the price of rubber. Rubber trades on the Tokyo Commodity Exchange, the Malaysian Rubber Exchange and on the Singapore Commodity Exchange Ltd. The expected spot price of an asset can be determined based on the futures price. However, since there is a slightly positive correlation between the commodity price of rubber and the market price, we expect the futures price to slightly understate the expected spot price and follow a normal backwardation. For commodities we adjust for the additional cost of carry. We continuously monitor the price of latex and receive regular reports regarding same.

Today, more than 90% of the world’s supply comes from South and Southeastern Asian nations including Thailand, Malaysia, and India. Rubber trees require a hot, damp climate, and grow only in the “Rubber Belt” — an equatorial zone that stretches around the world. Malaysia is the dominant exporter of rubber gloves in the world, with 32.1% of market share. Latex products account for 71.5% of total Malaysian rubber product exports, consisting of gloves (62%), pneumatic tires, catheters, condoms, among others.10

Thermal Packs

The primary raw materials used in our production process of thermal packs are two-ply laminated polyethylene, magnesium sulphate (for hot packs), and urea, an agricultural grade fertilizer (for cold packs). The materials are purchased from suppliers and commodities chemical brokers located in the United States and shipped to our Eufaula facility via truck.

10 Malaysian Rubber Council, Malaysia’s Exports of Rubber Products Jan – Jun 2024.

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Product Portfolio Characteristics

The key characteristics of our current and planned product portfolio are:

Products presently capable of being manufactured:

●	Disposable cold packs (being marketed under the name “Col- Press®”

●	Lightly powdered industrial gloves, being marketed under the brand name “American Safety Glove”

Additional products planned to be put into production within approximately six months of the consummation of this offering:

●	Different varieties of thermal packs, including reusable cold packs, disposable heat packs, and reusable heat/cold packs.

●	Natural rubber medical exam gloves and surgical gloves, condoms, hospital beds, medical textiles

Potential Future Products (based on the availability of capital):

●	Pet toys and children’s products manufactured from natural rubber

With respect to the additional products we plan to put into production following the consummation of this offering, in order to reach this production goal, we will need to obtain additional capital and complete the refurbishment and installation of certain machinery and equipment that we own. We currently have machinery in place to produce different varieties of thermal packs, including reusable cold packs, disposable heat packs, and reusable heat packs. This machinery is substantially identical to the machinery currently producing disposable cold packs, and we are in the process of refurbishing such machinery to begin production. We also have machinery onsite to manufacture maternity pads, scalpel blades, syringes and razor blades. We have contracted mechanical, electrical, and control engineers and are in discussions with original equipment manufacturers to procure installation of such machinery.

Important Events

Company Background

We were incorporated as a Delaware corporation in December 2017 in connection with a joint venture between Gnosiis International, LLC, a Wyoming limited liability company, and Brian Hurley, an individual, as described in further detail below.

On September 5, 2017, Gnosiis entered into a Binding Memorandum of Cooperation (the “Memorandum”) with two entities under Mr. Hurley’s control, Hurley Realty, LLC (a real estate holding company) and HMS Medical, Inc. (formed in 1965 and at one time a substantial medical supplier and manufacturer), both domiciled in Connecticut. Both Hurley Realty and HMS Medical were subject to bankruptcy and civil proceedings at the time. Pursuant to the Memorandum, Gnosiis agreed to assist the entities controlled by Mr. Hurley in attempting to recover certain assets from such bankruptcies. In exchange, the entities controlled by Mr. Hurley agreed to contribute these assets to a yet-to-be-formed corporation controlled by Gnosiis. The Memorandum also provided that Mr. Hurley would be employed by the yet-to-be-formed corporation in the position of Chief Operating Officer, and that the corporation would execute an employment agreement with Mr. Hurley to that effect.

On October 10, 2017, Gnosiis and Mr. Hurley executed a Joint Venture Agreement providing additional terms to govern the relationship. On November 10, 2017, Mr. Hurley, Hurley Realty, LLC, and HMS Medical, Inc., collectively, assigned to Gnosiis all right, title and interest in and to certain medical manufacturing equipment.

The corporation contemplated by the parties was ultimately formed on December 29, 2017, and named Medical Industries of the Americas, Inc. Upon incorporation, we assumed any and all commitments, obligations, liabilities, arrangements, and the general material matters of the Joint Venture. On November 29, 2023, we changed our name with the Delaware Secretary of State to “Industries of the Americas, Inc.”

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Material Transactions

On April 20, 2018, we acquired from HarCal, Inc., an Alabama corporation, certain assets including 15 acres of real estate, over 100,000 square feet of industrial structure, and a private railroad spur, which today comprise our Eufaula, Alabama facility. Prior to the transaction, HarCal Inc. was the sole owner of Ameritex, LLC, a Delaware limited liability company, which in turn owned the real estate and equipment located at 1600 State Docks Road, Eufaula, Alabama. We purchased substantially all of the assets held by Ameritex LLC pursuant to an Asset Purchase Agreement, dated April 20, 2018, for a purchase price of $5 million. The note payable bears interest at Libor plus 6% with no payments due and no interest charged until the 25th month of the term of the note. The purchase price was paid by the issuance of a five-year promissory note from HarCal Inc. to us (the “HarCal Note”). Concurrently with the execution of the Asset Purchase Agreement, we issued to HarCal, Inc. 650,000 shares of our common stock, in consideration for the inclusion of a provision in the HarCal Note providing that no payment would be due, and no interest would accrue, for the first two years of the term of the HarCal Note.

On November 19 2021, we issued to HarCal, Inc. a Replacement Convertible Note (the “HarCal Replacement Note”) in the amount of $5,145,206, maturing on November 19, 2026 and bearing annual interest of LIBOR plus 6%, which superseded and replaced the prior HarCal Note, and also issued to HarCal Inc. a Common Stock Purchase Warrant (the “HarCal Warrant”) giving HarCal, Inc. the option to subscribe for and purchase up to 50% of the number of shares of common stock issued upon the full conversion of the HarCal Replacement Note, subject to the terms and conditions of the HarCal Warrant.

Bridge Financing

Target 2021 Loan

On November 23, 2021, we issued a zero-coupon convertible promissory note (the “Target 2021 Note”) with a redemption value of $2,376,500, discounted at an annual interest rate of 15% or $356,500, to Target Capital Partners (“the noteholder”), so that net principal is $2,020,000. We received note proceeds of $1,903,700, net of debt issuance costs of $116,300. The principal, debt discount of $356,500 and debt issuance cost of $116,300 are payable at the maturity date on August 23, 2022. We recorded an original debt discount of $356,000 amortized over the note term and expensed debt issuance costs of $116,300 as interest expense in the statements of operations, upon the execution of the note payable.

The note provides the noteholder with security interest in all of our assets. We have the option to repay the note at any time after prior to the maturity date at an amount equal to (i) the outstanding principal amount of this note, plus (ii) accrued and unpaid interest hereon, plus (iii) all other amounts, costs, expenses, and liquidated damages due in respect of this note if we prepay this note prior to the maturity date.

Optional Conversion - On any date on or following the date of a liquidity event (a public offering of common stock), the noteholder has the right, at the noteholder’s option, to convert the note in whole or in part, including any of its outstanding principal amount and any unpaid accrued interest and any fees and any and all other outstanding amounts owing thereon, in each case, on the conversion date, into conversion shares, based on a conversion price equals the liquid event price discounted at 35%.

Warrants – On November 23, 2021, we entered into a warrant agreement with the same noteholder, giving the noteholder the right on or after the date of liquidity event and on or prior to November 23, 2026, to purchase up to 50% of the number of common shares issued upon the full conversion of the new note to shares of common stock. In the event of default under the promissory note agreement, the warrant shares automatically increase from a maximum of 50% to 75% upon the full conversion of the note into shares of common stock. The warrant shares are equal to 100% of the converted principal amount plus any converted unpaid accrued interest divided by the conversion price of the liquidity event share price discounted by 65%. The exercise price of warrants is equal to 1.30 multiplied by the conversion price of the liquidity event share price discounted by 65%. We determined that the warrants are embedded in the secured convertible debt instrument. Additionally, we evaluated the warrants in accordance with the guidance contained in ASC 815, Derivatives and Hedging, and concluded that they do not meet the derivatives criteria. Thus, they are not required to be bifurcated from the host secured convertible debt instrument and accounted for as a freestanding derivative liability.

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On June 14, 2022, the Target Capital secured convertible promissory note was amended increasing the redemption value to $3,294,147 which will be paid at the maturity date. We received $780,000 in note proceeds, and the remaining $137,647 was recorded as a debt discount amortized over the remaining maturity of the note. Interest rate, term length, and conversion terms remained unchanged as of the June 2022 amendment. If the noteholder elects not to convert, a 20% premium will be payable in respect of any of the amounts due. Also, On June 14, 2022, a security agreement between us, Target Capital, and an intercreditor agreement between Target Capital and HarCal Inc. was signed amending both initial agreements. The intercreditor agreement increased Target Capital’s security interest in our assets in proportion to the increase in the amount of Target Capital’s secured convertible promissory note.

On August 29, 2022, we entered into an amendment with Target Capital in which the Bridge Loan maturity date was amended extending it to the earlier of December 31, 2022, or the occurrence of a liquidity event (defined as initial public offering of its common stock to a primary exchange). In exchange for the extension of maturity date, we issued the noteholder 200,000 shares of common stock at no charge. The bonus shares were valued using the common stock fair value at the issuance date and recognized as a debt discount expensed over the amended term of the note.

On January 5, 2023, we entered into an amendment with Target Capital in which the Bridge Loan maturity date was amended extending it to the earlier of April 30, 2023, or the occurrence of a liquidity event (defined as initial public offering of its common stock to a primary exchange). In exchange for the extension of maturity date, we issued the noteholder 200,000 shares of common stock at no charge. The bonus shares were valued using the common stock fair value at the issuance date and recognized as a debt discount expensed over the amended term of the note.

On August 18, 2023, Target Capital Bridge Loan maturity date was amended, extending it to the earlier of February 15, 2024, or the occurrence of a liquidity event at no cost to us. The loan is currently in default.  We are negotiating with the noteholder to restructure the loan via conversion to securities or an extension of the maturity date.  There can be no assurance that we will be able to restructure the loan and it could remain in a default status subjecting us to the risk of litigation.

During the year ended December 31, 2023, the Bridge Loan accrued no interest and had a net carrying value of $3,294,147. Additionally, we recorded $896,000 of debt issuance costs related to the bonus shares issued to the noteholder on January 5, 2023. During the year ended December 31, 2022, the Bridge Loan accrued no interest and had a net carrying value of $3,294,147.

Target 2023 Loan

On September 8, 2023, we issued a zero-coupon convertible promissory note (the “Target 2023 Note”) with a redemption value of $500,000, discounted at an annual interest rate of 20% or $100,000, to Target Capital Partners (“the noteholder”). We received note proceeds of $400,000. The principal and debt discount of $100,000 are payable on the maturity date, December 31, 2023. We recorded an original debt discount of $100,000 amortized over the original note term. As of December 31, 2023, the net carrying amount of the Target 2023 Note was $500,000. The loan is currently in default.  We are negotiating with the noteholder to restructure the loan via conversion to securities or an extension of the maturity date.  There can be no assurance that we will be able to restructure the loan and it could remain in a default status subjecting us to the risk of litigation.

Environmental Matters

We are subject to a broad range of federal, state, and local laws and regulations relating to pollution and the protection of the environment. These laws regulate, among other things, the discharge of materials into the environment, the handling and disposal of wastes, remediation of contaminated sites, and other matters relating to worker and consumer health, and safety and to the protection of the environment. Noncompliance with these regulations can result in significant fines or penalties or limitations on our operations. Some of these laws impose strict, and in certain circumstances, joint and several liability for costs to remediate contaminated sites on owners and operators, as well as persons who arrange to send regulated materials to such sites. In addition, in our manufacturing processes we use substances regulated under U.S. and European environmental laws.

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Intellectual Property

Patents

We currently hold no patents. In 2020, Abraham Summers and Dov Charney assigned to us an application for United States Design Patent concerning a design for a face mask. We received an Office Action from the United States Patent and Trademark Office (USPTO) with respect to such patent application in December 2022, which raised a number of rejections and objections. We are currently considering whether to pursue the patent application further. We do not consider patent application material to our business.

Confidential Information and Trade Secrets

The success of our business does not depend on confidential information and trade secrets, generally referred to as proprietary information. Nonetheless, we have implemented procedures such as requiring employees to enter into confidentiality agreements and including confidentiality provisions in consulting agreements and supplier agreements, where appropriate.

Trademarks

We are the assignee of seven U.S. Trademark Registrations, as identified in the table below. The registrations were assigned to us by Gnosiis International, LLC on May 26, 2022.

	Serial No.	Reg. No.	Word Mark	Renewal Due
1	74/147,560	1,687,743	HMS	May 19, 2032
2	73/784,240	1,614,734	TWIN TIP	September 25, 2030
3	73/782,965	1,568,187	PERI-WARM	November 28, 2029
4	73/782,964	1,568,186	PERI-COLD	November 28, 2029
5	73/782,963	1,603,565	PERI-GEL	June 26, 2030
6	73/782,949	1,598,422	FLEXITONE	May 29, 2030
7	72/343,122	0,920,296	COL-PRESS	September 14, 2031

Some countries require proof of use in order to maintain the associated trademark rights. In other countries, registrations remain valid unless a third party with an interest therein files an action to have the trademark declared lapsed owing to lack of use.

We submitted two trademark applications to the USPTO on December 30, 2022, concerning the logo for our company and the logo for our product American Safety Gloves. The serial numbers of such trademark applications are 97737560 and 97737597, respectively. The applications remain under review by the USPTO.

We submitted two additional trademark applications to the USPTO on March 10, 2023, concerning two logos for our product Stallion Condoms. The serial numbers of such trademark applications are 97834135 and 97834143. The applications remain in process with the USPTO.

Domain names

We have registered the domain name listed below from GoDaddy. Domain names are generally renewable every year or every two years.

●	www.miamericas.com

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Social Media Accounts

We operate the social media accounts listed below.

LinkedIn

●	iAmericas (Industries of the Americas) @iamericas

Instagram

●	iAmericas (Industries of the Americas) @iamericashq
●	iAmericas Safety Gloves @iamericassafetygloves
●	iAmericas Medical Gloves @iamericasmd

Twitter

●	Industries of the Americas @iamericashq
●	iAmericas Safety Gloves @iamericassafety
●	iAmericas Medical Gloves @iamericasmd

Facebook

●	Profile: MI Americas (Industries of the Americas) @iamericashq
●	Page: Industries of the Americas @iamericasusa
●	Page: iAmericas Safety Gloves @iamericassafety
●	Page: iAmericas Medical Gloves @iamericasmd

YouTube

●	Channel: *iAmericas – Industries of the Americas @iamericas
●	Channel: *iAmericas Safety Gloves @iamericassafetygloves

The information contained on, or that can be accessed through, our website or the links above are not incorporated by reference and is not a part of this prospectus.

Litigation

In March 2023, InTime Staffing LLC (“InTime”) filed a complaint against us in the Middle District of Alabama, Northern Division. The complaint alleges several causes of action, including breach of contract and unjust enrichment, allegedly arising from certain human resources and staffing services that InTime provided to us beginning in July 2022 and a line of credit that InTime extended to us in connection with such services. InTime is claiming approximately $2 million in damages. There was a bench trial on October 20, 2024 and we are awaiting the judge’s decision on the trial.

Other than as set forth above, we are not currently involved in any material dispute, or party to any material lawsuit, either as a plaintiff or a defendant.

Government Regulation

In the United States, healthcare products are subject to regulation by the Food and Drug Administration (“FDA”). FDA classifies medical examination gloves and thermal packs as a Class I medical device product. Although we do not currently market gloves or thermal packs for medical use, and therefore are not subject to regulation as medical devices, in the event that we begin marketing these products for medical use in the future, we would be required to comply with the FDA’s Quality System regulations (21 CFR part 820) and general controls under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. 360c(a)(1)(A)) for medical devices.

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FDA reviews medical examination gloves to ensure that performance criteria such as leak resistance, tear resistance and biocompatibility are met. FDA has also implemented extensive labelling requirements for medical examination gloves, including specific requirements for gloves that contain natural rubber latex, as our gloves do. Noncompliance with these FDA standards and regulations can result in administrative enforcement, such as warning letters and administrative detention, or in civil penalties, product bans and recalls.

If we begin producing new products consistent with our future plans, such as blades and syringes and/or medical textiles, we may become subject to additional regulation by FDA or other agencies.

Employees and Human Capital

As of the date of this prospectus, our only employees are those of the executive team.

We have historically scaled to as many as 58 full-time service providers (for example on September 1, 2022) by utilizing a combination of temporary hires, third-party staffing agency(s), and contract labor. In 2021, we retained workforce labor to commence production, which continued until a certain threshold of inventory was established. Once a certain threshold of inventory was established, we released all labor to reduce costs. We then pivoted to focus on packaging, sales, and distribution. Once demand for our product increases, we plan to commence production to increase inventory at a more regular pace. This is practically necessary due to the high-output nature of our factory and infrastructure. Conversely, if demand for our product is low, we can pause product to eliminate our production expenses while we sell from our existing inventory. Our products are durable goods that have a shelf life of more than three years, so deterioration and shelf-life are not a practical concern. We have not had issues identifying labor. Previously, when we advertised for workforce labor, we received more applications than positions available. We anticipate this situation to continue while we invest in sales and distribution following this offering, and until regular operations justify steady retention of employees.

We have relied and plan on continuing to rely on independent organizations, advisors and consultants to perform certain services for us, including handling substantially all aspects of manufacturing, marketing, and sales. Such services may not always be available to us on a timely basis or at costs that we can afford. Our future performance will depend in part on our ability to successfully integrate newly hired officers and to engage and retain consultants, as well as our ability to develop an effective working relationship with our management and consultants.

Competition

Disposable Gloves17,18

Our key competitors operating in the global disposable gloves market are:

Company	Headquarters
Adventa Berhad (Sun Healthcare)	Petaling Jaya, Selangor, Malaysia
Ammex Corporation	Bellevue, Washington
Ansell Ltd.	Richmond, Victoria, Australia
Cardinal Health, Inc.	Dublin, Ohio
Dynarex Corporation	Orangeburg, New York
Hartalega Holdings Berhad	Sepang, Selangor, Malaysia
Kimberly-Clark Corporation	Irving, Texas
Kossan Rubber Industries Bhd	Klang, Selangor, Malaysia
Rubberex Corporation (M) Berhad	Ipoh, Perak, Malaysia
Semperit Holding AG	Vienna, Austria
Supermax Corporation Berhad	Sungai Buloh, Selangor, Malaysia
Top Glove Corporation Bhd	Shah Alam, Selangor, Malaysia

Other businesses operating in the value chain are Unigloves (UK) Limited, Smart Glove Corporation Sdn Bhd, Cypress Medical Products LLC, Microflex Corporation, Mlnlycke Health Care, and YTY Industry Holdings Berhad.

17 Grand View Research, Disposable Gloves Market Size Report, 2022-2030

18 Allied Market Research, Disposable Gloves Market

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Once our Eufaula facility becomes fully operational, we plan to be a latex glove manufacturer located in the United States. We currently have one line operational and capable of production, and our refurbishing of the second line is approximately 75% complete. We plan to refurbish the additional lines and increase staff as needed. Our ability to bring the Eufaula facility fully operational, and to operate as a U.S.-based mass-manufacturer of disposable natural rubber latex gloves is dependent upon the availability of additional capital and the successful refurbishment of our existing machinery and equipment. Additionally, we note that other companies have produced latex gloves in the United State in the past, and we expect that our competitors may have plans to begin or resume producing latex gloves domestically in the future.

Thermal Packs19

Below are companies which are involved in the manufacturing of thermal packs (both reusable and disposable):

Company	Headquarters
3M Company	Saint Paul, Minnesota
Beiersdorf AG	Hamburg, Germany
BREG, Inc.	Carlsbad, California
Bruder Healthcare Company	Alpharetta, Georgia
Caldera International, Inc.	Canby, Oregon
Cardinal Health, Inc.	Dublin, Ohio
Carex Health Brands	Irving, Texas
Core Products International, Inc.	Osceola, Wisconsin
DJO Global, Inc.	Carlsbad, California
Halyard Health, Inc.	Alpharetta, Georgia
Kobayashi Pharmaceutical Co., Ltd.	Chuo-ku, Osaka, Japan
Koolpak Ltd.	Poole, Dorset, United Kingdom
Life Wear Technologies, Inc.	Pompano Beach, Florida
McKesson	Irving, Texas
Medichill	Osborne Park, Western Australia, Australia
Medline Industries, Inc.	Northfield, Illinois
Medtronic plc	Minneapolis, Minnesota
Pfizer Inc.	Brooklyn, New York
Rohto Pharmaceutical Co.	Ikuno-ku, Osaka, Japan

Customers

As a new business in a competitive industry, we presently have few customers. We currently sell and have historically only sold latex gloves online at Amazon.com and Walmart.com.

In October 2022, we executed a Distributor/Representative Agreement with FirstLight, Inc., whereby FirstLight, Inc. has agreed to assist us in selling our products wholesale to a number of prominent retailers.

Moving forward, we plan to use our logistical advantage to separate ourselves from competitors and attract new customers. Our target customers are primarily distributors and wholesalers, with a secondary focus on end users.

Inventory

As of the date of this prospectus, our current inventory includes the following products (all of which were manufactured by third parties):

●	14,400 Cold-Press Instant Ice Cold Compress bags in inventory (24 gaylords with 600 bags in each gaylord).
●	2,202,000 Industrial Lightly Powdered Latex gloves (2,202 cases of 1,000 gloves each).
●	Raw materials consisting of 7,591 gallons of raw latex and other chemicals

19 Research and Markets, Hot and Cold Therapy Packs – Global Market Trajectory & Analytics.

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MANAGEMENT

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and executive officers as of the date of this prospectus:

Name	Age	Position
Abraham Summers	37	Chairman of the Board

David Silver	69	Chief Executive Officer, Director Nominee

Patrick Daniel	49	Chief Operating Officer

Michael Handelman	65	Chief Financial Officer

Bruce Potash	69	Director Nominee

Abraham Summers, Chairman of the Board

Mr. Summers is the co-founder of Industries of the Americas in 2018. He founded Gnosiis International LLC, a boutique economics and urban planning advisory firm, in 2011, where he continues to serve as its Managing Partner. He has worked in real estate management and within a family office environment specializing in multifamily, commercial and high-rise construction and project development. He has served in a Chief Financial Officer capacity for both private and publicly traded companies and has been a guest lecturer at Columbia Law School on the topics of entrepreneurship and finance. He is an urban planner by training and a Cum Laude graduate of the University of Southern California and their Price School where he graduated on the Dean’s List with a Bachelor’s of Science the Policy, Management, and Planning Program and certificate in Real Estate Development.

David Silver, Chief Executive Officer

Mr. Silver has served as our Chief Executive Officer since 2019, after joining as a consultant in 2018. Prior to joining us as a consultant, Mr. Silver had been retired and attending law school since 2016. Mr. Silver is a Swedish-born executive skilled at working with global public and private companies. Mr. Silver has 27 years of experience advising corporations on investor relations, corporate crises, strategic management, and public/private partnerships. In 2018, Mr. Silver earned his Master of Law in Legal Studies from Washington University in St. Louis. His confluence of business, finance and law makes him a leading corporate dealmaker, leader, and negotiator. Mr. Silver is also a renowned book author on groupthink in global corporate boardrooms.

Patrick Daniel, Chief Operating Officer

Patrick Daniel is our Chief Operating Officer and is in charge of our manufacturing operations at the Eufaula facility. He brings a wealth of experience including 20 years of working for American and international manufacturing companies and in the current factory itself, having worked there from 2006 through 2010 as a warehouse manager and department maintenance manager, when it was owned by a previous company.

Mr. Daniel served as Engineering Project Manager with G&P Industries from 2013 through 2019, Project Manager – Mechanical Design with Higgins Electric from 2019 through 2021 and joined us in May 2022. Mr. Daniel also founded his own business, PMDesigns LLC, a mechanical design and consulting firm, in 2022. Mr. Daniel studied engineering at Troy University in Alabama.

Michael Handelman, Chief Financial Officer

Mr. Michael Handelman, has served as our Chief Financial Officer since August 2023. He has been an independent consultant with chief financial officer duties since July 2015. Since July 2015, he has managed the securities reporting, year-end and interim closings, consolidated financial reporting, financial planning and day-to-day accounting operations of companies and their subsidiaries. From February 2011 to June 2015, Mr. Handelman was the CFO of a biopharmaceutical company. Mr. Handelman holds a Bachelor of Science in accounting and holds an inactive certified public accountant license.

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Bruce Potash, Director Nominee

Bruce Potash is the founder of Outdoor Unlimited, an outdoor billboard advertising business, where he served as an executive for more than 40 years and helped build the business into a major concern. After this success, Mr. Potash worked for Aflac, Inc., where he developed a successful insurance business. Mr. Potash has been retired since 2018.

Director Terms; Qualifications

Members of our board of directors serve until the next annual meeting of stockholders, or until their successors have been duly elected.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.

Family Relationships

None.

Board of Directors and Corporate Governance

Concurrently with the closing of this offering, our Board of Directors will consist of Abraham Summers and Bruce Potash

Board Committees

On the effective date of the registration statement of which this prospectus forms a part, our Board of Directors will have established and appointed members of an audit committee; nominating and corporate governance committee; and compensation committee.

Audit Committee

The audit committee will be responsible for overseeing: (i) our accounting and reporting practices and compliance with legal and regulatory requirements regarding such accounting and reporting practices; (ii) the quality and integrity of our financial statements; (iii) our internal control and compliance programs; (iv) our independent auditors’ qualifications and independence and (v) the performance of our independent auditors and our internal audit function. In so doing, the audit committee maintains free and open means of communication between our directors, internal auditors and management.

Compensation Committee

The compensation committee will be responsible for reviewing and approving the compensation of our executive officers and directors and our performance plans and other compensation plans. The compensation committee makes recommendations to our Board of Directors in connection with such compensation and performance plans.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will be responsible for (i) identifying, screening and reviewing individuals qualified to serve as directors (consistent with criteria approved by our Board of Directors) and recommending to our Board candidates for nomination for election at the annual meeting of Stockholders or to fill board vacancies or newly created directorships; (ii) developing and recommending to our Board of Directors and overseeing the implementation of our corporate governance guidelines (if any); (iii) overseeing evaluations of our Board of Directors and (iv) recommending to our Board of Directors candidates for appointment to board committees.

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Code of Ethics

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that that establishes, among other things, procedures for handling actual or apparent conflicts of interest. On the effective date of the Registration Statement of which this prospectus forms a part, our Code of Ethics will be available at our website www.miamericas.com.

Indemnification Agreements

We have entered into indemnification agreements for our directors and executive officers (“Indemnification Agreement”). The Indemnification Agreement provides for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The Indemnification Agreement also provides for the advancement of expenses in connection with a proceeding prior to a final, non-appealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us. The Indemnification Agreement sets forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that will apply to any dispute between us and an indemnitee arising under the Indemnification Agreement.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The table below summarizes the compensation earned for services rendered to us in all capacities, for the years indicated, by our named executive officers:

Name and Principal Position	Fiscal Year Ended	Salary ($)		Bonus ($)	Stock awards ($)		Option awards ($)	All other compensation ($)		Total ($)
Abraham Summers	2023	$	**	**	**		**	**		$	**
Chairman of the Board and previous President (1)	2022		$34,583	**	**		**	183,750			$218,333

David Silver	2023	$	**	**	**		**	**		$	**
Chief Executive Officer	2022		$1	—	—		—	82,500	(2)		$82,501

Patrick Daniel	2023	$	**	**	**		**	**		$	**
Chief Operating Officer	2022		$47,500	—	—		—	55,000	(3)		$102,500

Michael Handelman	2023	$	**	**	**		**	**		$	**
Chief Financial Officer	2022	$	**	**	**		**	**		$	**

Denise Berry	2023	$	**	**	**		**	**		$	**
Former Chief Operating Officer	2022		$34,583	—	$1,568,000	(5)	—	82,500	(4)		$1,685,083

(1) Comprised of (i) $123,500 cash bonus applied as a line of credit payable to Gnosiis International, LLC, with respect to which Mr. Summers is the beneficial owner; and (ii) management fee accrued at $15,000 per quarter and payable to Gnosiis International, LLC.

(2) Represents cash bonus applies as a line of credit payable to Ruth Israel LLC controlled by Mr. Silver.

(3) Represents cash bonus applied as a line of credit payable to PM Designs controlled by Mr. Daniel.

(4) Represents cash bonus applied as a line of credit payable to Luciano Equities, Inc. controlled by Ms. Berry.

(5) Represents a stock award of 350,000 shares of common stock.

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Director Compensation

As of the date of this prospectus, no member of the Board nor any Board Nominee has been compensated in their capacity as a member of the Board of Directors.

The Board adopted a Director Compensation Policy (the “Director Compensation Policy”), effective as of the effective date of this Registration Statement, as set forth below.

Cash Compensation

Each Director will receive $10,000 in cash payable from the anticipated net proceeds of this offering. Each Director will further receive an additional $10,000 for participation as a member of the Audit Committee, and $5,000 as a member of the Compensation Committee or Nominating and Corporate Governance Committee, payable upon appointment out of net proceeds from this offering. Additional cash compensation for each Director on an ongoing basis shall be determined by the Board and the Compensation Committee.

Equity Compensation

Each Director will receive 100,000 restricted shares vesting upon the closing of this offering and subject to a lock-up restriction for 180 days from the date of this offering or as required by our underwriter and followed by a one year leak -out restriction period. Each Director will further receive an additional 20,000 restricted shares for participation as a member of the Audit Committee and/or 5,000 restricted shares for participation as a member of the Compensation Committee or Nominating and Corporate Governance Committee, subject to the same restrictions. Lastly, each Director will receive an additional 25,000 restricted shares to serve as Chair of the Audit Committee and 10,000 restricted shares to serve as Chair of the Compensation Committee or the Nominating and Corporate Governance Committee. Additional equity compensation for each Director on an ongoing basis shall be determined by the Board and the Compensation Committee.

Reimbursement

Each Director will be entitled to reimbursement or pre-payment of all expenses incurred (such as travel for board meetings to the extent that the meetings will not be via remote calls) with business-class accommodations.

Director Independence

As of the closing of this offering, our Board of Directors will consist of Abraham Summers and Bruce Potash. Our Board of Directors undertook a review of the composition of our Board of Directors and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment, and affiliations, including family relationships, our Board of Directors has determined that Bruce Potash, qualifies as “independent” as that term is defined by the Nasdaq Rules.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

On May 7, 2018, we engaged Gnosiis International (“Gnosiis”) which is controlled Abraham Summers, the Chairman of the Board, to provide management and consulting services in exchange for a one-time fee of $37,000. On the same date, we also entered into an unsecured line of credit agreement (“LOC”) with Gnosiis for a maximum loan amount of $100,000, to finance the services provided by Gnosiis. The interest rate of the line of credit is the Wells Fargo Prime Rate plus 8%. Certain payments were required on weekly basis during the first 24 months, after which Gnosiis received the right to call the loan at any time, upon which the balance outstanding would be amortized ratably over 36 months with interest accruing monthly. If we terminate the services of Mr. Summer, the outstanding principal and accrued interest will be due immediately. Upon default of payment, the outstanding principal and accrued interest will be due immediately.

On January 1, 2019, the management services and LOC agreements were amended by expanding the scope of management services to be provided by Gnosiis, in exchange for a flat fee of $9,950 per month and increasing the LOC maximum loan amount to $500,000.

The management services agreement states that Gnosiis will receive a flat fee of $375,000, which will be added to the LOC balance, for its efforts to have our common stock listed on a national securities exchange.

On March 15, 2022, we amended the Gnosiis management services agreement and LOC, terminating the monthly management fee of $9,995 starting January 1, 2022, and replaced it with quarterly flat consulting payments of $15,000 starting February 1, 2022, plus reimbursement of reasonable out of pocket expenses. Also, the amendment provided for added services payable based on accomplished milestones linked to sale goals of our manufactured products. A maximum of 50% of these billable amounts may be added to the LOC at our discretion. The balance is paid in cash and on a quarterly basis, unless otherwise agreed to by Gnosiis. Additionally, at our sole discretion, we have the right to restructure the LOC’s calculation of the interest rate, to eliminate the Prime base in the calculation of the monthly interest rate for the line of credit to a new calculation of Prime rate 0% plus 8%. This will be mutually agreed upon if LOC becomes restructured, commercially secured, and adequately collateralized by real and valuable assets. All other terms and conditions of Gnosiis management services and LOC agreements remain unchanged.

As of June 30, 2024, and December 31, 2023, the outstanding balance in the Gnosiis line of credit was $949,811 and $971,564, respectively. There were no services received and no expense recorded under the pursuant to Gnosiis management services agreement for the six months ended June 30, 2024, and 2023.

On March 24, 2022, we entered into an agreement with a number of related parties, Ruth Israel LLC (“RI”) and Luciano Equity, Inc (“LEI”), PM Designs (“PM”), and Little Weoka. (“LW”), whereas the related parties provide consulting services in exchange for payment for services provided, bonuses payable upon accomplishment of each milestone, credit in lieu of full cash payments, healthcare, and housing expenses. As of June 31, 2024 and December 31, 2023, we owed the related parties an amount of $522,352. The total expense recorded in connection to the services provided by the related parties were $0 for the three and six months ended June 31, 2024 and 2023. RI is controlled by David Silver, our CEO. LEI is controlled by Denise Berry, our former COO. PM is controlled by Patrick Daniel, our COO. LW is controlled by Ed Boardwine, a former employee.

Review, Approval or Ratification of Transactions with Related Persons

Due to the small size of our Company, we do not at this time have a formal written policy regarding the review of related party transactions and rely on our full Board of Directors to review, approve, or ratify such transactions and identify and prevent conflicts of interest. Our Board of Directors reviews any such transaction in light of the particular affiliation and interest of any involved director, officer or other employee or stockholder and, if applicable, any such person’s affiliates or immediate family members. Management aims to present transactions to our Board of Directors for approval before they are entered into or, if that is not possible, for ratification after the transaction has occurred. If our Board of Directors finds that a conflict of interest exists, then it will determine the appropriate action or remedial action, if any. Our Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with our best interests and the best interest of our stockholders.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 30, 2024 by (i) each person (or group of affiliated persons) who is known by us to own more than 5% of the outstanding shares of our common stock, (ii) each director and executive officer, and (iii) all of our directors, executive officers and director nominees as a group. As of the date of this prospectus, there were 53,348,800 shares of our common stock issued and outstanding. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person currently owns or has the right to acquire within 60 days of the date of this prospectus. With respect to options and warrants, this would include options and warrants that are currently exercisable within 60 days. With respect to convertible securities, this would include securities that are currently convertible within 60 days.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is c/o Industries of the Americas, Inc., 9454 Wilshire Blvd., Suite 600, Beverly Hills, CA 90212.

Name of Beneficial Owner or Identity of Group	Title of Class	Shares		Percentage	Post Offering Shares	Post Offering Percentage

5% or greater stockholders:

Gnosiis International, LLC 1712 Pioneer Ave., Ste. 5648A Cheyenne, WY 82001	Common Stock	16,044,058		30.07%

HarCal, Inc. 4155 Lomac St., Ste. G Montgomery, AL 36106	Common Stock	3,250,000		6.09%

Executive Officers and Directors:
Abraham Summers, Chairman of the Board	Common Stock	16,044,058	(1)	30.07%

David Silver, Chief Executive Officer	Common Stock	1,970,000	(2)	3.69%

Patrick Daniel, Chief Operating Officer	Common Stock	100,000		0.19%

Michael Handelman, Chief Financial Officer	Common Stock	0		0%

Bruce Potash, Director Nominee	Common Stock	1,912,500		3.59%

All Directors and Officers (five persons)	Common Stock	20,026,558		37.54%

(1)	Shares are owned by Gnosiis International, LLC, of which Mr. Summers is the beneficial owner.
(2)	Shares are owned by Ruth Israel, LLC, of which Mr. Silver is the sole manager and majority holder.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of common stock and 25,000,000 shares of preferred stock.

As of the date of this prospectus, there were 204 holders of record of our common stock, 53,348,800 shares of common stock outstanding and no shares of our preferred stock issued and outstanding.

The following description of our capital stock and provisions of our Certificate of Incorporation and Bylaws to be effective upon the completion of this offering is only a summary. You should also refer to our Certificate of Incorporation, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part, and our Bylaws, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue up to a total of 100,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights.

Further, holders of our common stock have no pre-emptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities. Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available. Each outstanding share of our common stock is, and all shares of common stock to be issued in this offering when they are paid for will be, fully paid and non-assessable.

The holders of a majority of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

We are authorized to issue a total of up to 25,000,000 shares of preferred stock (the “Preferred Stock”), par value $0.001 per share. Our Board of Directors is authorized, subject to any limitations prescribed by the applicable law of the State of Delaware, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences, and relative, participating, optional or other rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding), by the affirmative vote of the holders of a majority of our stock entitled to vote, unless a vote of any other holders is required pursuant to a Certificate or Certificates establishing a series of Preferred Stock. Except as otherwise expressly provided in any such Certificate of Designation, any new series of Preferred Stock may be designated, fixed, and determined by our Board of Directors without approval of the holders of our common stock or the holders of Preferred Stock, or any series thereof, and any new such series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights senior to, junior to, or pari passu with the rights of our common stock, the Preferred Stock, or any future class or series of the Preferred Stock or our common stock.

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Options

We intend to sell or issue restricted shares of common stock or to grant incentive stock options or non-qualified stock options, stock appreciation rights, and restricted stock unit awards for the purchase of shares of common stock to employees, members of the Board of Directors once we establish an equity incentive plan.

Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and our Amended and Restated Bylaws

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our Company.

Board of Directors Vacancies

Our Certificate of Incorporation and Bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution of the majority of the incumbent directors.

Stockholder Action; Special Meeting of Stockholders

Our Certificate of Incorporation and Bylaws provide that our stockholders may take action by written consent. Our Certificate of Incorporation and Bylaws further provide that special meetings of our stockholders may be called by a majority of the board of directors, the Chief Executive Officer, or the Chairman of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which a public announcement of the date of such meeting is first made by us. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for future issuance without stockholder approval and may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. If we issue such shares without stockholder approval and in violation of limitations imposed by Nasdaq or any stock exchange on which our stock may then be trading, our stock could be delisted.

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Forum Selection Clause

Our 2nd Amended and Restated Articles of Incorporation includes a forum selection whereby the Court of Chancery (the “Chancery Court”) of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or our bylaws (as either may be amended from time to time) or (iv) any action asserting a claim against us governed by the internal affairs doctrine, in each case, subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our Articles provides that the foregoing forum selection clause will not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction; and provided, further, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Nothing in our Articles shall be construed to preclude stockholders that assert claims under the Securities Act of 1933, as amended, or any successor thereto or the Securities Exchange Act of 1934, as amended, from bringing such claims in state or federal court, subject to applicable law.

Nevertheless, although some of these provisions were expected to benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against directors and officers, may increase the costs to bring a claim, and limit your ability to bring a claim in a judicial forum that you find more favorable. The enforceability of similar choice of forum provisions in other companies’ charter documents have been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our bylaws are inapplicable or unenforceable in such action.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer LLC.

Stock Market Listing

We plan to apply to have our shares of common stock listed for trading on Nasdaq under the symbol “IAMR.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering the Shares of our common stock at the public offering price of $[●] per Share. The material terms and provisions of our common stock are described under the caption “Description of Our Capital Stock” in this prospectus.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”) Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operations or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions, regulated investment companies or real estate investment trusts;

●	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

●	tax-exempt organizations or governmental organizations;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	U.S. expatriates and certain former citizens or long-term residents of the U.S.;

●	partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code; or

●	persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

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Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder (other than a partnership) if you are any holder other than:

●	an individual citizen or resident of the U.S. (for U.S. federal income tax purposes);

●	a corporation or other entity taxable as a corporation created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia, or other entity treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court, and which has one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

Distributions

As described in “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “— Gain on Disposition of Common Stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. A non-U.S. holder of shares of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the U.S.) are generally exempt from such withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

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Gain on Disposition of our Shares

Subject to the discussion below regarding backup withholding and foreign accounts, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by you in the U.S.);

●	you are a non-resident alien individual who is present in the U.S. for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	our common stock constitutes a U.S. real property interest by reason of our status as a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding your disposition of our common stock, or (ii) your holding period for our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year (provided you have timely filed U.S. federal income tax returns with respect to such losses). You should consult any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Our common stock beneficially owned by an individual who is not a citizen or resident of the U.S. (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise. The test for whether an individual is a resident of the U.S. for U.S. federal estate tax purposes differs from the test used for U.S. federal income tax purposes. Some individuals, therefore, may be non-U.S. holders for U.S. federal income tax purposes, but not for U.S. federal estate tax purposes, and vice versa.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of stock made to you may be subject to information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act, or FATCA, imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to “foreign financial institutions” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends on our common stock, and under current transition rules, are expected to apply with respect to the gross proceeds from the sale or other disposition of our common stock on or after January 1, 2020. An intergovernmental agreement between the U.S. and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock.

Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

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UNDERWRITING

Spartan Capital Securities, LLC is acting as the representative (the “Representative”) of the underwriters of this offering. Under the terms of an underwriting agreement, which is filed as an exhibit to the registration statement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of common stock shown opposite its name below.

Underwriters	Number of Shares

Spartan Capital Securities LLC

The underwriting agreement provides that the underwriters’ obligation to purchase shares of our common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

●	the representations and warranties made by us to the underwriters are true;

●	there is no material change in our business or the financial markets; and

●	we deliver customary closing documents to the underwriters.

The underwriters initially propose to offer our common stock directly to the public at the public offering price set forth on the front cover page of this prospectus and to certain dealers at such offering price less a concession not to exceed $[●] per share. After the initial public offering of our common stock, the offering price and other selling terms may be changed by the underwriters. Sales of our common stocks made outside the United States may be made by affiliates of certain of the underwriters.

Commissions and Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total with no Over- Allotment	Total with Over- Allotment
Public offering price	$	$	$
Underwriting discount (9%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have also agreed to reimburse the Representative for certain fees and expenses incurred by the Representative in connection with the offering, and any amounts not actually incurred will be reimbursed to us. We will pay up to 1% of the gross dollar amount of the Offering as a non-accountable expense allowance and a maximum of $175,000 for fees and expenses including legal fees and disbursements, and other out-of-pocket expenses incurred by the Representative in connection with the offering plus the costs associated with the use of a third-party electronic road show service up to an amount equal to $10,000, and the costs associated with transfer agent fees or clearing costs up to USD$25,000.

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Option to Purchase Additional Securities

We have granted the underwriters an option exercisable for 45 days after the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of (i) [●] shares of common stock sold in this offering, from us in any combination thereof to cover over allotments, if any. To the extent that the Representative exercises this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock as the number of shares to be purchased by it in the above table bears to the total number of shares offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock to the underwriters to the extent the option is exercised. If any additional shares of common stock are purchased, the underwriters will offer the additional shares of common stock on the same terms as those on which the other shares of common stock are being offered hereunder. If this option is exercised in full, the total offering price to the public will be approximately $[●] and the total net proceeds, before expenses and after the credit to the underwriting commissions, to us will be approximately $[●].

Lock-Up Agreements

We have agreed that for a period of 180 days after the closing of this offering, we and any of our successors will not, without the prior written consent of the Representative, which may be withheld or delayed in the Representative’s sole discretion:

● offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly;

● enter into any swap or other arrangement that transfers to another entity, in whole or in part, any of the economic consequences of ownership of any of our common stock or such other securities, whether any such transaction described above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise;

●complete any offering of our debt securities, other than entering into a line of credit with a traditional bank; or • file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock.

The foregoing restrictions will not apply to (1) the shares of common stock to be sold under this prospectus, (2) the issuance of common stock upon the exercise of warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the registration statement of which this prospectus is a part, (3) the issuance of employee stock options not exercisable during the lock-up period and the grant of restricted stock awards or restricted stock units or shares of common stock pursuant to equity incentive plans described in the registration statement of which this prospectus forms a part, (4) the filing of a registration statement on Form S-8 or any successor form thereto, (5) the issuance of unregistered securities issued pursuant to acquisitions or strategic transactions approved by a majority of our disinterested directors, but shall not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (6) the issuance of unregistered securities in payment or settlement of trade payables, contractor fees, or legal proceedings.

Each of our directors, executive officers and all beneficial owners of more than 5% of our common stock will be entering into lock-up agreements with the Representative prior to the commencement of this offering pursuant to which each of these persons or entities has agreed that, for a period ending 180 days after the date of this prospectus, none of them will, without the prior written consent of the Representative (which may be withheld or delayed in the Representative’s sole discretion):

● offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock (including without limitation, shares of common stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and the securities which may be issued upon exercise of a stock option or warrant);

● enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of, whether any such transaction is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise;

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● make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for shares of common stock; or

● publicly announce an intention to effect any transaction specified above.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements do not apply, subject in certain cases to various conditions, to the following:

● transfers as a bona fide gift or gifts, provided that the one or donees agree to be bound in writing by the above restrictions;

● transfers to any trust for the direct or indirect benefit of the locked-up person or the immediate family of the locked-up person, provided that the trustee of the trust agrees to be bound in writing by the above restrictions, and provided further that any such transfer will not involve a disposition for value; or

● the acquisition or exercise of any stock option issued pursuant to our existing stock option plan, including any exercise effected by the delivery of shares of our common stock held by the locked-up person.

Private Placement Fees

On August 31, 2023, we conducted an offering of a senior secured convertible note to Target Capital 6 LLC, Spartan Capital Securities, LLC served as the sole placement agent for this note in the total amount of $500,000 with a 20% original issue discount and 40,000 shares of our common stock. Spartan Capital Securities, LLC received 20,000 shares of our common stock as only compensation for the placement of this note described elsewhere in this prospectus.

Tail Financing

If, during the 12-month period following the closing of this offering, we consummate a financing with investors with whom the Representative had contacted or introduced to us during the period in which we engaged the Representative, we will pay the Representative a fee equal to 9% of the proceeds of such financing.

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Offering Price Determination

The actual offering price of shares of common stock we are offering will be negotiated between us and the Representative.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be affected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

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Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on Nasdaq

We plan to apply to have our common stock listed on Nasdaq under the symbol “IAMR” subject to notice of issuance.

Discretionary Accounts

The underwriters have informed us that they do not expect to sell more than 5% of the common stock in the aggregate to accounts over which they exercise discretionary authority.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Maxim Group LLC Letter Agreement

We are a party to a letter agreement, dated October 18, 2018, with Maxim Group LLC (“Maxim”), pursuant to which we retained Maxim to provide us with general financial and investment banking services. Pursuant to the letter agreement, we agreed to pay Maxim a monthly fee of $5,000 and to issue to Maxim or its designees 235,000 shares of our common stock. In the event that we received financing from a third party introduced to us by Maxim, we agreed to pay Maxim a cash fee of 8% of the amount of capital raised, invested, or committed, and to deliver a warrant to Maxim to purchase shares of our common stock equal to 8% of the number of shares of common stock underlying the securities issued in such financing. Additionally, in the event that we entered into certain transactions with a third party introduced to us by Maxim, including a merger, acquisition or sale of stock or assets, joint venture, strategic alliance or other similar transaction, we agreed to pay Maxim a cash fee of 3% of the consideration paid in such transaction. Such letter agreement had a term of 18 months and expired in April 2020. Maxim assisted us in obtaining approximately $1,000,000 of financing in 2019 and 2020.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares, or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

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Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in France

This prospectus (including any amendment, supplement, or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier). This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

1.	the transaction does not require a prospectus to be submitted for approval to the AMF;

2.	persons or entities referred to in Point 2°, Section II of Article L. 411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.	the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

Notice to Prospective Investors in Germany

Our common stock may be offered and sold in the Federal Republic of Germany only in compliance with the Prospectus Regulation, the Commission Delegated Regulations (EU) 2019/979 and (EU) 2019/980, each as of March 14, 2019, and the German Securities Prospectus Act (Wertpapierprospektgesetz), as amended, or any other laws applicable in Germany governing the issue, offering and sale of securities. This prospectus has not been approved under the Prospectus Regulation and, accordingly, our common stock may not be offered publicly in the Federal Republic of Germany. Our common stock will only be offered in the Federal Republic of Germany in reliance on an exemption from the requirement to publish an approved securities prospectus under the Prospectus Regulation. Any resale of our common stock in Germany may only be made in accordance with the Prospectus Regulation and other applicable laws.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in China

This prospectus will not be circulated or distributed in the PRC and the shares will not be offered or sold and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

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LEGAL MATTERS

The validity of the issuance of the common stock offered by us in this offering will be passed upon for us by FitzGerald Kreditor Bolduc Risbrough LLP, Irvine, California. Certain legal matters in connection with this offering will be passed upon for the underwriters by Lucosky Brookman LLP.

CHANGE IN ACCOUNTANT

Change in Accountant

Effective June 25, 2023, we dismissed BF Borgers PC (“BF Borgers”) as our independent registered public accounting firm. On August 15, 2023, we engaged Bush & Associates CPA to replace BF Borgers. The decision to change independent registered public accounting firms was directed and approved by our board of directors.

BF Borgers’ audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through the date of this report, there were no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BF Borgers’ satisfaction, would have caused BF Borgers to make reference to such disagreements in its audit reports.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through the date of this report, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Prior to retaining Bush & Associates CPA, we did not consult with Bush & Associates CPA regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

The SEC has advised that, in lieu of obtaining a letter from BF Borgers stating whether or not it agrees with the statements herein, we may indicate that BF Borgers is not currently permitted to appear or practice before the SEC for reasons described in the SEC’s Order Instituting Public Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933, Sections 4C and 21C of the Securities Exchange Act of 1934 and Rule 102(e) of the Commission’s Rules of Practice, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order, dated May 3, 2024.

EXPERTS

The consolidated financial statements of Industries of the Americas, Inc. as of December 31, 2023 and 2022 and for each of the years then ended included in this registration statement, of which this prospectus forms a part, have been so included in reliance on the report of Bush & Associates CPA, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

The registration statement is available at the Securities and Exchange Commission’s website at www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission. we will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will be required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the Securities and Exchange Commission. You will be able to inspect and copy such periodic reports, proxy statements and other information at the website of the Securities and Exchange Commission referred to above.

75

F-1

Industries of the Americas, Inc.

Unaudited Condensed Balance Sheets

	June 30,	December 31,
	2024	2023

ASSETS

Current Assets:
Cash	$-	$9,275
Inventory	545,092	545,092
Marketable securities	3,583	3,583
Total Current Assets	548,675	557,950

Property, plant and equipment, net	5,575,320	5,895,449
Other assets	2,000	2,000
Total Non-current Assets	5,577,320	5,897,449

TOTAL ASSETS	$6,125,995	$6,455,399

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities:
Accounts payable	$3,811,332	$3,867,167
Accrued expenses	340,193	310,844
Accrued Compensation	466,442	-
Accounts payable – related party	639,320	522,352
Accrued interest payable	2,249,093	1,716,596
Line of credit – related party	949,811	971,564
Current portion of notes payable, net of debt discount and issuance costs	1,053,879	1,053,879

Current portion of Convertible debt, net of debt discount and issuance costs	4,710,752	4,629,760
Total Current Liabilities	14,220,822	13,072,162

Convertible debt, net of debt discount and issuance costs	5,145,206	5,145,206
Convertible debt derivative liability	4,395,803	4,219,241
Total Non-current Liabilities	9,541,009	9,364,447

Total Liabilities	23,761,831	22,436,609

Commitments and contingencies (Note 16)

STOCKHOLDERS’ DEFICIT

Common stock, 100,000,000 shares authorized, par value $0.0001, 52,895,829 and 52,560,829 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	5,290	5,256
Additional paid in capital	54,155,598	52,654,832
Accumulated deficit	(71,796,724)	(68,641,298)

Total Stockholders’ Deficit	(17,635,836)	(15,981,210)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$6,125,995	$6,455,399

The accompanying notes are an integral part of these unaudited condensed financial statements

F-2

Industries of the Americas, Inc.

Unaudited Condensed Statements of Operations

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023

Product Revenue	$222	1,032	$437	$2,313
Cost of sales	-	8,875	-	58,512
Gross Profit (Loss)	222	(7,843)	437	(56,199)

Operating expenses:
General and administrative expenses	2,228,374	575,598	2,433,768	2,274,446
Total Operating Expenses	2,228,374	575,598	2,433,768	2,274,446

LOSS FROM OPERATIONS	(2,228,152)	(583,441)	(2,433,331)	(2,330,645)

OTHER INCOME (EXPENSE):
Interest expense, net	(283,327)	(210,087)	(532,497)	(382,164)
Rental Income	1,500	-	3,000	-
Realized and unrealized loss on investments	-	1,111	-	1,228
Amortization of debt issuance costs	(1,746)	(443,378)	(3,492)	(886,756)
Dividend & interest	-	-	-	1
Gain (Loss) on Sale of Assets	(12,544)	-	(12,544)	(4,052)
Change in fair value of convertible debt derivative liability	(107,396)	-	(176,562)	-
Total Other Income (Expense)	(403,513)	(652,354)	(722,095)	(1,271,743)

Net loss before taxes	(2,631,665)	(1,235,795)	(3,155,426)	(3,602,388)
Income tax provision (benefit)	-	-	-	-
Net loss	$(2,631,665)	(1,235,795)	$(3,155,426)	$(3,602,388)

Net loss per share, basic and diluted	$(0.05)	(0.02)	$(0.06)	$(0.07)
Weighted average shares outstanding, basic and diluted	52,560,829	51,868,619	52,816,243	51,805,010

The accompanying notes are an integral part of these unaudited condensed financial statements

F-3

Industries of the Americas, Inc.

Unaudited Condensed Statement of Changes in Stockholders’ Deficit

	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance as of December 31, 2022	51,525,679	$5,153	$48,017,464	$(59,565,170)	$(11,542,554)
Common stock issued as bonus and compensation	337,500	34	1,511,966	-	1,512,000
Net Loss	-	-	-	(2,366,593)	(2,366,593)
Balance as of March 31, 2023	51,863,179	$5,186	$49,529,430	$(61,931,763)	$(12,397,147)
Common stock issued as bonus and compensation	5,000	1	22,399	-	22,400
Common stock issued for services	5,000	-	22,400	-	22,400
Net Loss	-	-	-	(1,235,795)	(1,235,795)
Balance as of June 30, 2023	51,873,179	$5,187	$49,574,229	$(63,167,558)	$(13,588,142)

	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance as of December 31, 2023	52,560,829	$5,256	$52,654,832	$(68,641,298)	$(15,981,210)
Common stock issued as bonus and compensation	-	-	-	-	-
Common stock issued for services	-	-	-	-	-
Net Loss	-	-	-	(523,761)	(523,761)
Balance as of March 31, 2024	52,560,829	$5,256	$52,654,832	$(69,165,059)	$(16,504,971)
Common stock issued as bonus and compensation	305,000	31	1,366,369	-	1,366,400
Common stock issued for services	30,000	3	134,397	-	134,400
Net Loss	-	-	-	(2,631,665)	(2,631,665)
Balance as of June 30, 2024	52,895,829	$5,290	$54,155,598	$(71,796,724)	$(17,635,836)

See accompanying notes to the unaudited condensed financial statements

F-4

Industries of the Americas, Inc.

Unaudited Condensed Statements of Cash Flows

	For the six months ended	For the six months ended
	June 30, 2024	June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,155,426)	(3,602,388)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	295,275	281,656
Gain or loss on sale of assets	12,544	4,052
Stock based compensation	1,500,800	1,556,800
Amortization of debt discount and debt costs	3,492	886,756
Change in fair value of derivative liability	176,562	-
Changes in operating assets and liabilities
Decrease (increase) in inventory	-	8,875
Decrease (increase) in marketable securities	-	35,077
Increase (decrease) in accounts payable and accrued expenses	439,956	248,993
Increase (decrease) in accounts payable, related party	116,968	159,324
Increase (decrease) in accrued interest payable	532,497	357,581
Net cash used in operating activities	(77,332)	(63,274)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of property, plant and equipment	12,310	24,440
Net cash used in investing activities	12,310	24,440

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of line of credit - related party	(22,000)	(37,300)
Proceeds of line of credit - related party	247	77,696
Proceeds from convertible notes payable, net	77,500	-
Net cash provided by financing activities	55,747	40,396

Net decrease in cash and cash equivalents	(9,275)	1,562
Cash and cash equivalents, beginning of the year	9,275	1,395
Cash and cash equivalents, end of the year	$-	2,956

Supplemental disclosures for cash flow information:
Cash paid during the year for interest	$-	60,000

See accompanying notes to the unaudited condensed financial statements

F-5

Industries of the Americas, Inc.

Notes to Unaudited Condensed Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Industries of the Americas, Inc. (“the Company”) was incorporated in Delaware on December 29, 2017. The Company is an American medical supplies company that is in the process of outfitting a production facility for manufacturing dipped latex products, thermal packs, ice packs, surgical marking products, and disposable scalpels.

The Company operates a manufacturing facility located in Eufaula, Alabama. The Company’s dip lines are currently tooled to produce industrial and medical gloves, and the Company launched production of gloves in August 2022. The Company also owns additional manufacturing equipment which is currently on-site, including packaging machinery, product test equipment and instrumentation used for quality control.

Liquidity and Going Concern

The Company’s financial statements as of June 30, 2024, and December 31, 2023, are prepared using accounting principles generally accepted in the United States of America (“GAAP”), which contemplates continuation of the Company as a going concern. This contemplates the realization of assets and liquidation of liabilities in the ordinary course of business.

The Company has relied on cash from financing activities to fund substantially all of the cash requirements of our operating activities and have incurred losses and experienced negative cash flows. The Company had a net loss from operations of $2,631,665 and $3,155,426 for the three and six months ended June 30, 2024. The Company had an accumulated deficit of $71,796,724 and negative working capital of $13,672,147 as of June 30, 2024. The Company expects to incur substantial expenses for the foreseeable future relating to research, development, and commercialization of its products. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. Management’s plans to continue as a going concern include raising additional capital through sales of equity securities and borrowing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. If the Company is not able to obtain the necessary additional financing on a timely basis, the Company will be required to delay, reduce the scope of, or eliminate one or more of the Company’s research and development activities or commercialization efforts, or perhaps even cease the operation of its business. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date the financials were issued.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC 205-40, “Basis of Presentation – Going Concern” management has determined that the negative working capital and accumulated deficit raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the accompanying financial statements are issued. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the regulations of the United States Securities and Exchange Commission. The interim financial statements for the six months ending June 30, 2024 are unaudited. These interim condensed financial statements are prepared in accordance with requirements for unaudited interim periods and consequently do not include all disclosures required to be in conformity with accounting principles generally accepted in the United States of America. The results of operations for the interim periods are not necessarily indicative of the results for the full year. In management’s opinion, all adjustments necessary for a fair presentation of the Company’s consolidated financial statements are reflected in the interim periods included and are of a normal recurring nature. These interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in our S-1A, for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (“the SEC”) at www.sec.gov.

F-6

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Estimates are used when accounting for items such as allowance for doubtful accounts, valuation of convertible debt derivative liability, valuation of our common stock and stock-based compensation, income taxes and commitments. Actual results could differ from these estimates.

Cash

The Company considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of June 30, 2024, and December 31, 2023. The Company maintains its cash balances within various bank accounts. The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company monitors the cash balances held in its bank accounts, and as of June 30, 2024 and December 31, 2023, did not have any concerns regarding cash balances which exceeded the insured amounts.

Inventory

Inventories primarily consist of raw and finished goods to be sold to fulfill customer orders. The Company primarily manufactures its commercial products at its own facilities. However, for certain products, the Company partners with third parties to handle manufacturing and packaging. These finished goods are then shipped to the Company’s warehouses before being sold to distributors or end customers. Inventory consists of finished goods and raw materials and is valued at the lower of cost or net realizable value using the first-in, first-out method. The Company’s inventory reserve requirements are based on various factors including the estimates for the future sales of the product. Reserve assessments include inventory obsolescence based upon damaged, or rejected product, slow-moving products, and other considerations. Management reviews the age of inventories for obsolescence and determined that a reserve for obsolescence was not required as of June 30, 2024, and December 31, 2023.

Marketable securities

The Company’s portfolio of marketable securities is comprised of investments in money market funds that invest in U.S. government securities and equity securities, which were purchased during 2021. The Company’s marketable securities are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Losses resulting from the change in fair value of trading securities would be included in the accompanying statement of operations, to which there were $0 and $1,111 during the three months ended June 30, 2024, and June 30, 2023, respectively and $0 and $1,228 during the six months ended June 30, 2024, and June 30, 2023. The estimated fair values of marketable securities are determined using inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources. Interest income from securities is recorded on the accrual basis and dividends from securities are recorded on the ex-dividend date.

As of June 30, 2024, and December 31, 2023, the Company had $3,583 in marketable securities.

Property and Equipment, net

Property and equipment is stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in the condensed consolidated statement of operations or the period in which the disposal occurred. The Company computes depreciation utilizing estimated useful lives, as stated below:

Property and Equipment, net Categories	Estimated Useful Life
Buildings	40 Years
Land	Indefinite
Machinery and equipment	7-10 Years
Furniture and equipment	5-7 Years

F-7

Management regularly reviews property and equipment for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Based on management’s assessment, there were no indicators of impairment of the Company’s property and equipment as of June 30, 2024, and December 31, 2023, respectively.

Leases

The Company assesses whether a contract is or contains a lease at inception of the contract and recognizes right-of-use assets (“ROU”) and corresponding lease liabilities at the lease commencement date. The lease term is used to calculate the lease liability, which includes options to extend or terminate the lease when it is reasonably certain that the option will be exercised. The leases the Company currently holds do not have implicit borrowing rates, therefore the Company utilizes its incremental borrowing rate to measure the ROU assets and liabilities. Operating lease expense is generally recognized on a straight-line basis over the lease term. All leases that have lease terms of one year or less are considered short-term leases, and therefore are not recorded through a ROU asset or liability. As of June 30, 2024 and December 31, 2023, the Company did not have any active leases and therefore there was no ROU or lease liability recorded on the balance sheet.

Fair Value Measurements

ASC 820 “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements.

The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

Level 1- fair value measurements are those derived from quoted prices (unadjusted in active markets for identical assets or liabilities);

Level 2- fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3- fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Financial instruments classified as Level 1 quoted prices in active markets include cash and cash equivalents.

These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates.

In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management for the respective periods. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalents, short-term notes payable, accounts payable and accrued expenses. The carrying value of long-term debt approximates fair value, as the variable interest rates approximate current market rates. The Company measured its derivative liabilities at fair value on a recurring basis using level 3 inputs.

F-8

See Note 9 for further discussion of financial instruments that are carried at fair value on a recurring basis.

		Fair Value Measurements at June 30, 2024 using:
	June 30, 2024	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Liabilities	$—	—	—	$—
Derivative Liabilities	$4,395,803	—	—	$4,395,803

		Fair Value Measurements at December 31, 2023 using:
	December 31, 2023	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Liabilities	$—	—	—	$—
Derivative Liabilities	$4,219,241	—	—	$4,219,241

For the Company’s derivative liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3), the following table provides a reconciliation of the beginning and ending balance for each category therein, and gains or losses recognized during the years ended June 30, 2024.

Ending balance, December 31, 2023	$4,219,241
Re-measurement adjustments:
Change in fair value of derivative liability	69,166
Ending balance, March 31, 2024	$4,288,407
Re-measurement adjustments:
Change in fair value of derivative liability	107,396
Ending balance, June 30, 2024	$4,395,803

The fair value of the derivative liability was estimated using Black-Sholes option-pricing model with the following assumptions:

Convertible Instruments

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with the FASB ASC Topic 815 “Derivatives and Hedging” (“ASC 815”). The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded in earnings each period as non-operating, non-cash income or expense. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument. The Company allocates proceeds based on the relative fair values of the debt and equity components.

F-9

Valuations derived from various models are subject to ongoing internal and external verification and review. The Company determined the fair value of the derivative liability as of June 30, 2024, and December 31, 2023, using the Black-Scholes pricing model for its derivative liability from warrants. The inputs used involve management’s judgment and may impact net gain or loss.

Revenue Recognition

The Company accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected.

The Company recognizes revenues when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as the Company fulfills its obligations under each of our agreements:

1. Identify the contract with a customer.

2. Identify the performance obligations in the contract.

3. Determine the transaction price of the contract.

4. Allocate the transaction price to the performance obligations in the contract.

5. Recognize revenue when the performance obligations are met or delivered.

The Company’s operating revenues are 100% product sales, all of which were manufactured by third parties. Revenues are recognized when the Company completes its performance obligation are delivered to the customer. The Company’s performance obligations to deliver products are satisfied at the point in time when control is transferred, and products are received by the customer. This occurs when the customer has legal title to and physical possession of the product, the customer has accepted the product, the significant risks and rewards of ownership have been transferred to the customer, and the Company has the present right to payment The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring products to the customer, which is comprised of fixed consideration. To the extent that the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method, depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgement, it is probable that a significant future reversal of cumulative revenue recognized will not occur.

The Company considers itself to be the principal in the sale transactions of products produced by third parties and records revenue and costs of goods sold on a gross basis.

The Company has elected to adopt the practical expedient in ASC 606-10-25-18(b), for shipping and handling activities performed after a customer obtains control of the product, the Company elected to account for shipping and handling as activities to fulfill the promise to transfer the product and accrues for the related costs.

The timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivables are recorded at the invoiced amount, net of an allowance for doubtful accounts. A receivable is recognized in the period that the Company delivers goods or provides services, or when its right to consideration is unconditional. Payment terms on invoiced amounts are typically 30 days.

F-10

The Company may receive a payment in excess of revenue recognized to that date. In these circumstances, a contract liability is recorded and classified as Deferred Revenues. Contract liabilities are derecognized when the performance obligations are satisfied, and revenue is recognized.

The Company has not earned revenues from the manufacture of its products during the three months ended June 30, 2024, and 2023.

Stock-Based Compensation

The Company accounts for share-based payments under the guidance as set forth in the Share-Based Payment Topic 718 of the FASB Accounting Standards Codification, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, officers, directors, and consultants, including employee stock options, based on estimated fair values. The Company estimates the fair value of stock option and warrant awards to employees and directors on the date of grant using an option-pricing model, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in our Statements of Operations. The Company’s common stock is not yet publicly traded, and it is required to estimate the fair value of common stock. The fair value of the shares of common stock underlying the employee stock options and restricted common stock issued to employees, non-employees and directors has been determined by Company’s management and approved by our Board of Directors. The Company estimated the fair value of restricted stock awards to employees, non-employees and directors of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in our Statements of Operations.

Income taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of June 30, 2024, and December 31, 2023.

Segment Information

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker (“CODM”), or decision-making group, in making decisions on how to allocate resources and assess performance. The Company has one operating segment.

Advertising Costs

Advertising and promotion costs are expensed incurred. The Company has no material advertising expenses during the three months ended June 30, 2024 and 2023.

Research and Development

The Company expenses internal and external research and development costs, including costs of funded research and development arrangements, in the period incurred. The Company did not incur any external or internal research and development costs during the three months ended June 30, 2024 and 2023.

F-11

Net Loss Per Common Share

The Company follows ASC 260 “Earnings Per Share” for calculating the basic and diluted earnings (or loss) per share. Basic earnings (or loss) per share are computed by dividing earnings (or loss) available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings (or loss) per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential shares of common stock had been issued and if the additional shares were dilutive. Common stock equivalents in amounts of 3,918,065 and 3,225,928 were included within the computation of diluted earnings per share for the three months ended June 30, 2024, and 2023, respectively.

The following table reflects the calculation of basic and diluted net loss per common share as of June 30, 2024, and 2023:

	Three months ended June 30,
	2024	2023
Numerator
Net loss	$(2,631,665)	$(1,235,795)
Denominator (Basic)
Weighted average shares outstanding, basic	52,560,829	51,868,619
Net loss per share, basic	$(0.05)	$(0.02)

	Six months ended June 30,
	2024	2023
Numerator
Net loss	$(3,155,426)	$(3,602,338)
Denominator (Basic)
Weighted average shares outstanding, basic	52,816,243	51,805,010
Net loss per share, basic	$(0.06)	$(0.07)

The following potentially dilutive securities have been excluded from the computations of diluted weighted average shares outstanding as they would be antidilutive:

	June 30,	June 30,
	2024	2023
Convertible Debt	3,918,065	3,225,928
Total	3,918,065	3,225,928

Related Party Transactions

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to the related party.

The Company considers all officers, directors, senior management personnel, and senior level consultants to be related parties to the Company.

F-12

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards.

ASC 480 “Distinguishing Liabilities From Equity” provides that instruments convertible predominantly at a fixed rate resulting in a fixed monetary amount due upon conversion with a variable quantity of shares (“stock settled debt”) be recorded as a liability at the fixed monetary amount.

ASC 815 “Derivatives and Hedging” generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of “Conventional Convertible Debt Instrument”.

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event is not within the entity’s control or could require net cash settlement, then the contract shall be classified as an asset or a liability.

Recently Adopted Accounting Standards

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (“ASU 2016-13”), which requires the measurement of expected credit losses for financial instruments carried at amortized cost, such as accounts receivable, held at the reporting date based on historical experience, current conditions, and reasonable forecasts. The main objective of this ASU is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. The Company adopted this ASU as of January 1, 2023. The adoption did not have a material impact on the Company’s financial statements.

In August 2017, the FASB issued Accounting Standards Update No. 2017-12, Derivatives and Hedging (Topic 815): The amendments in the update make targeted improvements to the optional hedge accounting model with the objective of improving hedge accounting to better portray the economic results in a Company’s financial statements. Prior to the issuance of the amendments in Update 2017-12, companies struggled with achieving fair value hedge accounting for interest rate risk hedges of portfolios of prepayable financial assets. The amendments in this update will apply to all entities that elect to apply the portfolio layer method of hedge accounting in accordance with Topic 815. The amendments in this update are effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The Company determined that this update did not have a material impact on the financial statements upon adoption on January 1, 2023.

F-13

Recently Issued Accounting Standards

The Company has reviewed the recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC and determined that these pronouncements do not have a material impact on the Company’s current or anticipated consolidated financial statement presentation or disclosures.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas.

In December 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-09, Income Taxes—Improvements to Income Tax Disclosures. This guidance enhances the transparency and decision usefulness of income tax disclosures. More specifically, the amendments relate to the income tax rate reconciliation and income taxes paid disclosures and require 1) consistent categories and greater disaggregation of information in the rate reconciliation and 2) income taxes paid disaggregated by jurisdiction. This guidance is effective for fiscal years beginning after December 31, 2024.

The new standard became effective for the Company beginning January 1, 2024, using either a modified retrospective or a fully retrospective method of transition and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s financial statements.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 – INVENTORY

Our inventory consisted of the following as of June 30, 2024 and December 31, 2023:

	June 30,	December 31,
	2024	2023
Raw materials	$396,581	$396,581
Work in process	85,606	85,606
Finished goods	62,905	62,905
Total inventory	$545,092	$545,092

The Company writes down inventory for any excess or obsolete inventories or when we believe that the net realizable value of inventories is less than the carrying value. During the three months ended June 30, 2024, and June 30, 2023, we recorded $0 and $0 in write-downs of inventory, respectively and $0 and $0 during the six months ended June 30, 2024 and June 30, 2023, respectively.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following as of June 30, 2024, and December 31, 2023:

	June 30,	December 31,
	2024	2023
Land	$66,474	$66,474
Building	847,544	847,544
Machinery and equipment	5,760,779	5,760,779
Vehicles	-	-
Furniture and fixtures	17,500	47,490
	6,692,296	6,722,286
Less accumulated depreciation	(1,116,976)	(826,837)
Total property, plant and equipment, net	$5,575,320	$5,895,449

F-14

All the property, plant and equipment are related to the process of outfitting a production facility in Eufaula, Alabama, for manufacturing industrial and medical gloves, dipped latex products, thermal packs, ice packs, surgical marking products and disposable scalpels. Outfitting the facility began in 2020 and continued through August 2022, at which time manufacturing operations were launched.

Depreciation expense for the three months ended June 30, 2024, and 20l23 was $144,370 and $143,238, respectively.

Depreciation expense for the six months ended June 30, 2024, and 2023 was $289,348 and $281,656, respectively.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following as of June 30, 2024 and December 31, 2023:

	June 30,	December 31,
	2024	2023
Accounts payable	$3,811,332	$3,867,167
Accrued expenses	340,193	310,844
Total accounts payable and accrued expenses	$4,151,525	$4,178,011

NOTE 6 – NOTES PAYABLE

September 2019 and March 2021 Note

On September 23, 2019, the Company issued a $100,000 note payable (the “September 2019 Note”) to an investor with an annual interest rate of 10%, compounding monthly, and an original term length of 24 months. The Company issued 200,100 shares of common stock to the noteholder at no charge. The bonus shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company defaulted on payment at the maturity date and the noteholder did not take any legal action to recall the payment of the outstanding principal, accrued interest and liquidated damages. Additionally, the note holder did not enforce his rights to the note’s collateral. Both parties are negotiating the payment term.

During the three months ended June 30, 2024 and 2023, the Company recorded interest expense on the September 2019 Note of approximately $3,205 and $2,878, respectively. During the six months ended June 30, 2024 and 2023, the Company recorded $6,332 and $5,708, respectively. As of June 30, 2024 and December 31, 2023, the net carrying amount of the September 2019 Note was $130,355 and $124,023, respectively.

On March 1, 2021, the Company entered into an agreement with the same noteholder to issue a separate $612,000 note (the “March 2021 Note”) with an annual interest rate of 13.4%, compounding monthly, and an original term of 11 months. The note is secured by a junior and subordinated security interest in all of the assets of the Company. The Company issued 800,000 shares of common stock to the holder at no charge. The shares were valued using the fair value of the common stock at the issuance date and recognized as an initial debt discount expensed over the term of the note. The agreed upon repayment schedule was as follows: 1) monthly payments of $7,000 in April and May of 2021, 2) monthly payments of $50,000 from June of 2021 through January of 2022, and 3) a balloon payment in February of 2022 for the remaining balance.

On June 1, 2021, the Company entered into an amendment to extend the $7,000 monthly payments through June of 2021. The $43,000 difference in June was added to the balloon payment set to be paid in February of 2022. An additional 1,170,071 shares were issued to the noteholder as part of the agreement, bringing the total amount of shares issued to 2,170,171. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company defaulted on payment at the maturity date and the noteholder did not take any legal action to recall the payment of the outstanding principal, accrued interest and liquidated damages. Additionally, the note holder did not enforce his rights to the note’s collateral. Both parties are negotiating the payment term.

F-15

During the three months ended June 30, 2024 and 2023, the Company recorded interest expense on the March 2021 Note of approximately $29,834 and $25,824, respectively. During the six months ended June 30, 2024 and 2023, the Company recorded $58,690 and $51,080, respectively. As of June 30, 2024 and December 31, 2023, the net carrying amount of the note was $910,529 and $851,839, respectively.

Kamai Bathla

On May 16, 2020, the Company issued a $111,000 note payable to Kamai Bathla (“Bathla”) with an annual interest rate of 15%, compounding yearly, and an original term of 24 months. The Company issued 200,000 shares of common stock to the holder at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company defaulted on payment at the maturity date and the noteholder did not take any legal action to recall payment of the outstanding principal, accrued interest and liquidated damages. Additionally, Bathla did not enforce their rights to the note’s collateral. Both parties are negotiating the payment term.

During the three months ended June 30, 2024 and 2023, the Company recorded interest expense on the note of approximately $6,769 and $5,883, respectively. During the six months ended June 30, 2024 and 2023, the Company recorded interest expense of approximately $13,306 and $11,505, respectively. As of June 30, 2024 and December 31, 2023, the net carrying amount of the note was $197,665 and $184,359, respectively.

Riverview Management

On May 18, 2020, the Company issued a $50,000 note payable to Riverview Management (“Riverview”) with an annual interest rate of 12%, compounding yearly, and an original term of 24 months. The Company issued 100,000 shares of common stock to the holder at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company defaulted on payment at the maturity date and the noteholder did not take any legal action to recall payment of the outstanding principal, accrued interest and liquidated damages. Additionally, Riverview did not enforce their rights to the note’s collateral. Both parties are negotiating the payment term.

During the three months ended June 30, 2024 and 2023, the Company recorded interest expense on the note of approximately $2,222 and $1,983 respectively. During the six months ended June 30, 2024 and 2023, the Company recorded interest expense on the note of approximately $4,382 and $3,890, respectively. As of June 30, 2024 and December 31, 2023, the net carrying amount of the note was $79,758 and $75,376, respectively.

Peter Quinn

On May 16, 2020, the Company issued a $111,000 note payable to Peter Quinn (“Quinn”) with an annual interest rate of 15%, compounding weekly, and an original term of 18 months. The Company issued 200,000 shares of common stock to the holder at no charge. The bonus shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. On November 1, 2021, the Company entered into a debt conversion agreement with the noteholder where the parties mutually agreed to convert $100,000 of principal and $17,556 of accrued interest for shares of common stock of the Company at a conversion price of $0.45 per share. A total of 261,236 shares were issued as a result of the conversion.

During the three months ended June 30, 2024 and 2023, the Company recorded interest expense on the note of approximately $751 and $646, respectively. During the six months ended June 30, 2024 and 2023, the Company recorded interest expense on the note of approximately $1,475 and $1,262, respectively. As of June 30, 2024 and December 31, 2023, the net carrying amount of the note was $20,442 and $18,967.

Alan Fogelman

On August 10, 2021, the Company issued a $80,000 note payable to Alan Fogelman (“Fogelman”) with an annual interest rate of 10%, compounding weekly, and an original term of 12 months. The note is secured by a junior and subordinated security interest in all of the assets of the Company. The Company defaulted on payment at the maturity date and the noteholder did not take any legal action to recall payment of the outstanding principal, accrued interest and liquidated damages. Additionally, the note holder did not enforce his rights to the note’s collateral. Both parties are negotiating the payment term.

F-16

On November 30, 2022, the Company entered into a separate secured convertible note agreement with Fogelman issuing a $35,355 note with an annual interest rate of 10%, compounding weekly, and an original term of 9 months. A warrant agreement was signed, giving Fogelman the right on or after the date of liquidity event and on or prior to November 30, 2027, to purchase up to 25% of the number of common shares issued upon the full conversion of the new note to the Company’s common shares. The warrants shares are equal to 100% of the converted principal amount plus any converted unpaid accrued interest divided by the conversion price of the liquidity event share price discounted by 90%. The exercise price of warrants is equal to 1.10 multiplied by the conversion price of the liquidity event share price discounted by 90%. The Company determined that the warrants are embedded in the secured convertible debt instrument. Additionally, the Company evaluated the warrants in accordance with the guidance contained in ASC 815, Derivatives and Hedging, and concluded that they do not meet the derivatives criteria. Thus, they are not required to be bifurcated from the host secured convertible debt instrument and accounted for as a freestanding derivative liability.

On August 30, 2023, the Company’s Board of Directors passed a resolution authorizing the execution of the restated secured promissory note, superseding the agreement entered into on August 10, 2021, whereas the Company agreed to issue Fogelman an additional 400,000 shares of common stock at no charge. The shares issued related to this settlement were valued using the common stock fair value at the issuance date and recognized as stock compensation expense in the year ending December 31, 2023.

During the three months ended June 30, 2024 and 2023, the Company recorded interest expense on the two notes of approximately $4,148 and $3,308, respectively. During the six months ended June 30, 2024 and 2023, the Company recorded interest expense on the two notes of approximately $8,194 and $6,500, respectively. As of June 30, 2024 and December 31, 2023, the net carrying amount of the notes were $168,176 and $159,982, respectively.

2021 Notes

A series of secured promissory notes issued in 2021, bearing annual interest rate of 13.4% with maturity dates of 12 months. The Company issued a total of 75,000 shares of common stock to the holder at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company defaulted on payment at the maturity date and the noteholder did not take any legal action to recall the payment of the outstanding principal, accrued interest and liquidated damages. Additionally, the noteholder did not enforce his rights to the note’s collateral. Both parties are negotiating the payment terms.

During the three months ended June 30, 2024, and 2023, the Company recorded interest expense on the notes of approximately $20,723 and $3,115, respectively. During the six months ended June 30, 2024, and 2023, the Company recorded interest expense on the notes of approximately $24,148 and $6,102, respectively. As of June 30, 2024 and December 31, 2023, the net carrying amount of the notes was $131,689 and $107,541.

	June 30, 2024	December 31, 2023
Notes payable	$1,053,879	$1,053,879
Unamortized debt discount	$–	$–
Less: current portion, net	(1,053,879)	(1,053,879)
Long-term notes payable, net	$–	$–

F-17

NOTE 7 – CONVERTIBLE DEBT

10% Notes

A series of secured convertible promissory notes were issued in 2019 and 2020 with an original principal amount of $171,518, bearing annual interest rate of 10%, compounding weekly, with maturity dates of 6 to 24 months. Principal and interest are due in one balloon payment upon the maturity date. The convertible notes are secured by a security interest which includes all the assets of the Company. The convertible notes also contain a mandatory conversion feature whereby the outstanding principal and accrued interest automatically convert into common stock of the Company, upon the sale or series of sales of shares of common or preferred Stock by the Company which results in proceeds to the Company in the aggregate amount of at least one million dollars ($1,000,000) defined as a (“Qualified Financing”), at a discounted conversion price of 10% to the per common share price. Additionally, the convertible notes contain an optional conversion feature which can be exercised any time prior to the maturity date or prior to exercise of the mandatory conversion feature and provided the Company’s common stock is trading on a trading market for thirty trading days. The optional conversion feature enables the Company to convert the outstanding principal amount and accrued interest into shares of the common stock of the Company at a conversion price equal to the average of the closing prices for the thirty trading days immediately prior to the conversion date.

Upon issuing the convertible promissory notes, the Company also issued a total of 1,046,644 shares of common stock to the holders at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company defaulted on payment at the maturity dates and the noteholders did not take any legal action to recall the payment of the outstanding principal and accrued interest. Additionally, the note holders did not enforce their rights to the notes’ collateral.

During the three months ended March 31, 2024, the Company received a total of $35,000 in additions in the form of additional capital provided by the noteholders. The amended terms agree to retroactively calculate accrued interest on the new principal as if it was invested on the initial grant date of the original loan. The increase in accrued interest as of the modification date was $17,788 and recognized as interest expense during the period.

On May 1, 2024, the Company entered into an agreement with an investor to revise the original agreement, entered into in 2019. In return for an additional $25,000 of capital, the Company has agreed to calculate the accrued interest on the loan retroactively, including this disbursement, and at an increased rate of 13.4%. The Company has recognized the additional expense as interest in the period ending June 30, 2024.

During the three months ended June 30, 2024 and 2023, the Company recorded interest expense on the notes of approximately $37,887 and $5,210, respectively. During the six months ended June 30, 2024 and 2023, the Company recorded interest expense on the notes of approximately $63,546 and $11,085, respectively. As of June 30, 2024 and December 31, 2023, the net carrying amount of the notes was $383,173 and $259,576.

May 2020 Notes

In May of 2020 the Company issued a series of secured convertible promissory notes (the “May 2020 Notes”) for $158,000 bearing annual interest of 15%, compounding yearly, with original terms of 18 months. Principal and interest are due in one balloon payment upon the maturity date. The May 2020 Notes are secured by a security interest which includes all the assets of the Company. The May 2020 Notes contain a mandatory conversion feature whereby the outstanding principal and accrued interest automatically convert into common stock of the Company, upon the sale or series of sales of shares of common or preferred Stock by the Company which results in proceeds to the Company in the aggregate amount of at least one million dollars ($1,000,000) defined as a (“Qualified Financing”), at a discounted conversion price of 10% to the per common share price. Additionally, the May 2020 Notes contain an optional conversion feature: at any time prior to the maturity date or the exercise of the mandatory conversion feature, and provided the Company’s common stock is trading on a trading market for thirty trading days, at the sole option of the Company, the outstanding principal amount together with accrued interest may be converted into shares of the common stock of the Company at a conversion price equal to the average of the closing prices for the thirty trading days immediately prior to the conversion date.

Upon issuing the May 2020 Notes, the Company issued a total of 500,000 shares of common stock to the holder at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company defaulted on payment at the maturity dates and the noteholders did not take any legal action to recall the payment of the outstanding principal and accrued interest. Additionally, the note holders did not enforce their rights to the notes’ collateral.

F-18

During the three months ended June 30, 2024 and 2023, the Company recorded interest expense on the notes of approximately $10,303 and $8,373, respectively. During the six months ended June 30, 2024 and 2023, the Company recorded expense of approximately $20,253 and $16,372, respectively. As of June 30, 2024 and December 31, 2023, the net carrying amount of the May 2020 Notes was $300,852 and $280,599, respectively.

The January 2019 Note and Second May 2022 Note

On January 1, 2019, the Company agreed to issue a $5,000 convertible note payable (the “January 2019 Note”) to an investor with an annual interest rate of 10%, accruing weekly, and an original term of 24 months. The Company and noteholder have repeatedly amended the January 2019 Note to both extend the maturity date of the loan and to add principal in the form of additional capital provided by the noteholder himself. The noteholder provided $5,000, $46,000, and $25,000 during 2019, 2020, and 2021 respectively. As of March 31, 2024, the outstanding principal on the note is $81,000 with a term date of November 8, 2023. The Company additionally issued a total of 1,331,500 shares of common stock to the holder at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the January 2019 Note. The Company has defaulted on payment at the maturity date and the noteholder did not take any legal action to recall the payment of the outstanding principal and accrued interest. The noteholder did not enforce their rights to the January 2019 Note’s collateral. Both parties are negotiating the payment term.

On May 27, 2022, the Company entered into a secured convertible note agreement (the “Second May 2022 Note”) with the noteholder. The Second May 2022 Note was issued with a principal of $10,000, an annual interest rate of 15%, compounding weekly, and an original term of 9 months. A warrant agreement was also signed, giving the noteholder the right on or after the date of liquidity event and on or prior to May 27, 2027, to purchase up to 25% of the number of common shares issued upon the full conversion of the Second May 2022 Note to the Company’s common shares. The warrant shares are equal to 100% of the converted principal amount plus any converted unpaid accrued interest divided by the conversion price of the liquidity event share price discounted by 70%. The exercise price of warrants is equal to 1.30 multiplied by the conversion price of the liquidity event share price discounted by 70%. The Company determined that the warrants are embedded in the secured convertible debt instrument. Additionally, the Company evaluated the warrants in accordance with the guidance contained in ASC 815, Derivatives and Hedging, and concluded that they do not meet the derivatives criteria. Thus, they are not required to be bifurcated from the host secured convertible debt instrument and accounted for as a freestanding derivative liability.

On October 4, 2022, the Company entered into a note amendment with the shareholder whereas an additional $25,000 of additional funds were added to the principal amount of the Second May 2022 Note increasing the outstanding principal to $35,000 total.

During the three months ended June 30, 2024 and 2023, the Company recorded interest expense on the two notes of approximately $4,237 and $3,870, respectively. During the six months ended June 30, 2024 and 2023, the Company recorded $8,402 and $7,676, respectively. As of June 30, 2024 and December 31, 2023, the net carrying amount of the notes is $163,381 and $154,978, respectively.

July 2019 and May 2022 Notes

On July 9, 2019, the Company entered into an agreement to issue a $25,500 convertible note payable (the “July 2019 Note”) to Bruce Potash and Linda Neumann-Potash Revocable Trust (“the July 2019 Noteholders”) with an annual interest rate of 10%, accruing monthly, and an original term of 24 months. The Company and the July 2019 Noteholders have repeatedly amended the July 2019 Note to both extend the maturity date of the loan and to add principal in the form of additional capital provided by the July 2019 Noteholders themself. The July 2019 Noteholders provided $25,000, $75,000, and $52,000 during 2019, 2020, and 2021 respectively. Additionally, the Company issued a total of 1,009,500 shares of common stock to the July 2019 Noteholders at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note.

F-19

On November 1, 2021, the Company and the July 2019 Noteholders entered into a debt conversion agreement whereas the July 2019 Noteholders agreed to convert both the outstanding principal balance of $177,500, and accrued interest to date of $25,469, at a conversion rate of $0.45 for a total of 451,043 shares of common stock. The Company issued an additional 439,457 shares of common stock to the July 2019 Noteholders on the day of conversion at no charge. The additional shares were valued using the common stock fair value at the issuance date and recognized as a debt discount expensed on the date of conversion.

On May 16, 2022, the Company entered into a separate secured convertible note agreement (the “First May 2022 Note”). The First May 2022 Note had an initial principal value of $25,000 with an annual interest rate of 15%, compounding monthly, and an original term of 9 months. A warrant agreement was signed, giving the note holder the right on or after the date of liquidity event and on or prior to May 16, 2027, to purchase up to 25% of the number of common shares issued upon the full conversion of the new note to the Company’s common shares. The warrants shares are equal to 100% of the converted principal amount plus any converted unpaid accrued interest divided by the conversion price of the liquidity event share price discounted by 70%. The exercise price of warrants is equal to 1.30 multiplied by the conversion price of the liquidity event share price discounted by 70%. The Company determined that the warrants are embedded in the secured convertible debt instrument. Additionally, the Company evaluated the warrants in accordance with the guidance contained in ASC 815, Derivatives and Hedging, and concluded that they do not meet the derivatives criteria. Thus, they are not required to be bifurcated from the host secured convertible debt instrument and accounted for as a freestanding derivative liability.

On August 15, 2022, the Company entered into a note amendment with the noteholder whereby an additional $25,000 of additional funds were added to the principal amount of the First May 2022 Note increasing the outstanding principal to $50,000 total.

During the three months ended June 30, 2024 and 2023, the Company recorded interest expense on the two notes of approximately $1,875 and $1,854, respectively. During the six months ended June 30, 2024 and 2023, the Company recorded $3,750 and $3,729, respectively. As of June 30, 2024 and December 31, 2023, the net carrying amount of the notes is $65,313 and $61,875, respectively.

Target Capital Notes

Target 2021 Note

On November 23, 2021, the Company issued a zero-coupon convertible promissory note (the “Target 2021 Note”) with a redemption value of $2,376,500, discounted at an annual interest rate of 15% or $356,500, to Target Capital Partners (“Target Capital”), so that net principal is $2,020,000. The Company received note proceeds of $1,903,700, net of debt issuance costs of $116,300. The principal, debt discount of $356,500, and debt issuance cost of $116,300 are payable at the maturity date on August 23, 2022. The Company recorded an original debt discount of $356,000 amortized over the note term and expensed debt issuance costs of $116,300 as interest expense in the statements of operations, upon the execution of the note payable.

The Target 2021 Note provides Target Capital with security interest in all the Company’s assets. The Company has the option to repay the note at any time after prior to the maturity date at an amount equal to (i) the outstanding principal amount of this note, plus (ii) accrued and unpaid interest hereon, plus (iii) all other amounts, costs, expenses, and liquidated damages due in respect of this note if the Company prepays this note prior to the maturity date. The Target 2021 Note contains an optional conversion feature: on any date on or following the date of a liquidity event (a public offering of common stock), Target Capital shall have the right, at Target Capital’s option, to convert the 2021 Target Note in whole or in part, including any of its outstanding principal amount and any unpaid accrued interest and any fees and any and all other outstanding amounts owing thereon, in each case, on the conversion date, into conversion shares, based on a conversion price equals the liquid event price discounted at 35%.

F-20

On November 23, 2021, a warrant agreement was signed, giving Target Capital the right on or after the date of liquidity event and on or prior to November 23, 2026, to purchase up to 50% of the number of common shares issued upon the full conversion of the Target 2021 Note to the Company’s common shares. In the event of default under the Target 2021 Note, the warrant shares will automatically increase from a maximum of 50% to 75% upon the full conversion of the note into common shares. The warrants shares are equal to 100% of the converted principal amount plus any converted unpaid accrued interest divided by the conversion price of the liquidity event share price discounted by 65%. The exercise price of the warrants is equal to 1.30 multiplied by the conversion price of the liquidity event share price discounted by 65%. The Company determined that the warrants are embedded in the Target 2021 Note. Additionally, the Company evaluated the warrants in accordance with the guidance contained in ASC 815, Derivatives and Hedging, and concluded that they do not meet the derivatives criteria. Thus, they are not required to be bifurcated from the host secured convertible debt instrument and accounted for as a freestanding derivative liability.

On June 14, 2022, the Target 2021 Note was amended increasing the outstanding principal to $3,294,147 which will be paid at the maturity date. The Company received $780,000 in note proceeds, and the remaining $137,647 was recorded as a debt discount amortized over the remaining maturity of the note. The Target 2021 Note interest rate, term length, and conversion terms were unchanged by the amendment. If Target Capital elects not to convert, a 20% premium will be payable in respect of any of the amounts due. Also, On June 14, 2022, a security agreement between the Company and Target Capital, and an intercreditor agreement between Target Capital and HarCal Inc. (“HarCal”) was signed amending the Target 2021 Note and a note payable agreement (the “HarCal Note”) signed by the company and HarCal. The intercreditor agreement increased Target Capital’s security interest in the assets of the Company in proportion to the increase in the principal amount of the Target 2021 Note.

On August 29, 2022, the Company entered into an amendment with Target Capital in which the Target 2021 Note maturity date was amended, extending it to the earlier of December 31, 2022, or the occurrence of a liquidity event (defined as initial public offering of its common stock to a primary exchange). In exchange for the extension of maturity date, the Company issued Target Capital 200,000 shares of common stock. The shares were valued using the common stock fair value at the issuance date and recognized as a debt discount expensed over the amended term of the Target 2021 Note.

On January 5, 2023, the Company entered into an amendment with Target Capital in which the Target 2021 Note’s maturity date was amended extending it to the earlier of April 30, 2023, or the occurrence of a liquidity event (defined as initial public offering of its common stock to a primary exchange). In exchange for the extension of maturity date, the Company issued Target Capital 200,000 shares of common stock at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as a debt discount expensed over the amended term of the Target 2021 Note.

On August 18, 2023, the Target 2021 Note’s maturity date was amended, extending it to the earlier of February 15, 2024, or the occurrence of a liquidity event at no cost to the Company.

During the three and six months ended June 30, 2024 and 2023, the Target 2021 Note accrued no interest. Additionally, as of June 30, 2024 and December 31, 2023, the Target 2021 Note had a net carrying value of $3,294,147.

Target 2023 Loan

On September 8, 2023, the Company issued a zero-coupon convertible promissory note (the “Target 2023 Note”) with a principle of $500,000, discounted at an annual interest rate of 20% or $100,000, to Target Capital. The Company received note proceeds of $400,000. The principal is payable on the maturity date, December 31, 2023. The Company recorded an original issuance discount of $100,000 amortized over the original note term. As of June 30, 2024, the net carrying amount of the Target 2023 Note was $500,000.

F-21

HarCal Note

On April 20, 2018, the Company issued a $5,000,000 note payable (the “Initial HarCal Note”) to HarCal for the acquisition of a manufacturing facility, located in Eufaula, Alabama. The Initial HarCal Note bore interest at Libor plus 6% with no payments due and no interest charged until the 25th month of the term of the note. The Company defaulted on the monthly payments after the initial 24 months. On November 19, 2021, both parties agreed to replace the Initial HarCal Note with a convertible promissory note (the “HarCal Note”) of $5,145,206 maturing on November 19, 2026, and bearing annual interest of LIBOR plus 6%. According to the terms of the HarCal Note, commencing on December 1, 2021, monthly payments of $10,000 were to be made and applied first to accrued interest and then to principal. Commencing December 1, 2022, monthly payments were to be made over the next four years in amounts necessary to amortize the HarCal Note through the maturity date. The Company has the right of early payment of the notes with no penalty. Additionally, the amended note provided the HarCal with a secured interest in all the Company’s assets pari passu with Target Capital’s secured interest in all the Company’s assets.

During the three months ended June 30, 2024 and 2023, the Company recorded interest expense on the HarCal Note of approximately $147,155 and $125,425, respectively. During the six months ended June 30, 2024 and 2023, the Company recorded $294,328 and $233,534, respectively. As of June 30, 2024 and December 31, 2023, the net carrying amount of the HarCal Note was $6,285,361 and $5,991,579.

The HarCal Note contains a conversion feature, whereby in the event of a liquidity event (public offering in Nasdaq or NYSE), the HarCal Note grants HarCal, at its sole option, with the right to convert the outstanding balance of the principal and accrued interest, in whole or in part, divided by the liquidity event common stock price discounted by 35%, to the Company’s shares of common stock.

The HarCal Note granted HarCal a warrant to purchase up to 50% of the number of common shares issued upon the full conversion of the HarCal Note to the Company’s common shares. The warrant is exercisable, at any time on or after the date when HarCal exercises their right to convert in full the HarCal note to the Company’s common shares on or prior to November 19, 2026. The warrant shares are equal to 100% of the converted principal amount plus any converted unpaid accrued interest divided by the conversion price of the liquidity event share price discounted by 65%. The exercise price of warrants equal 1.30 multiplied by the conversion price of the liquidity event share price discounted by 65%. Conversion of warrants is capped by an ownership limitation of 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the warrants. HarCal has the option to increase the ownership cap to 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the warrants. The Company determined that the warrants are embedded in the secured convertible debt instrument. Additionally, the Company evaluated the warrants in accordance with the guidance contained in ASC 815, Derivatives and Hedging, and concluded that they do not meet the derivatives criteria. Thus, they are not required to be bifurcated from the host secured convertible debt instrument and accounted for as a freestanding derivative liability.

2036 Note

On January 19, 2018, the Company issued a $75,000 secured convertible promissory note (the “2036 Note”), with an interest rate of 15% annually, compounding quarterly, with a maturity date of 24 months to 2036 Investments. The 2036 Note is secured by a junior and subordinated security interest in all of the assets of the Company. Under the terms of the 2036 Note, if 2036 Investment’s ownership of the Company’s outstanding common shares is diluted to less than 3%, at any time during the first 36 months of the borrower being formalized, or 24 months of the borrower’s common shares trading as SEC compliant securities in any public stock exchange or marketplace, whichever comes later, 2036 Investments may compel the Company to repay the note within 30 days or 2036 Investments will receive an Original Interest Discount (OID) of $15,000. 2036 Investments chose to receive the OID amount, which was recorded as interest expense in the statement of operations in 2022. The Company defaulted on payment at the maturity date and 2036 Investments did not take any legal action to recall payment of the outstanding principal, accrued interest and liquidated damages. Additionally, they did not enforce their rights to the 2036 Note’s collateral. Both parties are negotiating the payment term.

The 2036 Note contains an optional conversion feature: upon the Company being publicly listed and trading in the stock exchange market for a minimum of 7 months, the 2036 Note can be converted, in whole or in part, into shares of Common Stock at the option of the borrower, at a discounted conversion price of the lowest of (i) 50 day moving average price for the borrower’s common shares, or (ii) 200 day moving average price for the borrower’s common shares. The discounted conversion price is equal to the conversion price used by other promissory notes that choose to convert, however an additional 5% gross discount is applied.

F-22

During the three months ended June 30, 2024 and 2023, the Company recorded interest expense on the 2036 Note of approximately $2,813 and $2,813, respectively. During the six months ended June 30, 2024 and 2023, the Company recorded $5,625 and $5,625, respectively. As of June 30, 2024 and December 31, 2023, the net carrying amount of the 2036 Note was $150,313 and $144,688, respectively.

October 2022 Note

On October 12, 2022, the Company entered into a secured convertible note agreement (the “October 2022 Note”) with an investor that had a principal amount of $30,000 with an annual interest rate of 15%, compounding annually, and an original term of 4 months. A warrant agreement was signed, giving the noteholder the right on or after the date of liquidity event and on or prior to May 16, 2027, to purchase up to 25% of the number of common shares issued upon the full conversion of the October 2022 Note to the Company’s common shares. The warrants shares are equal to 100% of the converted principal amount plus any converted unpaid accrued interest divided by the conversion price of the liquidity event share price discounted by 70%. The exercise price of warrants is equal to 1.30 multiplied by the conversion price of the liquidity event share price discounted by 70%. The Company determined that the warrants are embedded in the secured convertible debt instrument. Additionally, the Company evaluated the warrants in accordance with the guidance contained in ASC 815, Derivatives and Hedging, and concluded that they do not meet the derivatives criteria. Thus, they are not required to be bifurcated from the host secured convertible debt instrument and accounted for as a freestanding derivative liability.

During the three months ended June 30, 2024 and 2023, the Company recorded interest expense on the October 2022 Note of approximately $1,306 and $1,135, respectively. During the six months ended June 30, 2024 and 2023, the Company recorded $2,567 and $2,220, respectively. As of June 30, 2024 and December 31 2023, the net carrying amount of the notes was $38,141 and $35,573, respectively.

June 2019 Note

On June 7, 2019, the Company issued a $50,000 convertible note payable (the “June 2019 Note”) to an investor with an annual interest rate of 15%, accruing monthly, and an original term of 24 months. The Company has entered into a number of amendments with the noteholder to both extend the maturity date of the loan and to add principal in the form of additional capital provided by the noteholder himself. The noteholder provided $50,000, $50,000, $25,000, and $25,000 during 2019, 2020, 2021, and 2022 respectively. As of December 31, 2023, the outstanding principal on the note is $200,000 with a maturity date of February 28, 2023. Additionally, the Company issued a total of 2,170,171 shares of common stock to the holder. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company has defaulted on payment at the maturity date and the noteholder did not take any legal action to recall the payment of the outstanding principal and accrued interest. The noteholder did not enforce their rights to the note’s collateral. Both parties are negotiating the payment term.

During the three months ended June 30, 2024 and 2023, the Company recorded interest expense of approximately $7,500 and $7,500, respectively. During the six months ended June 30, 2024 and 2023, the Company recorded $15,000 and $15,000, respectively. As of June 30, 2024 and December 31, 2023, the net carrying amount of the notes is $331,016 and $314,099, respectively.

February 2024 Note

On February 5, 2024, the Company entered into a secured convertible note agreement with the noteholder issuing a $10,000 note with an annual interest rate of 15%, accruing monthly, and an original term of 12 months. On February 27, 2024 the Company entered into an amendment with the noteholder whereas $7,500 of additional principal was to added in the form of additional capital provided by the noteholder himself.

F-23

During the three months ended June 30, 2024 and 2023, the Company recorded interest expense on the February 2024 Note of approximately $682 and $0, respectively. During the six months ended June 30, 2024 and 2023, the Company recorded $1,144 and $0, respectively. As of June 30, 2024 and December 31 2023, the net carrying amount of the notes was $18,644 and $0, respectively.

	June 30, 2024	December 31, 2023
Convertible notes payable	$9,866,226	$9,788,726
Unamortized debt discount	$(10,268)	$(13,760)
Less: long-term convertible notes payable	(5,145,206)	(5,145,206)
Current portion, net	4,710,752	4,629,760

NOTE 8 – LINE OF CREDIT - RELATED PARTY

On May 7, 2018, the Company engaged Gnosiis International (“Gnosiis”) which is controlled by a director, officer, and significant Stockholder of the Company, to provide management and consulting services to the Company in exchange for a one-time fee of $37,000. On the same date, the Company entered into an unsecured line of credit agreement (“LOC”) with Gnosiis for a maximum loan amount of $100,000, to finance the services provided by Gnosiis to the Company. The interest rate of the line of credit is the Wells Fargo Prime Rate plus 8%. Certain payments were required on weekly basis during the first 24 months, after which Gnosiis received the right to call the loan at any time, upon which the balance outstanding would be amortized ratably over 36 months with interest accruing monthly. If the Company terminates the services of the director, officer and significant Stockholder who controls Gnosiis, the outstanding principal and accrued interest will be due immediately. Upon default of payment, the outstanding principal and accrued interest will be due immediately.

On January 1, 2019, the management services and LOC agreements were amended by expanding the scope of management services to be provided by Gnosiis, in exchange for a flat fee of $9,950 per month and increasing the LOC maximum loan amount to $500,000.

The management services agreement states that Gnosiis will receive a flat fee of $375,000, which will be added to the line of credit balance, for its efforts to have our common stock listed on a national securities exchange. The fee will be immediately accrued and billed upon submission of a S-1 registration statement with the U.S. Securities and Exchange Commission or an alternative filing such as a Form 1A.

On March 15, 2022, the Company amended the Gnosiis management services agreement and LOC, terminating the monthly management fee of $9,995 starting January 1, 2022, and replaced it with quarterly flat consulting payments of $15,000 starting February 1, 2022, plus reimbursement of reasonable out of pocket expenses. Also, the amendment provided for added services payable based on accomplished milestones linked to sale goals of the Company’s manufactured products. A maximum of 50% of these billable amounts may be added to the LOC at the discretion of the Company. The balance is paid in cash and on a quarterly basis, unless otherwise agreed to by Gnosiis. Additionally, at the Company’s sole discretion, it has the right to restructure the LOC’s calculation of the interest rate, to eliminate the Prime base in the calculation of the monthly interest rate for the line of credit to a new calculation of Prime rate 0% plus 8%. This will be mutually agreed upon if LOC becomes restructured, commercially secured, and adequately collateralized by real and valuable assets. All other terms and conditions of Gnosiis management services and LOC agreements remain unchanged. As of June 30, 2024, and December 31, 2023, the outstanding balance in the Gnosiis line of credit was $949,811 and $971,564, respectively. The were no services received and no expense recorded under the pursuant to Gnosiis management services agreement for the three and six months ended June 30, 2024, and 2023. These expenses are included in general and administrative expenses in our statements of operations.

NOTE 9 – DERIVATIVE LIABILITIES

The Company has issued certain convertible notes payable that contain conversion options with variable settlement features which make their conversion options a derivative liability. The conversion option derivatives were embedded in their respective note payables and for accounting purposes have been bifurcated from the host instruments. As of June 30, 2024, the Company did have these convertible notes payable outstanding and the derivative liability from the related conversion options.

F-24

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their initial and subsequent measurement, as of June 30, 2024 and December 31, 2023:

	June 30,	December 31,
	2024	2023
Stock Price	$0.83 – 4.47	$0.83 – 4.47
Exercise Price	$0.50 – 2.91	$0.50 – 2.91
Expected term	1.0	1.2 – 5.2
Risk-free rate	5.10%	0.18 – 2.45%
Annual volatility	43.70%	42-56%
Dividend yield	0.00%	0.00%

The following table presents changes in the fair value of convertible debt derivative liability for the periods ended June 30, 2024 and December 31, 2023:

Description	Derivative Liability
Fair value as of December 31, 2022	$4,276,310
Change in fair value measurement	(57,069)
Fair value as of December 31, 2023	$4,219,241
Change in fair value measurement	176,562
Fair value as of June 30, 2024	$4,395,903

NOTE 10 - EQUITY

Common Stock

As of June 30, 2024, and December 31, 2023, the Company was authorized to issue 100,000,000 shares of common stock, par value $0.0001. As of June 30, 2024, and December 31, 2023, the total shares of the Company’s common stock issued and outstanding was 52,895,829 and 52,560,829, respectively.

2024 Activity

For the three months ended June 30, 2024, the Company issued an aggregate of 305,000 shares of its common stock valued at $1,166,444 to its employees as compensation expense within condensed consolidated statements of operations for the three and six months ended June 30, 2024.

For the three months ended June 30, 2024, the Company issued an aggregate of 30,000 shares of its common stock valued at $134,400 to its vendors for the services performed for the three and six months ended June 30, 2024.

The fair value of the shares of common stock issued to employees and non-employees has been determined by Company’s management and approved by our Board of Directors. And the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period within general and administrative expense in accompanying statements of operations.

2023 Activity

For the three months ended March 31, 2023, the Company issued an aggregate of 337,500 shares valued at $1,512,000 to its employees as compensation expense for the period ended March 31, 2023. For the three months ended June 30, 2023, the Company issued an aggregate of 5,000 shares valued at $22,400 to its employees as compensation expense for the three months ended June 30, 2023.

For the three months ended June 30, 2023, the Company issued an aggregate of 5,000 shares of its common stock valued at $22,400 to its vendors for the services performed for the three months ended June 30, 2021.

The fair value of the shares of common stock issued to employees and non-employees has been determined by Company’s management and approved by our Board of Directors. And the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period within general and administrative expense in accompanying statements of operations.

NOTE 11 – RELATED PARTY TRANSACTIONS

On March 24, 2022, the Company entered into an agreement with a number of related parties, Ruth Israel LLC (“RI”) and Luciano Equity, Inc (“LEI”), PM Designs (“PM”), and Little Weoka. (“LW”), whereas the related parties provide consulting services for the Company in exchange for payment for services provided, bonuses payable upon accomplishment of each milestone, credit in lieu of full cash payments, healthcare, and housing expenses. As of June 31, 2024, and December 31, 2023 the Company owed the related parties an amount of $522,352. The total expense recorded in connection to the services provided by the related parties were $0 for the three and six months ended June 31, 2024 and 2023.

NOTE 12 – SUBSEQUENT EVENTS

On July 3, 2024, the Company issued a note payable to an institutional investor with an aggregate face value of $250,000 in exchange for cash proceeds of $175,000, representing an original issue discount (“OID”) of $75,000. In addition, the Company issued 262,500 incentive pre-funded warrants.

F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Industries of the Americas, Inc.

OPINION ON THE FINANCIAL STATEMENTS

We have audited the accompanying balance sheet of Industries of the Americas, Inc. (the “Company”) as of December 31, 2023 and 2022, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Industries of the Americas, Inc. as of December 31, 2023 and 2022 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

As discussed in Note 1 to the financial statements, the Company has restated its previously issued financial statements for the year ended December 31, 2022, to correct certain errors identified in the reporting of loans payable, accrued interest payable, common stock, and additional paid-in capital. Specifically, the following errors were discovered and corrected:

1.	A previous error within the balance sheet where the total stockholders’ deficit did not reconcile properly.
2.	Rounding errors in the balance sheet that were corrected to conform with Generally Accepted Accounting Principles (GAAP).
3.	Incorrect accounting for issuances of common stock in return for services and employee bonuses, including the number of shares issued and their applicable valuations.
4.	Incorrect treatment of debt issuance costs, which were previously expensed through interest expense and accrued expenses instead of being amortized over the life of the note.
5.	Errors related to the presentation of general and administrative expenses that were previously omitted.
6.	Errors in the amortization of debt issuance costs.
7.	Errors in the presentation of the cash flow statement, which have now been corrected to conform with GAAP.

In addition, certain reclassifications were made to conform with the current year’s presentation, with no effect on net loss as previously reported. These reclassifications include:

1.	Reclassifying accrued expenses, accrued interest payable, and related party payables to individual line items within the balance sheet as of December 31, 2022.
2.	Reclassifying convertible debt and ‘converted notes’ to align with GAAP presentation.

The restated financial statements for the year ended December 31, 2022, reflect these corrections and reclassifications. Our opinion is not modified with respect to that matter.

SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BASIS FOR OPINION

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

CRITICAL AUDIT MATTERS

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ Bush & Associates CPA LLC

We have served as the Company’s auditor since 2023.

Henderson, Nevada

August 8, 2024

PCAOB ID Number 6797

F-26

Industries of the Americas, Inc.

Balance Sheets

	DECEMBER 31,
	2023	2022 (as restated)

ASSETS

Current Assets:
Cash	$9,275	$1,375
Inventory	545,092	710,971
Marketable securities	3,583	46,203
Total Current Assets	557,950	758,569

Property, plant and equipment, net	5,895,449	6,517,416
Other assets	2,000	2,000
Total Non-current Assets	5,897,450	6,519,416

TOTAL ASSETS	$6,455,399	$7,277,985

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities:
Accounts payable	$3,867,167	$3,662,144
Accrued expenses	310,844	252,501
Accounts payable – related party	522,352	281,864
Accrued interest payable	1,716,596	892,293
Line of credit – related party	971,564	925,974
Current portion of notes payable, net of debt discount and issuance costs	1,053,879	1,039,000

Current portion of Convertible debt, net of debt discount and issuance costs	4,629,760	2,345,247
Total Current Liabilities	13,072,162	9,399,023

Convertible debt, net of debt discount and issuance costs	5,145,206	5,145,206
Convertible debt derivative liability	4,219,241	4,276,310
Total Non-current Liabilities	9,364,447	9,421,516

Total Liabilities	22,436,609	18,820,539

Commitments and contingencies (Note 16)	-	-

STOCKHOLDERS’ DEFICIT

Common stock, 100,000,000 shares authorized, par value $0.0001, 52,560,829 and 51,525,679 shares issued and outstanding as of December 31, 2023 and 2022, respectively	5,256	5,152
Additional paid in capital	52,654,832	48,017,464
Accumulated deficit	(68,641,298)	(59,565,170)

Total Stockholders’ Deficit	(15,981,210)	(11,542,554)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$6,455,399	$7,277,985

The accompanying notes are an integral part of these financial statements

F-27

Industries of the Americas, Inc.

Statements of Operations

	YEARS ENDED
	DECEMBER 31,
	2023	2022 (as restated)

Product revenue	$71,773	$6,022
Cost of sales	215,516	147,923
Gross profit (loss)	(143,743)	(141,901)

OPERATING EXPENSES
General and administrative expenses	6,317,582	8,375,722
Total operating expenses	6,317,582	8,375,722

OPERATING LOSS	(6,461,325)	(8,517,623)

OTHER (EXPENSE) INCOME:
Interest expense, net	(894,361)	(683,8847)
Realized and unrealized loss on investments	(62)	(107,521)
Amortization of debt issuance costs	(1,773,512)	(3,735,271)
Dividend and interest income	-	4,180
Loss on sale of assets	(3,938)	-
Change in fair value of convertible debt derivative liability	57,069	(836,662)
Total other (expense) income	(2,614,803)	(5,359,158)

Net loss before taxes	(9,076,128)	(13,876,781)
Provision for income taxes	-	-
Net loss	$(9,076,128)	$(13,876,781)

Net loss per share
Basic and diluted	$(0.17)	$(0.27)

Weighted-average common shares outstanding
Basic and diluted	52,120,497	51,173,477

The accompanying notes are an integral part of these financial statements

F-28

Industries of the Americas, Inc.

Statement of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2023 and 2022

	Common Stock		Additional Paid	Accumulated
	Shares	Amount	in Capital	Deficit	Total
Balance as of December 31, 2021 (as restated)	50,754,379	$5,075	$44,816,646	$(45,688,389)	$(866,668)
Common stock issued as bonus and compensation	581,400	58	2,412,752	-	2,412,810
Common stock issued for services	200,000	20	829,980	-	830,000
Common stock cancelled	(10,100)	-	(41,915)	-	(41,915)
Net loss	-	-	-	(13,876,781)	(13,876,781)
Balance as of December 31, 2022 (as restated)	51,525,679	$5,152	$48,017,464	$(59,565,170)	$(11,542,554)
Common stock issued as bonus and compensation	492,750	49	2,207,471	-	2,207,520
Common stock issued for services	542,400	54	2,429,898	-	2,429,952
Net loss	-	-	-	(9,076,128)	(9,076,128)
Balance as of December 31, 2023	52,560,829	$5,256	$52,654,832	$(68,641,298)	$(15,981,210)

The accompanying notes are an integral part of these financial statements

F-29

Industries of the Americas, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2023 and 2022

	December 31,	December 31,
	2023	2022 (Restated)
Cash flows from operating activities
Net loss	$(9,076,128)	$(13,876,781)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	593,590	234,688
Loss on sale of assets	3,938	-
Inventory impairments and writeoffs	165,879	-
Stock based compensation	4,637,472	3,200,895
Amortization of debt discount and debt issuance costs	1,773,512	3,735,270
Change in fair value of derivative liability	(57,069)	836,662
Changes in operating assets and liabilities
Decrease (increase) in inventory	-	(710,971)
Decrease (increase) in marketable securities	42,620	1,409,109
Increase (decrease) in accounts payable and accrued expenses	263,366	3,633,165
Increase (decrease) in accounts payable, related party	240,488	281,864
Increase (decrease) in accrued interest payable	824,303	567,959
Net cash used in operating activities	(588,029)	(688,140)

Cash flows from investing activities
Purchase of marketable securities	-	-
Purchase of property, plant and equipment	-	(389,117)
Sale of property, plant and equipment	24,440	-
Net cash used in investing activities	24,440	(389,117)

Cash flows from financing activities
Proceeds from conversion of notes to equity	-	-
Payments of line of credit - related party	(68,650)	(148,000)
Proceeds of line of credit - related party	114,240	136,994
Proceeds from convertible notes payable	511,000	1,103,002
Payments of convertible notes payable, net	-	(18,500)
Proceeds from notes payable, net	14,879	-
Net cash provided by financing activities	571,469	1,073,496

Net decrease in cash	7,880	(3,763)
Cash, beginning of the year	1,395	5,156
Cash, end of the year	$9,275	$1,393

Supplemental disclosures for cash flow information
Cash paid during the year for interest	$70,000	$110,000
Cash paid during the year for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

F-30

Industries of the Americas, Inc.

Notes to Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Industries of the Americas, Inc. (“the Company”) was incorporated in Delaware on December 29, 2017. The Company is an American medical supplies company that is in the process of outfitting a production facility for manufacturing dipped latex products, thermal packs, ice packs, surgical marking products and disposable scalpels.

The Company operates a manufacturing facility located in Eufaula, Alabama. The Company’s dip lines are currently tooled to produce industrial and medical gloves, and the Company launched production of gloves in August 2022. The Company also owns additional manufacturing equipment which is currently on-site, including packaging machinery, product test equipment and instrumentation used for quality control.

Restatement of December 31, 2022, Financial Statements

Restatement

In connection with the preparation of the Industries of the Americas, Inc. (the “Company”) financial statements as of December 31, 2023, the Company’s management, in consultation with its advisors, identified errors made in its previously issued financial statements for the period ended December 31, 2022. The Company has determined that a restatement of the December 31, 2022, consolidated financial statements is appropriate in order to correct certain errors in the reporting of loans payable, accrued interest payable, common stock, and additional paid in capital.

As a result of the foregoing, the Company’s management concluded that its previously issued audited balance sheet, statement of cash flow, statement of changes in stockholders’ equity, and statement of operations for the period ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (“SEC”) on October 27, 2023, should be restated.

Upon review of the Company’s previous audited financial statements for the year ended December 31, 2022, the following errors were discovered and recorded:

1	Correcting a previous error within the balance sheet whereas the total stockholders’ deficit did not foot within the statement.
1A	Correcting rounding errors in order to disclose the Balance Sheet in accordance with GAAP for the period ending 12/31/2022.
8	Corrected an error in previous accounting performed for issuances of common stock in return for services and to employees as bonus and compensation. Restatements Include the number of shares issued and their applicable valuations.
9	Correcting an error by expensing debt issuances costs against the existing debt discount over the life span of the note rather than through interest expense and accrued expenses. In properly expensing the discount, the principal, net of debt issuance costs, increased while accrued interest and interest expense in the period decreased.
10	Correcting an error by including additional general and administrative expenses maintained within the Companies system that was previously not included within the disclosure.
11	Correcting an error by recording correct amortization of debt issuance costs for the year ended 12/31/2022.
12	Correcting numerous errors in presentation of the December 31, 2022, cash flow statement in accordance with GAAP to correct previous inconsistencies with the preparation of the cash flow statement.

Reclassification

In addition to restatements of the December 31, 2022, consolidated financial statements, the Company’s management, in consultation with its advisors, identified certain necessary reclassifications to conform with current year presentation. These reclassifications had no effect on net loss as previously reported.

Upon review of the Company’s previous audited financial statements for the year ended December 31, 2022, the following errors were discovered and recorded:

2	Reclassified accrued expenses to an individual line item within the Balance Sheet as of 12/31/2022 to conform with presentation in accordance with GAAP.
3	Reclassified accrued interest payable to an individual line item within the Balance Sheet as of 12/31/2022 2022 to conform with presentation in accordance with GAAP.
4	Reclassified accounts payable - related party to an individual line item within the Balance Sheet as of 12/31/2022 to conform with presentation in accordance with GAAP.
5	Reclassified convertible debt - current to an individual line item within the Balance Sheet as of 12/31/2022 to conform with presentation in accordance with GAAP.
6	Reclassified ‘Converted notes’ to Additional paid-in-capital within the Balance Sheet as of 12/31/2022 to conform with presentation in accordance with GAAP.
7	Reclassified Convertible debt - long term to an individual line item within the Balance Sheet as of 12/31/2022 to align with presentation accordance with GAAP.

F-31

Industries of the Americas, Inc.

Condensed Balance Sheet

	December 31,					December 31,
	2022					2022
	As Previously Filed	Restatement Adjustments		Reclassification Adjustments		As Restated
ASSETS:
Current Assets:
Cash and Cash Equivalents	$1,394	1	1A	—		$1,395
Inventory	710,971	—		—		710,971
Marketable securities	46,203	—		—		46,203
Total current assets	758,568					758,569

Property, plant and equipment, net	6,517,417	(1)	1A	—		6,517,416
Other assets	2,000	—		—		2,000
TOTAL ASSETS	$7,277,985					$7,277,985

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts Payable and Accrued Expenses	8,411,765	(3,604,827)	9	(1,144,794)	2,3	3,662,144
Accrued Expenses	—	—		252,501	2	252,501
Accounts Payable - related party	—	—		281,864	4	281,864
Accrued Interest Payable	—	—		892,293	3	892,293
Line of credit - related party	1,207,837	—		(281,864)	4	925,974
Notes Payable - current	3,475,717	(91,470)	9	(2,345,247)	5	1,039,000
Convertible Debt - current	—	—		2,345,247	5	2,345,247
Total current liabilities	13,095,320					9,399,023

Notes Payable - long term	2,926,275	—		(2,926,275)	7	—
Convertible Debt - long term	—	2,218,931	9	2,926,275	7	5,145,206
Convertible debt derivative liability	4,276,310	—		—		4,276,310
TOTAL LIABILITIES	20,297,905					18,820,539

STOCKHOLDERS’ DEFICIT:
Common stock, 100,000,000 shares authorized, par value $0.0001, 52,560,829 and 51,525,679 shares issued and outstanding as of December 31, 2023 and 2022, respectively	5,166	(14)	8	—		5,152
Converted notes	349,735	—		(349,735)	6	—
Owner’s Draw	—	—		—		—
Additional paid-in-capital	44,816,646	2,851,083	8	349,735	6	48,017,464
Accumulated deficit	(58,522,687)	(1,042,483)	1	—		(59,565,170)
TOTAL STOCKHOLDERS’ DEFICIT	(13,019,919)					(11,542,554)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$7,277,985					$7,277,985

F-32

Industries of the Americas, Inc.

Condensed Consolidated Statements of Operations

	December 31,					December 31,
	2022					2022
	As Previously Filed	Restatement Adjustments		Reclassification Adjustments		As Restated
Product Revenue	$6,022	—		—		$6,022
Cost of sales	147,922	1	1A	—		147,923
Gross Profit (Loss)	(141,900)					(141,901)

Operating expenses:
General and administrative expenses	4,909,210	3,466,512	8, 10	—		8,375,722
Total Operating Expenses	4,909,210					8,375,722

LOSS FROM OPERATIONS	(5,051,110)					(8,517,623)

OTHER INCOME (EXPENSE):
Interest expense, net	(4,404,458)	—		3,720,574	9	(683,884)
Realized and unrealized loss on investments	(107,521)	—		—		(107,521)
Amortization of debt issuance costs	—	(14,697)	11	(3,720,574)	9	(3,735,271)
Loss on debt extinguishment	—	—		—		—
Dividend & interest	4,180	—		—		4,180
Gain/Loss on Sale of Assets	—	—		—		—
Change in fair value of convertible debt derivative liability	(836,662)	—		—		(836,662)
Total Other Income (Expense)	(5,344,461)					(5,359,158)

Net loss before taxes	(10,395,571)					(13,876,781)
Income tax provision (benefit)	—					—
Net loss	$(10,395,571)					$(13,876,781)

Net loss per share, basic and diluted	$(0.20)					$(0.27)
Weighted average shares outstanding, basic and diluted	51,667,400					51,173,477

F-33

Industries of the Americas, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Year Ended December 31,		For the Year Ended December 31,
	2022		2022
	As Previously Filed	Restatement Adjustments	As Restated
Cash Flows From Operating Activities
Net loss	$(10,395,571)	$(3,481,210)	$(13,876,781)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	117,344	117,344	234,688
Gain or loss on sale of assets	—	—	—
Stock based compensation	—	3,200,895	3,200,895
Amortization of debt discount and debt costs	—	3,735,270	3,735,270
Net loss on extinguishment of debt	—	—	—
Change in fair value of derivative liability	836,662	—	836,662
Changes in operating assets and liabilities
Decrease (increase) in inventory	—	(710,971)	(710,971)
Decrease (increase) in marketable securities	—	1,409,108	1,409,108
Increase (decrease) in accounts payable and accrued expenses	8,130,285	(4,497,120)	3,633,165
Increase (decrease) in accounts payable, related party	—	281,864	281,864
Increase (decrease) in accrued interest payable	—	567,959	567,959
(Increase) decrease in other assets	(710,970)	710,970	—
Net cash used in operating activities	(2,022,250)	1,334,109	(688,141)

Cash Flows from Investing Activities
Sale (Purchase) of marketable securities	1,349,108	(1,349,108)	—
Purchase of property, plant and equipment	(602,995)	213,878	(389,117)
Net cash used in investing activities	746,113	(1,135,230)	(389,117)

Cash Flows from Financing Activities
Proceeds from conversion of notes to equity	681,021	(681,021)	—
Payments of line of credit - related party	—	(148,000)	(148,000)
Proceeds of line of credit - related party	270,857	(133,863)	136,994
Proceeds from convertible notes payable, net	—	1,103,002	1,103,002
Payments of convertible notes payable, net	—	(18,500)	(18,500)
Proceeds from notes payable, net	320,496	(320,496)	—
Net cash provided by financing activities	1,272,374	(198,878)	1,073,496

Net decrease in cash and cash equivalents	(3,763)	1	(3,762)
Cash and cash equivalents, beginning of the year	5,157	(1)	5,156
Cash and cash equivalents, end of the year	$1,394	$—	$1,394

Supplemental disclosures for cash flow information:
Cash paid during the year for interest	$—	$110,000	$110,000

F-34

Industries of the Americas, Inc.

Condensed Consolidated Statement of Changes in Stockholders’ Deficit

	As Previously Filed
	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance as of December 31, 2021	50,754,379	$5,075	$44,816,646	$(45,688,389)	$(866,668)
Common stock issued as bonus and compensation	515,400	52	2,138,858	—	2,138,910
Common stock issued as a settlement	66,000	7	273,893	—	273,900
Common stock issued for services	—	—	—	—	—
Common stock issued for severance	—	—	—	—	—
Common stock cancelled	(10,100)	(1)	(41,914)	—	(41,915)
Common stock issued as an investment	200,000	20	829,980	—	830,000
Common stock issued in connection with conversion of notes payable to equity	—	—	—	—	—
Net Loss	—	—	—	(13,876,781)	(13,876,781)
Balance as of December 31, 2022	51,525,679	$5,153	$48,017,464	$(59,565,170)	$(11,542,554)

	Restatement Adjustments
	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance as of December 31, 2021	(263,976)	$(26)	$(331,221)	$2,438,727	$2,107,480
Common stock issued as bonus and compensation	515,400	52	2,138,858	—	2,138,910
Common stock issued as a settlement	66,000	7	273,893	—	273,900
Common stock issued for services	—	—	—	—	—
Common stock issued for severance	—	—	—	—	—
Common stock cancelled	(10,100)	(1)	(41,914)	—	(41,915)
Common stock issued as an investment	200,000	20	829,980	—	830,000
Common stock issued in connection with conversion of notes payable to equity	(649,045)	(65)	(349,735)	—	(349,735)
Net Loss	—	—	—	(3,481,210)	(3,481,210)
Balance as of December 31, 2022	(141,721)	$(13)	$2,519,862	$(1,042,483)	$1,477,365

	As Restated
	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance as of December 31, 2021	51,018,355	$5,101	$45,147,867	$(48,127,116)	$(2,974,148)
Common stock issued as bonus and compensation	—	—	—	—	—
Common stock issued as a settlement	—	—	—	—	—
Common stock issued for services	—	—	—	—	—
Common stock issued for severance	—	—	—	—	—
Common stock cancelled	—	—	—	—	—
Common stock issued as an investment	—	—	—	—	—
Common stock issued in connection with conversion of notes payable to equity	649,045	65	349,735	—	349,735
Net Loss	—	—	—	(10,395,571)	(10,395,571)
Balance as of December 31, 2022	51,667,400	$5,166	$45,497,602	$(58,522,687)	$(13,019,919)

F-35

The Company’s accumulated deficit and net income of the immediately preceding period was restated as follows:

	As previously filed	Restatement adjustment	As restated
Accumulated deficit, January 1, 2022	$(48,127,116)	$2,438,727	$(45,688,389)
Net loss for the year ended December 31, 2021	$(26,609,419)	$5,019,289	$(21,590,130)

Liquidity and Going Concern

The Company’s financial statements as of December 31, 2023, and December 31, 2022, are prepared using accounting principles generally accepted in the United States of America (“GAAP”), which contemplates continuation of the Company as a going concern. This contemplates the realization of assets and liquidation of liabilities in the ordinary course of business.

The Company has relied on cash from financing activities to fund substantially all of the cash requirements of our operating activities and have incurred losses and experienced negative cash flows. The Company had a net loss from operations of $6,461,325 for the year ended December 31, 2023. The Company had an accumulated deficit of $68,641,298 and negative working capital of $12,514,412 as of December 31, 2023. The Company expects to incur substantial expenses for the foreseeable future relating to research, development and commercialization of its products. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. Management’s plans to continue as a going concern include raising additional capital through sales of equity securities and borrowing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. If the Company is not able to obtain the necessary additional financing on a timely basis, the Company will be required to delay, reduce the scope of, or eliminate one or more of the Company’s research and development activities or commercialization efforts or perhaps even cease the operation of its business. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date the financials were issued.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC 205-40, “Basis of Presentation – Going Concern” management has determined that the negative working capital and accumulated deficit raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the accompanying financial statements are issued. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the regulations of the United States Securities and Exchange Commission.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Estimates are used when accounting for items such as allowance for doubtful accounts, valuation of convertible debt derivative liability, valuation of our common stock and stock-based compensation, income taxes and commitments. Actual results could differ from these estimates.

F-36

Cash

The Company considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2023, and 2022. The Company maintains its cash balances within various bank accounts The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company monitors the cash balances held in its bank accounts, and as of December 31, 2023 and 2022, did not have any concerns regarding cash balances which exceeded the insured amounts.

Inventory

Inventories primarily consist of raw and finished goods to be sold to fulfill customer orders. The Company primarily manufactures its commercial products at its own facilities. However, for certain products, the Company partners with third parties to handle manufacturing and packaging. These finished goods are then shipped to the Company’s warehouses before being sold to distributors or end customers. Inventory consists of finished goods and raw materials and is valued at the lower of cost or net realizable value using the first-in, first-out method. The Company’s inventory reserve requirements are based on various factors including the estimates for the future sales of the product. Reserve assessments include inventory obsolescence based upon damaged, or rejected product, slow-moving products, and other considerations. Management reviews the age of inventories for obsolescence and determined that a reserve for obsolescence of $156,172 and $0 were required for December 31, 2023 and December 31, 2022, respectively.

Marketable securities

The Company’s portfolio of marketable securities is comprised of investments in money market funds that invest in U.S. government securities and equity securities, which were purchased during 2021. The Company’s marketable securities are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Losses resulting from the change in fair value of trading securities would be included in the accompanying statement of operations, to which there were $62 and $107,521 during the year ended December 31, 2023, and 2022, respectively. The estimated fair values of marketable securities are determined using inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources. Interest income from securities is recorded on the accrual basis and dividends from securities are recorded on the ex-dividend date.

As of December 31, 2023, and 2022, the Company had $3,583 and $46,203, respectively, in marketable securities.

Property and Equipment, net

Property and equipment is stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in the condensed consolidated statement of operations or the period in which the disposal occurred. The Company computes depreciation utilizing estimated useful lives, as stated below:

Property and Equipment, net Categories	Estimated Useful Life
Buildings	40 Years
Land	Indefinite
Machinery and equipment	7-10 Years
Furniture and equipment	5-7 Years

Management regularly reviews property and equipment for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Based on management’s assessment, there were no indicators of impairment of the Company’s property and equipment as of December 31, 2023, and 2022, respectively.

F-37

Leases

The Company assesses whether a contract is or contains a lease at inception of the contract and recognizes right-of-use assets (“ROU”) and corresponding lease liabilities at the lease commencement date. The lease term is used to calculate the lease liability, which includes options to extend or terminate the lease when it is reasonably certain that the option will be exercised. The leases the Company currently holds do not have implicit borrowing rates, therefore the Company utilizes its incremental borrowing rate to measure the ROU assets and liabilities. Operating lease expense is generally recognized on a straight-line basis over the lease term. All leases that have lease terms of one year or less are considered short-term leases, and therefore are not recorded through a ROU asset or liability. As of December 31, 2023, the Company did not have any active leases and therefore there was no ROU or lease liability recorded on the balance sheet.

Fair Value Measurements

ASC 820 “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements.

The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

Level 1- fair value measurements are those derived from quoted prices (unadjusted in active markets for identical assets or liabilities);

Level 2- fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3- fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Financial instruments classified as Level 1 quoted prices in active markets include cash and cash equivalents.

These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates.

In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management for the respective periods. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalents, short-term notes payable, accounts payable and accrued expenses. The carrying value of long-term debt approximates fair value, as the variable interest rates approximate current market rates. The Company measured its derivative liabilities at fair value on a recurring basis using level 3 inputs.

F-38

See Note 7 for further discussion of financial instruments that are carried at fair value on a recurring basis.

		Fair Value Measurements at December 31, 2023 using:
	December 31, 2023	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Liabilities	$—	—	—	$—
Derivative Liabilities	$4,219,241	—	—	$4,219,241

		Fair Value Measurements at December 31, 2022 using:
	December 31, 2022	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Liabilities	$—	—	—	$—
Derivative Liabilities	$4,276,310	—	—	$4,276,310

For the Company’s derivative liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3), the following table provides a reconciliation of the beginning and ending balance for each category therein, and gains or losses recognized during the years ended December 31, 2023, and 2022:

Ending balance, December 31, 2021	$3,439,648
Re-measurement adjustments:	-
Change in fair value of derivative liability	836,662
Ending balance, December 31, 2022	$4,276,310
Re-measurement adjustments:	-
Change in fair value of derivative liability	(57,069)
Ending balance, December 31, 2023	$4,219,241

The fair value of the derivative liability was estimated using Black-Sholes option-pricing model with the following assumptions:

Convertible Instruments

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with the FASB ASC Topic 815 “Derivatives and Hedging” (“ASC 815”). The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded in earnings each period as non-operating, non-cash income or expense. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument. The Company allocates proceeds based on the relative fair values of the debt and equity components.

Valuations derived from various models are subject to ongoing internal and external verification and review. The Company determined the fair value of the derivative liability as of December 31, 2023, using the Black-Scholes pricing model for its derivative liability from warrants. The inputs used involve management’s judgment and may impact net gain or loss.

F-39

Revenue Recognition

The Company accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected.

The Company recognizes revenues when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as the Company fulfills its obligations under each of our agreements:

1. Identify the contract with a customer.

2. Identify the performance obligations in the contract.

3. Determine the transaction price of the contract.

4. Allocate the transaction price to the performance obligations in the contract.

5. Recognize revenue when the performance obligations are met or delivered.

The Company’s operating revenues are 100% product sales, all of which were manufactured by third parties. Revenues are recognized when the Company completes its performance obligation are delivered to the customer. The Company’s performance obligations to deliver products are satisfied at the point in time when control is transferred, and products are received by the customer. This occurs when the customer has legal title to and physical possession of the product, the customer has accepted the product, the significant risks and rewards of ownership have been transferred to the customer, and the Company has the present right to payment The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring products to the customer, which is comprised of fixed consideration. To the extent that the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method, depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgement, it is probable that a significant future reversal of cumulative revenue recognized will not occur.

The Company considers itself to be the principal in the sale transactions of products produced by third parties and records revenue and costs of goods sold on a gross basis.

The Company has elected to adopt the practical expedient in ASC 606-10-25-18(b), for shipping and handling activities performed after a customer obtains control of the product, the Company elected to account for shipping and handling as activities to fulfill the promise to transfer the product and accrues for the related costs.

The timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivables are recorded at the invoiced amount, net of an allowance for doubtful accounts. A receivable is recognized in the period that the Company delivers goods or provides services, or when its right to consideration is unconditional. Payment terms on invoiced amounts are typically 30 days.

The Company may receive a payment in excess of revenue recognized to that date. In these circumstances, a contract liability is recorded and classified as Deferred Revenues. Contract liabilities are derecognized when the performance obligations are satisfied, and revenue is recognized.

The Company has not earned revenues from the manufacture of its products during the years ended December 31, 2023, and 2022. During the year ended December 31, 2022, the Company generated revenue from the sale of third party manufactured products.

F-40

Stock-Based Compensation

The Company accounts for share-based payments under the guidance as set forth in the Share-Based Payment Topic 718 of the FASB Accounting Standards Codification, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, officers, directors, and consultants, including employee stock options, based on estimated fair values. The Company estimates the fair value of stock option and warrant awards to employees and directors on the date of grant using an option-pricing model, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in our Statements of Operations. The Company’s common stock is not yet publicly traded, and it is required to estimate the fair value of common stock. The fair value of the shares of common stock underlying the employee stock options and restricted common stock issued to employees and non-employees has been determined by a third-party valuation firm and approved by our Board of Directors. The Company estimated the fair value of restricted stock awards to employees, non-employees and directors of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in our Statements of Operations.

Income taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2023, and 2022.

Segment Information

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker (“CODM”), or decision-making group, in making decisions on how to allocate resources and assess performance. The Company has one operating segment.

Advertising Costs

Advertising and promotion costs are expensed incurred. The Company has no material advertising expenses during the years ended December 31, 2023 and 2022.

Research and Development

The Company expenses internal and external research and development costs, including costs of funded research and development arrangements, in the period incurred. The Company did not incur any external or internal research and development costs during the years ended December 31, 2023 and 2022.

Net Loss Per Common Share

The Company follows ASC 260 “Earnings Per Share” for calculating the basic and diluted earnings (or loss) per share. Basic earnings (or loss) per share are computed by dividing earnings (or loss) available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings (or loss) per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential shares of common stock had been issued and if the additional shares were dilutive. Common stock equivalents are excluded from the diluted earnings (or loss) per share computation if their effect is anti-dilutive. Common stock equivalents in amounts of 3,772,091 and 3,163,408 were excluded from the computation of diluted earnings per share for the years ended December 31, 2023, and 2022, respectively, because their effects would have been anti-dilutive.

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The following potentially dilutive securities have been excluded from the computations of diluted weighted average shares outstanding as they would be antidilutive:

	December 31,	December 31,
	2023	2022
Convertible Debt	3,772,091	3,163,408
Total	3,772,091	3,163,408

Related Party Transactions

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to the related party.

The Company considers all officers, directors, senior management personnel, and senior level consultants to be related parties to the Company.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards.

ASC 480 “Distinguishing Liabilities From Equity” provides that instruments convertible predominantly at a fixed rate resulting in a fixed monetary amount due upon conversion with a variable quantity of shares (“stock settled debt”) be recorded as a liability at the fixed monetary amount.

ASC 815 “Derivatives and Hedging” generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of “Conventional Convertible Debt Instrument”.

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

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ASC 815-40 provides that, among other things, generally, if an event is not within the entity’s control or could require net cash settlement, then the contract shall be classified as an asset or a liability.

Recently Adopted Accounting Standards

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (“ASU 2016-13”), which requires the measurement of expected credit losses for financial instruments carried at amortized cost, such as accounts receivable, held at the reporting date based on historical experience, current conditions, and reasonable forecasts. The main objective of this ASU is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. The Company adopted this ASU as of January 1, 2023. The adoption did not have a material impact on the Company’s financial statements.

In August 2017, the FASB issued Accounting Standards Update No. 2017-12, Derivatives and Hedging (Topic 815): The amendments in the update make targeted improvements to the optional hedge accounting model with the objective of improving hedge accounting to better portray the economic results in a Company’s financial statements. Prior to the issuance of the amendments in Update 2017-12, companies struggled with achieving fair value hedge accounting for interest rate risk hedges of portfolios of prepayable financial assets. The amendments in this update will apply to all entities that elect to apply the portfolio layer method of hedge accounting in accordance with Topic 815. The amendments in this update are effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The Company determined that this update did not have a material impact on the financial statements upon adoption on January 1, 2023.

Recently Issued Accounting Standards

The Company has reviewed the recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC and determined that these pronouncements do not have a material impact on the Company’s current or anticipated consolidated financial statement presentation or disclosures.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas.

In December 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-09, Income Taxes—Improvements to Income Tax Disclosures. This guidance enhances the transparency and decision usefulness of income tax disclosures. More specifically, the amendments relate to the income tax rate reconciliation and income taxes paid disclosures and require 1) consistent categories and greater disaggregation of information in the rate reconciliation and 2) income taxes paid disaggregated by jurisdiction. This guidance is effective for fiscal years beginning after December 31, 2024.

The new standard will become effective for the Company beginning January 1, 2024, using either a modified retrospective or a fully retrospective method of transition and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s financial statements.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

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NOTE 3 – INVENTORY

Our inventory consisted of the following as of December 31, 2023 and 2022:

	December 31,	December 31,
	2023	2022
Raw materials	$396,581	$335,625
Work in process	85,606	89,516
Finished goods	62,905	285,830
Total inventory	$545,092	$710,971

The Company writes down inventory for any excess or obsolete inventories or when we believe that the net realizable value of inventories is less than the carrying value. During the years ended December 31, 2023, and 2022, we recorded $156,172 and $0 in write-downs of inventory, respectively.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following as of December 31, 2023, and 2022:

	December 31,	December 31,
	2023	2022
Land	$66,474	$66,474
Building	847,544	847,544
Machinery and equipment	5,760,779	5,760,779
Vehicles	-	29,818
Furniture and fixtures	47,490	77,308
	6,722,286	6,752,105
Less accumulated depreciation	(826,837)	(234,688)
Total property, plant and equipment, net	$5,895,449	$6,517,417

All the property, plant and equipment are related to the process of outfitting a production facility in Eufaula, Alabama, for manufacturing industrial and medical gloves, dipped latex products, thermal packs, ice packs, surgical marking products and disposable scalpels. Outfitting the facility began in 2020 and continued through August 2022, at which time manufacturing operations were launched.

Depreciation expense for the years ending December 31, 2023, and 2022 was $595,391 and $234,688, respectively.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following as of December 31, 2023 and 2022:

	December 31,	December 31,
	2023	2022
Accounts payable	$3,867,167	$3,662,144
Accrued expenses	310,844	252,501
Total accounts payable and accrued expenses	$4,178,011	$3,914,645

F-44

NOTE 6 – NOTES PAYABLE

September 2019 and March 2021 Note

On September 23, 2019, the Company issued a $100,000 note payable (the “September 2019 Note”) to an investor with an annual interest rate of 10%, compounding monthly, and an original term length of 24 months. The Company issued 200,100 shares of common stock to the noteholder at no charge. The bonus shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company defaulted on payment at the maturity date and the noteholder did not take any legal action to recall the payment of the outstanding principal, accrued interest and liquidated damages. Additionally, the note holder did not enforce his rights to the note’s collateral. Both parties are negotiating the payment term.

During the year ended December 31, 2023 and 2022, the Company recorded interest expense on the September 2019 Note of approximately $11,756 and $10,597, respectively. As of December 31, 2023 and 2022, the net carrying amount of the September 2019 Note was $124,023 and $112,267, respectively.

On March 1, 2021, the Company entered into an agreement with the same noteholder to issue a separate $612,000 note (the “March 2021 Note”) with an annual interest rate of 13.4%, compounding monthly, and an original term of 11 months. The note is secured by a junior and subordinated security interest in all of the assets of the Company. The Company issued 800,000 shares of common stock to the holder at no charge. The shares were valued using the fair value of the common stock at the issuance date and recognized as an initial debt discount expensed over the term of the note. The agreed upon repayment schedule was as follows: 1) monthly payments of $7,000 in April and May of 2021, 2) monthly payments of $50,000 from June of 2021 through January of 2022, and 3) a balloon payment in February of 2022 for the remaining balance.

On June 1, 2021, the Company entered into an amendment to extend the $7,000 monthly payments through June of 2021. The $43,000 difference in June was added to the balloon payment set to be paid in February of 2022. An additional 1,170,071 shares were issued to the noteholder as part of the agreement, bringing the total amount of shares issued to 2,170,171. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company defaulted on payment at the maturity date and the noteholder did not take any legal action to recall the payment of the outstanding principal, accrued interest and liquidated damages. Additionally, the note holder did not enforce his rights to the note’s collateral. Both parties are negotiating the payment term.

During the year ended December 31, 2023 and 2022, the Company recorded interest expense on the March 2021 Note of approximately $106,276 and $92,631, respectively. As of December 31, 2023 and 2022, the net carrying amount of the note was $851,839 and $745,563, respectively.

Kamai Bathla

On May 16, 2020, the Company issued a $111,000 note payable to Kamai Bathla (“Bathla”) with an annual interest rate of 15%, compounding yearly, and an original term of 24 months. The Company issued 200,000 shares of common stock to the holder at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company defaulted on payment at the maturity date and the noteholder did not take any legal action to recall payment of the outstanding principal, accrued interest and liquidated damages. Additionally, Bathla did not enforce their rights to the note’s collateral. Both parties are negotiating the payment term.

During the years ended December 31, 2023 and 2022, the Company recorded interest expense on the note of approximately $24,047 and $20,910, respectively. As of December 31, 2023 and 2022, the net carrying amount of the note was $184,359 and $160,312, respectively.

Riverview Management

On May 18, 2020, the Company issued a $50,000 note payable to Riverview Management (“Riverview”) with an annual interest rate of 12%, compounding yearly, and an original term of 24 months. The Company issued 100,000 shares of common stock to the holder at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company defaulted on payment at the maturity date and the noteholder did not take any legal action to recall payment of the outstanding principal, accrued interest and liquidated damages. Additionally, Riverview did not enforce their rights to the note’s collateral. Both parties are negotiating the payment term.

F-45

During the years ended December 31, 2023 and 2022, the Company recorded interest expense on the note of approximately $8,076 and $7,211, respectively. As of December 31, 2023 and 2022, the net carrying amount of the note was $75,376 and $67,300, respectively.

Peter Quinn

On May 16, 2020, the Company issued a $111,000 note payable to Peter Quinn (“Quinn”) with an annual interest rate of 15%, compounding weekly, and an original term of 18 months. The Company issued 200,000 shares of common stock to the holder at no charge. The bonus shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. On November 1, 2021, the Company entered into a debt conversion agreement with the noteholder where the parties mutually agreed to convert $100,000 of principal and $17,556 of accrued interest for shares of common stock of the Company at a conversion price of $0.45 per share. A total of 261,236 shares were issued as a result of the conversion.

During the years ended December 31, 2023 and 2022, the Company recorded interest expense on the note of approximately $2,645 and $2,276, respectively. As of December 31, 2023 and 2022, the net carrying amount of the note was $18,967 and $16,322.

Alan Fogelman

On August 10, 2021, the Company issued a $80,000 note payable to Alan Fogelman (“Fogelman”) with an annual interest rate of 10%, compounding weekly, and an original term of 12 months. The note is secured by a junior and subordinated security interest in all of the assets of the Company. The Company defaulted on payment at the maturity date and the noteholder did not take any legal action to recall payment of the outstanding principal, accrued interest and liquidated damages. Additionally, the note holder did not enforce his rights to the note’s collateral. Both parties are negotiating the payment term.

On November 30, 2022, the Company entered into a separate secured convertible note agreement with Fogelman issuing a $35,355 note with an annual interest rate of 10%, compounding weekly, and an original term of 9 months. A warrant agreement was signed, giving Fogelman the right on or after the date of liquidity event and on or prior to November 30, 2027, to purchase up to 25% of the number of common shares issued upon the full conversion of the new note to the Company’s common shares. The warrants shares are equal to 100% of the converted principal amount plus any converted unpaid accrued interest divided by the conversion price of the liquidity event share price discounted by 90%. The exercise price of warrants is equal to 1.10 multiplied by the conversion price of the liquidity event share price discounted by 90%. The Company determined that the warrants are embedded in the secured convertible debt instrument. Additionally, the Company evaluated the warrants in accordance with the guidance contained in ASC 815, Derivatives and Hedging, and concluded that they do not meet the derivatives criteria. Thus, they are not required to be bifurcated from the host secured convertible debt instrument and accounted for as a freestanding derivative liability.

On August 30, 2023, the Company’s Board of Directors passed a resolution authorizing the execution of the restated secured promissory note, superseding the agreement entered into on August 10, 2021, whereas the Company agreed to issue Fogelman an additional 400,000 shares of common stock at no charge. The shares issued related to this settlement were valued using the common stock fair value at the issuance date and recognized as stock compensation expense in the year ending December 31, 2023.

During the years ended December 31, 2023 and 2022, the Company recorded interest expense on the two notes of approximately $17,476 and $9,069, respectively. As of December 31, 2023 and 2022, the net carrying amount of the note was $159,982 and $127,627, respectively.

2021 Notes

A series of secured promissory notes issued in 2021, bearing annual interest rate of 13.4% with maturity dates of 12 months. The Company issued a total of 75,000 shares of common stock to the holder at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company defaulted on payment at the maturity date and the noteholder did not take any legal action to recall the payment of the outstanding principal, accrued interest and liquidated damages. Additionally, the noteholder did not enforce his rights to the note’s collateral. Both parties are negotiating the payment terms.

F-46

During the years ended December 31, 2023, and 2022, the Company recorded interest expense on the notes of approximately $12,708 and $11,206, respectively. As of December 31, 2023 and 2022, the net carrying amount of the notes was $107,541 and $94,833.

	December 31, 2023	December 31, 2022
Notes payable	$1,053,879	$1,039,000
Unamortized debt discount	$–	$–
Less: current portion, net	(1,053,879)	(1,039,000)
Long-term notes payable, net	$–	$–

NOTE 7 – CONVERTIBLE DEBT

10% Notes

A series of secured convertible promissory notes were issued in 2019 and 2020 with an original principal amount of $171,518, bearing annual interest rate of 10%, compounding weekly, with maturity dates of 6 to 24 months. Principal and interest are due in one balloon payment upon the maturity date. The convertible notes are secured by a security interest which includes all the assets of the Company. The convertible notes also contain a mandatory conversion feature whereby the outstanding principal and accrued interest automatically convert into common stock of the Company, upon the sale or series of sales of shares of common or preferred Stock by the Company which results in proceeds to the Company in the aggregate amount of at least one million dollars ($1,000,000) defined as a (“Qualified Financing”), at a discounted conversion price of 10% to the per common share price. Additionally, the convertible notes contain an optional conversion feature which can be exercised any time prior to the maturity date or prior to exercise of the mandatory conversion feature and provided the Company’s common stock is trading on a trading market for thirty trading days. The optional conversion feature enables the Company to convert the outstanding principal amount and accrued interest into shares of the common stock of the Company at a conversion price equal to the average of the closing prices for the thirty trading days immediately prior to the conversion date.

Upon issuing the convertible promissory notes, the Company also issued a total of 1,046,644 shares of common stock to the holders at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company defaulted on payment at the maturity dates and the noteholders did not take any legal action to recall the payment of the outstanding principal and accrued interest. Additionally, the note holders did not enforce their rights to the notes’ collateral.

During the years ended December 31, 2023 and 2022, the Company recorded interest expense on the notes of approximately $24,744 and $28,039, respectively. As of December 31, 2023 and 2022, the net carrying amount of the notes was $259,576 and $234,832.

May 2020 Notes

In May of 2020 the Company issued a series of secured convertible promissory notes (the “May 2020 Notes”) for $158,000 bearing annual interest of 15%, compounding yearly, with original terms of 18 months. Principal and interest are due in one balloon payment upon the maturity date. The May 2020 Notes are secured by a security interest which includes all the assets of the Company. The May 2020 Notes contain a mandatory conversion feature whereby the outstanding principal and accrued interest automatically convert into common stock of the Company, upon the sale or series of sales of shares of common or preferred Stock by the Company which results in proceeds to the Company in the aggregate amount of at least one million dollars ($1,000,000) defined as a (“Qualified Financing”), at a discounted conversion price of 10% to the per common share price. Additionally, the May 2020 Notes contain an optional conversion feature: at any time prior to the maturity date or the exercise of the mandatory conversion feature, and provided the Company’s common stock is trading on a trading market for thirty trading days, at the sole option of the Company, the outstanding principal amount together with accrued interest may be converted into shares of the common stock of the Company at a conversion price equal to the average of the closing prices for the thirty trading days immediately prior to the conversion date.

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Upon issuing the May 2020 Notes, the Company issued a total of 500,000 shares of common stock to the holder at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company defaulted on payment at the maturity dates and the noteholders did not take any legal action to recall the payment of the outstanding principal and accrued interest. Additionally, the note holders did not enforce their rights to the notes’ collateral.

During the years ended December 31, 2023 and 2022, the Company recorded interest expense on the notes of approximately $41,475 and $29,755, respectively. As of December 31, 2023 and 2022, the net carrying amount of the May 2020 Notes was $280,599 and $228,125, respectively.

The January 2019 Note and Second May 2022 Note

On January 1, 2019, the Company agreed to issue a $5,000 convertible note payable (the “January 2019 Note”) to an investor with an annual interest rate of 10%, accruing weekly, and an original term of 24 months. The Company and noteholder have repeatedly amended the January 2019 Note to both extend the maturity date of the loan and to add principal in the form of additional capital provided by the noteholder himself. The noteholder provided $5,000, $46,000, and $25,000 during 2019, 2020, and 2021 respectively. As of December 31, 2023, the outstanding principal on the note is $81,000 with a term date of November 8, 2023. The Company additionally issued a total of 1,331,500 shares of common stock to the holder at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the January 2019 Note. The Company has defaulted on payment at the maturity date and the noteholder did not take any legal action to recall the payment of the outstanding principal and accrued interest. The noteholder did not enforce their rights to the January 2019 Note’s collateral. Both parties are negotiating the payment term.

On May 27, 2022, the Company entered into a secured convertible note agreement (the “Second May 2022 Note”) with the noteholder. The Second May 2022 Note was issued with a principal of $10,000, an annual interest rate of 15%, compounding weekly, and an original term of 9 months. A warrant agreement was also signed, giving the noteholder the right on or after the date of liquidity event and on or prior to May 27, 2027, to purchase up to 25% of the number of common shares issued upon the full conversion of the Second May 2022 Note to the Company’s common shares. The warrant shares are equal to 100% of the converted principal amount plus any converted unpaid accrued interest divided by the conversion price of the liquidity event share price discounted by 70%. The exercise price of warrants is equal to 1.30 multiplied by the conversion price of the liquidity event share price discounted by 70%. The Company determined that the warrants are embedded in the secured convertible debt instrument. Additionally, the Company evaluated the warrants in accordance with the guidance contained in ASC 815, Derivatives and Hedging, and concluded that they do not meet the derivatives criteria. Thus, they are not required to be bifurcated from the host secured convertible debt instrument and accounted for as a freestanding derivative liability.

On October 4, 2022, the Company entered into a note amendment with the shareholder whereas an additional $25,000 of additional funds were added to the principal amount of the Second May 2022 Note increasing the outstanding principal to $35,000 total.

During the years ended December 31, 2023 and 2022, the Company recorded interest expense on the two notes of approximately $15,943 and $11,748, respectively. As of December 31, 2023 and 2022, the net carrying amount of the notes is $154,978 and $139,035, respectively.

July 2019 and May 2022 Notes

On July 9, 2019, the Company entered into an agreement to issue a $25,500 convertible note payable (the “July 2019 Note”) to Bruce Potash and Linda Neumann-Potash Revocable Trust (“the July 2019 Noteholders”) with an annual interest rate of 10%, accruing monthly, and an original term of 24 months. The Company and the July 2019 Noteholders have repeatedly amended the July 2019 Note to both extend the maturity date of the loan and to add principal in the form of additional capital provided by the July 2019 Noteholders themself. The July 2019 Noteholders provided $25,000, $75,000, and $52,000 during 2019, 2020, and 2021 respectively. Additionally, the Company issued a total of 1,009,500 shares of common stock to the July 2019 Noteholders at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note.

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On November 1, 2021, the Company and the July 2019 Noteholders entered into a debt conversion agreement whereas the July 2019 Noteholders agreed to convert both the outstanding principal balance of $177,500, and accrued interest to date of $25,469, at a conversion rate of $0.45 for a total of 451,043 shares of common stock. The Company issued an additional 439,457 shares of common stock to the July 2019 Noteholders on the day of conversion at no charge. The additional shares were valued using the common stock fair value at the issuance date and recognized as a debt discount expensed on the date of conversion.

On May 16, 2022, the Company entered into a separate secured convertible note agreement (the “First May 2022 Note”). The First May 2022 Note had an initial principal value of $25,000 with an annual interest rate of 15%, compounding monthly, and an original term of 9 months. A warrant agreement was signed, giving the note holder the right on or after the date of liquidity event and on or prior to May 16, 2027, to purchase up to 25% of the number of common shares issued upon the full conversion of the new note to the Company’s common shares. The warrants shares are equal to 100% of the converted principal amount plus any converted unpaid accrued interest divided by the conversion price of the liquidity event share price discounted by 70%. The exercise price of warrants is equal to 1.30 multiplied by the conversion price of the liquidity event share price discounted by 70%. The Company determined that the warrants are embedded in the secured convertible debt instrument. Additionally, the Company evaluated the warrants in accordance with the guidance contained in ASC 815, Derivatives and Hedging, and concluded that they do not meet the derivatives criteria. Thus, they are not required to be bifurcated from the host secured convertible debt instrument and accounted for as a freestanding derivative liability.

On August 15, 2022, the Company entered into a note amendment with the noteholder whereby an additional $25,000 of additional funds were added to the principal amount of the First May 2022 Note increasing the outstanding principal to $50,000 total.

During the years ended December 31, 2023 and 2022, the Company recorded interest expense on the two notes of approximately $7,500 and $4,375, respectively. As of December 31, 2023 and 2022, the net carrying amount of the notes is $61,875 and $54,375, respectively.

Target Capital Notes

Target 2021 Note

On November 23, 2021, the Company issued a zero-coupon convertible promissory note (the “Target 2021 Note”) with a redemption value of $2,376,500, discounted at an annual interest rate of 15% or $356,500, to Target Capital Partners (“Target Capital”), so that net principal is $2,020,000. The Company received note proceeds of $1,903,700, net of debt issuance costs of $116,300. The principal, debt discount of $356,500, and debt issuance cost of $116,300 are payable at the maturity date on August 23, 2022. The Company recorded an original debt discount of $356,000 amortized over the note term and expensed debt issuance costs of $116,300 as interest expense in the statements of operations, upon the execution of the note payable.

The Target 2021 Note provides Target Capital with security interest in all the Company’s assets. The Company has the option to repay the note at any time after prior to the maturity date at an amount equal to (i) the outstanding principal amount of this note, plus (ii) accrued and unpaid interest hereon, plus (iii) all other amounts, costs, expenses, and liquidated damages due in respect of this note if the Company prepays this note prior to the maturity date. The Target 2021 Note contains an optional conversion feature: on any date on or following the date of a liquidity event (a public offering of common stock), Target Capital shall have the right, at Target Capital’s option, to convert the 2021 Target Note in whole or in part, including any of its outstanding principal amount and any unpaid accrued interest and any fees and any and all other outstanding amounts owing thereon, in each case, on the conversion date, into conversion shares, based on a conversion price equals the liquid event price discounted at 35%.

F-49

On November 23, 2021, a warrant agreement was signed, giving Target Capital the right on or after the date of liquidity event and on or prior to November 23, 2026, to purchase up to 50% of the number of common shares issued upon the full conversion of the Target 2021 Note to the Company’s common shares. In the event of default under the Target 2021 Note, the warrant shares will automatically increase from a maximum of 50% to 75% upon the full conversion of the note into common shares. The warrants shares are equal to 100% of the converted principal amount plus any converted unpaid accrued interest divided by the conversion price of the liquidity event share price discounted by 65%. The exercise price of the warrants is equal to 1.30 multiplied by the conversion price of the liquidity event share price discounted by 65%. The Company determined that the warrants are embedded in the Target 2021 Note. Additionally, the Company evaluated the warrants in accordance with the guidance contained in ASC 815, Derivatives and Hedging, and concluded that they do not meet the derivatives criteria. Thus, they are not required to be bifurcated from the host secured convertible debt instrument and accounted for as a freestanding derivative liability.

On June 14, 2022, the Target 2021 Note was amended increasing the outstanding principal to $3,294,147 which will be paid at the maturity date. The Company received $780,000 in note proceeds, and the remaining $137,647 was recorded as a debt discount amortized over the remaining maturity of the note. The Target 2021 Note interest rate, term length, and conversion terms were unchanged by the amendment. If Target Capital elects not to convert, a 20% premium will be payable in respect of any of the amounts due. Also, On June 14, 2022, a security agreement between the Company and Target Capital, and an intercreditor agreement between Target Capital and HarCal Inc. (“HarCal”) was signed amending the Target 2021 Note and a note payable agreement (the “HarCal Note”) signed by the company and HarCal. The intercreditor agreement increased Target Capital’s security interest in the assets of the Company in proportion to the increase in the principal amount of the Target 2021 Note.

On August 29, 2022, the Company entered into an amendment with Target Capital in which the Target 2021 Note maturity date was amended, extending it to the earlier of December 31, 2022, or the occurrence of a liquidity event (defined as initial public offering of its common stock to a primary exchange). In exchange for the extension of maturity date, the Company issued Target Capital 200,000 shares of common stock. The shares were valued using the common stock fair value at the issuance date and recognized as a debt discount expensed over the amended term of the Target 2021 Note.

On January 5, 2023, the Company entered into an amendment with Target Capital in which the Target 2021 Note’s maturity date was amended extending it to the earlier of April 30, 2023, or the occurrence of a liquidity event (defined as initial public offering of its common stock to a primary exchange). In exchange for the extension of maturity date, the Company issued Target Capital 200,000 shares of common stock at no charge. The shares were valued using the common stock fair value at the issuance date and recognized as a debt discount expensed over the amended term of the Target 2021 Note.

On August 18, 2023, the Target 2021 Note’s maturity date was amended, extending it to the earlier of February 15, 2024, or the occurrence of a liquidity event at no cost to the Company. The shares will be registered in the registration statement that the Company is filing in connection with initial public offering of its common stock to a primary exchange so that the Shares will be freely tradeable upon the effectiveness of that registration statement.

During the years ended December 31, 2023 and 2022, the Target 2021 Note accrued no interest. Additionally, as of December 31, 2023 and 2022, the Target 2021 Note had a net carrying value of $3,294,147. Additionally, the Company recorded $896,000 of debt issuance costs related to the shares issued to Target Capital on January 5, 2023.

Target 2023 Loan

On September 8, 2023, the Company issued a zero-coupon convertible promissory note (the “Target 2023 Note”) with a principle of $500,000, discounted at an annual interest rate of 20% or $100,000, to Target Capital. The Company received note proceeds of $400,000. The principal is payable on the maturity date, December 31, 2023. The Company recorded an original issuance discount of $100,000 amortized over the original note term. As of December 31, 2023, the net carrying amount of the Target 2023 Note was $500,000.

F-50

HarCal Note

On April 20, 2018, the Company issued a $5,000,000 note payable (the “Initial HarCal Note”) to HarCal for the acquisition of a manufacturing facility, located in Eufaula, Alabama. The Initial HarCal Note bore interest at Libor plus 6% with no payments due and no interest charged until the 25th month of the term of the note. The Company defaulted on the monthly payments after the initial 24 months. On November 19, 2021, both parties agreed to replace the Initial HarCal Note with a convertible promissory note (the “HarCal Note”) of $5,145,206 maturing on November 19, 2026, and bearing annual interest of LIBOR plus 6%. According to the terms of the HarCal Note, commencing on December 1, 2021, monthly payments of $10,000 were to be made and applied first to accrued interest and then to principal. Commencing December 1, 2022, monthly payments were to be made over the next four years in amounts necessary to amortize the HarCal Note through the maturity date. The Company has the right of early payment of the notes with no penalty. Additionally, the amended note provided the HarCal with a secured interest in all the Company’s assets pari passu with Target Capital’s secured interest in all the Company’s assets.

During the years ended December 31, 2023 and 2022, the Company recorded interest expense on the HarCal Note of approximately $575,712 and $413,643, respectively. As of December 31, 2023 and 2022, the net carrying amount of the HarCal Note was $5,991,579 and $5,485,866.

The HarCal Note contains a conversion feature, whereby in the event of a liquidity event (public offering in Nasdaq or NYSE), the HarCal Note grants HarCal, at its sole option, with the right to convert the outstanding balance of the principal and accrued interest, in whole or in part, divided by the liquidity event common stock price discounted by 35%, to the Company’s shares of common stock.

The HarCal Note granted HarCal a warrant to purchase up to 50% of the number of common shares issued upon the full conversion of the HarCal Note to the Company’s common shares. The warrant is exercisable, at any time on or after the date when HarCal exercises their right to convert in full the HarCal note to the Company’s common shares on or prior to November 19, 2026. The warrants shares are equal to 100% of the converted principal amount plus any converted unpaid accrued interest divided by the conversion price of the liquidity event share price discounted by 65%. The exercise price of warrants equal 1.30 multiplied by the conversion price of the liquidity event share price discounted by 65%. Conversion of warrants is capped by an ownership limitation of 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the warrants. HarCal has the option to increase the ownership cap to 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the warrants. The Company determined that the warrants are embedded in the secured convertible debt instrument. Additionally, the Company evaluated the warrants in accordance with the guidance contained in ASC 815, Derivatives and Hedging, and concluded that they do not meet the derivatives criteria. Thus, they are not required to be bifurcated from the host secured convertible debt instrument and accounted for as a freestanding derivative liability.

2036 Note

On January 19, 2018, the Company issued a $75,000 secured convertible promissory note (the “2036 Note”), with an interest rate of 15% annually, compounding quarterly, with a maturity date of 24 months to 2036 Investments. The 2036 Note is secured by a junior and subordinated security interest in all of the assets of the Company. Under the terms of the 2036 Note, if 2036 Investment’s ownership of the Company’s outstanding common shares is diluted to less than 3%, at any time during the first 36 months of the borrower being formalized, or 24 months of the borrower’s common shares trading as SEC compliant securities in any public stock exchange or marketplace, whichever comes later, 2036 Investments may compel the Company to repay the note within 30 days or 2036 Investments will receive an Original Interest Discount (OID) of $15,000. 2036 Investments chose to receive the OID amount, which was recorded as interest expense in the statement of operations in 2022. The Company defaulted on payment at the maturity date and 2036 Investments did not take any legal action to recall payment of the outstanding principal, accrued interest and liquidated damages. Additionally, they did not enforce their rights to the 2036 Note’s collateral. Both parties are negotiating the payment term.

F-51

The 203.6 Note contains an optional conversion feature: upon the Company being publicly listed and trading in the stock exchange market for a minimum of 7 months, the 2036 Note can be converted, in whole or in part, into shares of Common Stock at the option of the borrower, at a discounted conversion price of the lowest of (i) 50 day moving average price for the borrower’s common shares, or (ii) 200 day moving average price for the borrower’s common shares. The discounted conversion price is equal to the conversion price used by other promissory notes that choose to convert, however an additional 5% gross discount is applied.

During the years ended December 31, 2023 and 2022, the Company recorded interest expense on the 2036 Note of approximately $11,250 and $$11,250, respectively. As of December 31, 2023 and 2022, the net carrying amount of the 2036 Note was $144,688 and $133,438, respectively.

Upon issuance of the 2036 Note, 2036 Investments received 35 shares of the Company’s common stock at no charge for every $1 in the principal amount of the promissory note for a total of 2,625,000 shares of common stock. These shares were considered a debt discount, valued using the common stock fair value at the issuance date and expensed as an amortization of debt discount in the statements of operations, as incurred.

October 2022 Note

On October 12, 2022, the Company entered into a secured convertible note agreement (the “October 2022 Note”) with an investor that had a principal amount of $30,000 with an annual interest rate of 15%, compounding annually, and an original term of 4 months. A warrant agreement was signed, giving the noteholder the right on or after the date of liquidity event and on or prior to May 16, 2027, to purchase up to 25% of the number of common shares issued upon the full conversion of the October 2022 Note to the Company’s common shares. The warrants shares are equal to 100% of the converted principal amount plus any converted unpaid accrued interest divided by the conversion price of the liquidity event share price discounted by 70%. The exercise price of warrants is equal to 1.30 multiplied by the conversion price of the liquidity event share price discounted by 70%. The Company determined that the warrants are embedded in the secured convertible debt instrument. Additionally, the Company evaluated the warrants in accordance with the guidance contained in ASC 815, Derivatives and Hedging, and concluded that they do not meet the derivatives criteria. Thus, they are not required to be bifurcated from the host secured convertible debt instrument and accounted for as a freestanding derivative liability.

During the year ended December 31, 2023, the Company recorded interest expense on the October 2022 Note of approximately $4,640 and $933, respectively. As of December 31, 2023 and 2022, the net carrying amount of the notes was $35,573 and $30,933, respectively.

June 2019 Note

On June 7, 2019, the Company issued a $50,000 convertible note payable (the “June 2019 Note”) to an investor with an annual interest rate of 15%, accruing monthly, and an original term of 24 months. The Company has entered into a number of amendments with the noteholder to both extend the maturity date of the loan and to add principal in the form of additional capital provided by the noteholder himself. The noteholder provided $50,000, $50,000, $25,000, and $25,000 during 2019, 2020, 2021, and 2022 respectively. As of December 31, 2023, the outstanding principal on the note is $200,000 with a maturity date of February 28, 2023. Additionally, the Company issued a total of 2,170,171 shares of common stock to the holder. The shares were valued using the common stock fair value at the issuance date and recognized as an initial debt discount expensed over the term of the note. The Company has defaulted on payment at the maturity date and the noteholder did not take any legal action to recall the payment of the outstanding principal and accrued interest. The noteholder did not enforce their rights to the note’s collateral. Both parties are negotiating the payment term.

During the year ended December 31, 2023 and 2022, the Company recorded interest expense of approximately $30,056 and $30,240, respectively. As of December 31, 2023 and 2022, the net carrying amount of the notes is $314,099 and $284,043, respectively.

	December 31, 2023	December 31, 2022
Convertible notes payable	$9,788,726	$9,277,726
Unamortized debt discount	$(13,760)	$(1,787,274)
Less: long-term convertible notes payable	(5,145,206)	(5,145,206)
Current portion, net	4,629,760	2,345,246

F-52

NOTE 8 – LINE OF CREDIT - RELATED PARTY

On May 7, 2018, the Company engaged Gnosiis International (“Gnosiis”) which is controlled by a director, officer, and significant Stockholder of the Company, to provide management and consulting services to the Company in exchange for a one-time fee of $37,000. On the same date, the Company entered into an unsecured line of credit agreement (“LOC”) with Gnosiis for a maximum loan amount of $100,000, to finance the services provided by Gnosiis to the Company. The interest rate of the line of credit is the Wells Fargo Prime Rate plus 8%. Certain payments were required on weekly basis during the first 24 months, after which Gnosiis received the right to call the loan at any time, upon which the balance outstanding would be amortized ratably over 36 months with interest accruing monthly. If the Company terminates the services of the director, officer and significant Stockholder who controls Gnosiis, the outstanding principal and accrued interest will be due immediately. Upon default of payment, the outstanding principal and accrued interest will be due immediately.

On January 1, 2019, the management services and LOC agreements were amended by expanding the scope of management services to be provided by Gnosiis, in exchange for a flat fee of $9,950 per month and increasing the LOC maximum loan amount to $500,000.

The management services agreement states that Gnosiis will receive a flat fee of $375,000, which will be added to the line of credit balance, for its efforts to have our common stock listed on a national securities exchange. The fee will be immediately accrued and billed upon submission of a S-1 registration statement with the U.S. Securities and Exchange Commission or an alternative filing such as a Form 1A.

On March 15, 2022, the Company amended the Gnosiis management services agreement and LOC, terminating the monthly management fee of $9,995 starting January 1, 2022, and replaced it with quarterly flat consulting payments of $15,000 starting February 1, 2022, plus reimbursement of reasonable out of pocket expenses. Also, the amendment provided for added services payable based on accomplished milestones linked to sale goals of the Company’s manufactured products. A maximum of 50% of these billable amounts may be added to the LOC at the discretion of the Company. The balance is paid in cash and on a quarterly basis, unless otherwise agreed to by Gnosiis. Additionally, at the Company’s sole discretion, it has the right to restructure the LOC’s calculation of the interest rate, to eliminate the Prime base in the calculation of the monthly interest rate for the line of credit to a new calculation of Prime rate 0% plus 8%. This will be mutually agreed upon if LOC becomes restructured, commercially secured, and adequately collateralized by real and valuable assets. All other terms and conditions of Gnosiis management services and LOC agreements remain unchanged. As of December 31, 2023, and 2022, the outstanding balance in the Gnosiis line of credit was $971,564 and $925,974, respectively. There were no services received and no expense recorded under the pursuant to Gnosiis management services agreement for the years ended December 31, 2023, and 2022. These expenses are included in general and administrative expenses in our statements of operations.

NOTE 9 – DERIVATIVE LIABILITIES

The Company has issued certain convertible notes payable that contain conversion options with variable settlement features which make their conversion options a derivative liability. The conversion option derivatives were embedded in their respective note payables and for accounting purposes have been bifurcated from the host instruments. As of December 31, 2023, the Company did have these convertible notes payable outstanding and the derivative liability from the related conversion options. Please see Note 10 – Convertible Notes Payable for more information.

The following table provides quantitative information regarding Level 3 fair value measurements inputs within Black-Schole model used at their initial and subsequent measurement, as of December 31, 2023 and 2022:

December 31,
	2023	2022
Stock Price	$0.83 – 4.47	$0.83 – 4.47
Exercise Price	$0.50 – 2.91	$0.50 – 2.91
Expected term	1.2 – 5.2	1.2 – 5.2
Risk-free rate	0.18 – 2.45%	0.18 – 2.45%
Annual volatility	42-56%	42-56%
Dividend yield	0.00%	0.00%

F-53

The following table presents changes in the fair value of convertible debt derivative liability for the years ended December 31, 2023 and 2022:

Description	Derivative Liability
Balance - beginning of year as of January 1, 2021	$100,028
Issuance of convertible debt derivative liability	2,958,981
Change in fair value measurement	416,903
Reversal of convertible debt derivative liability upon conversion of notes payable to common stock	(36,264)
Fair value as of December 31, 2021	$3,439,648
Change in fair value measurement	836,662
Fair value as of December 31, 2022	$4,276,310
Change in fair value measurement	(57,069)
Fair value as of December 31, 2023	$4,219,241

NOTE 10 - EQUITY

Common Stock

As of December 31, 2023, and 2022, the Company was authorized to issue 100,000,000 shares of common stock, par value $0.0001. As of December 31, 2023, and 2022, the total shares of the Company’s common stock issued and outstanding were 52,560,829 and 51,525,679, respectively.

2023 Activity

For the year ended December 31, 2023, the Company issued an aggregate of 542,400 shares valued at $2,429,952 to its vendors for services performed during the year ended December 31, 2023.

For the year ended December 31, 2023, the Company issued an aggregate of 492,750 shares valued at $2,207,520 to its employees as compensation expense for the year ended December 31, 2023.

The fair value of the shares of common stock issued to employees and non-employees has been determined by Company’s management and approved by our Board of Directors. And the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period within general and administrative expense in accompanying statements of operations.

2022 Activity

For the year ended December 31, 2022, the Company issued an aggregate of 200,000 shares valued at $830,000 to its vendors for services performed during the year ended December 31, 2022.

For the year ended December 31, 2023, the Company issued an aggregate of 581,400 shares valued at $2,412,810 to its employees as compensation expense for the year ended December 31, 2022.

The fair value of the shares of common stock issued to employees and non-employees has been determined by Company’s management and approved by our Board of Directors. And the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period within general and administrative expense in accompanying statements of operations.

During the year ended December 31, 2022, the Company repurchased 10,100 shares of common stock previously issued to the shareholder for a cash payment of $41,915. The shares of common stock were cancelled on the books of the Company and on the register with the transfer agent.

F-54

NOTE 11 – RELATED PARTY TRANSACTIONS

On March 24, 2022, the Company entered into an agreement with a number of related parties, Ruth Israel LLC (“RI”) and Luciano Equity, Inc (“LEI”), PM Designs (“PM”), and Little Weoka. (“LW”), whereas the related parties provide consulting services for the Company in exchange for payment for services provided, bonuses payable upon accomplishment of each milestone, credit in lieu of full cash payments, healthcare, and housing expenses. As of December 31, 2023, and 2022 the Company owed the related parties an amount of $522,352 and $281,863, respectively. The total expense recorded in connection to the services provided by the related parties were $240,448 and $281,863 for the years ended December 31, 2023 and 2022.

NOTE 12 – PROVISION FOR INCOME TAXES

There was no income tax expense reflected in the results of operations for the years ended December 31, 2023, because the Company incurred a net loss for tax purposes. As of December 31, 2023, the Company had federal and state net operating loss carry forwards of $45.9 million which may be used to offset future taxable income. These NOLs will not expire but will be limited to 80% of taxable income.

The tax effects of temporary differences which give rise to deferred tax assets (liabilities) are summarized as follows:

	As of	As of
	December 31,	December 31,
	2023	2022
Deferred tax assets:
Net operating loss carryforward	$11,996,980	$10,514,636
Depreciation and amortization	(532,536)	(225,136)
Stock based compensation	6,159,557	4,947,554
Total deferred tax assets	17,624,001	15,237,053
Less: Valuation allowance	(17,624,001)	(15,237,053)

Net deferred tax assets	$-	$-

For the year ended December 31, 2023, the valuation allowance increased by $2,387,000.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

Reconciliation of the statutory federal income tax to the Company’s effective tax is as follows:

	2023	2022
Statutory federal tax rate	21.00%	21.00%
State tax, net of federal benefit	5.17%	4.83%
State tax rate change	-%	-%
Permanent differences	0.13%	(1.27)%
Valuation allowance	(26.30)%	(24.56)%
Totals	0.00%	0.00%

Internal Revenue Code Section 382 limits the ability to utilize net operating losses if a 50% change in ownership occurs over a three-year period. Such limitation of the net operating losses may have occurred, but we have not analyzed it at this time as the deferred tax asset is fully reserved.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the statement of operations. As of December 31, 2023, the Company had no unrecognized tax benefits. The Company did not recognize any interest or penalties during fiscal 2023 related to unrecognized tax benefits.

Tax years 2021 through 2023 remain open to examination for federal income tax purposes and by other major taxing jurisdictions to which the Company is subject.

NOTE 13 – SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events occurring after June 30, 2024, the date of the most recent balance sheet, through the date these financial statements were issued.

On July 3, 2024, the Company issued a note payable to an institutional investor with an aggregate face value of $250,000 in exchange for cash proceeds of $175,000, representing an original issue discount (“OID”) of $75,000. In addition, the Company issued 262,500 incentive pre-funded warrants.

F-55

INDUSTRIES OF THE AMERICAS, INC.

Common Stock

Prospectus

                         , 2024

Sole Book Running Manager

Spartan Capital Securities, LLC

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All the amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

Amount to be paid
SEC registration fee	$	*
FINRA filing fee	$	*
Nasdaq initial listing fee	$	*
Transfer agent and registrar fees	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and engraving expenses	$	*
Miscellaneous	$	*
Total	$	*

* To be provided by amendment

Item 14. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (“DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Amended and Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

As of the date of this prospectus, we have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Certificate of Incorporation against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification.

In addition, upon consummation of this offering, we intend to obtain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

II-1

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15. Recent Sales of Unregistered Securities

The following are sales of unregistered securities during the three years preceding the date of this prospectus. The below securities were in each case issued pursuant to an exemption from the registration provisions of the Securities Act of 1933 as amended, under Section 4(a)(2) thereof.

Restricted shares issued to private investors

During the three months ended March 30, 2021, we issued 69,000 shares of our common stock to private investors at a purchase price of $0.50 per share.

During the three months ended June 30, 2021, we issued 147,000 shares of our common stock to private investors at a purchase price of $0.50 per share.

During the three months ended September 30, 2021, we issued 136,505 shares of our common stock to private investors at a purchase price of $0.50 per share.

During the three months ended December 31, 2021, we issued 97,000 shares of our common stock to private investors at a purchase price of $0.50 per share.

Restricted shares issued in exchange for services provided

Between January 1, 2018 and January 1, 2021, we issued 18,181,850 shares of our common stock to Gnosiis International, LLC, which is controlled by Abraham Summers, our Chairman of the Board and President, in exchange for services provided by Mr. Summers. Such shares were valued at $0.86 per share in the year ended December 31, 2019; $0.83 per share in the year ended December 31, 2020; and between $2.49 and $3.89 per share in the year ended December 31, 2021.

Between January 1, 2019 and October 31, 2021, we issued 2,000,000 shares of our common stock to Ruth Israel LLC, which is controlled by David Silver, our Chief Executive Officer, in exchange for services provided by Mr. Silver. Such shares were valued at $0.86 per share in the year ended December 31, 2019; $0.83 per share in the year ended December 31, 2020; and between $2.49 and $3.89 per share in the year ended December 31, 2021.

Between February 1, 2019 and October 31, 2021, we issued 1,750,000 shares of our common stock to Luciano Equities, Inc., which is controlled by Denise Berry, our former Chief Operating Officer, in exchange for services provided by Ms. Berry. Such shares were valued at $0.86 per share in the year ended December 31, 2019; $0.83 per share in the year ended December 31, 2020; and between $2.49 and $3.89 per share in the year ended December 31, 2021.

Between January 1, 2019 and December 31, 2021, we issued 2,727,880 shares of our common stock to certain additional consultants and employees in exchange for services provided. Such services included legal services, financial consulting, management consulting, and creative services. Such shares were valued at $0.86 per share in the year ended December 31, 2019; $0.83 per share in the year ended December 31, 2020; and between $2.49 and $3.89 per share in the year ended December 31, 2021.

During the three months ended March 31, 2022, we issued 165,000 shares of our common stock, valued at $4.15 per share, to employees of the Company as a form of bonus or compensation.

During the three months ended June 30, 2022, we issued 350,000 shares of our common stock, valued at $4.48 per share, to employees of the Company as a form of bonus or compensation.

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During the three months ended September 30, 2022, we issued 200,000 shares of our common stock, valued at $4.48 per share, to vendors in exchange for services provided.

During the three months ended September 30, 2022, we issued 55,900 shares of our common stock, valued at $4.48 per share, to employees of the Company as a form of bonus or compensation.

During the three months ended March 31, 2023, we issued 331,000 shares of our common stock, valued at $4.48 per share, to vendors in exchange for services provided.

During the three months ended March 31, 2023, we issued 6,500 shares of our common stock, valued at $4.48 per share, to employees of the Company as a form of bonus or compensation.

During the three months ended June 30, 2023, we issued 5,000 shares of our common stock, valued at $4.48 per share, to vendors in exchange for services provided.

During the three months ended June 30, 2023, we issued 5,000 shares of our common stock, valued at $4.48 per share, to employees of the Company as a form of bonus or compensation.

During the three months ended September 30, 2023, we issued 165,000 shares of our common stock, valued at $4.48 per share, to vendors in exchange for services provided.

During the three months ended September 30, 2023, we issued 477,500 shares of our common stock, valued at $4.48 per share, to employees of the Company as a form of bonus or compensation.

During the three months ended December 31, 2023, we issued 41,400 shares of our common stock, valued at $4.48 per share, to vendors in exchange for services provided.

During the three months ended December 31, 2023, we issued 3,750 shares of our common stock, valued at $4.48 per share, to employees of the Company as a form of bonus or compensation.

Restricted shares issued as origination fee in connection with a promissory note

During the three months ended March 30, 2020, we issued 488,944 shares of our common stock, valued at $0.83 per share, to noteholders as origination fees in connection with the issuance of promissory notes.

During the three months ended June 30, 2020, we issued 1,815,763 shares of our common stock, valued at $0.83 per share, to noteholders as origination fees in connection with the issuance of promissory notes.

During the three months ended September 30, 2020, we issued 461,100 shares of our common stock, valued at $0.83 per share, to noteholders as origination fees in connection with the issuance of promissory notes.

During the three months ended December 31, 2020, we issued 468,600 shares of our common stock, valued at $0.83 per share, to noteholders as origination fees in connection with the issuance of promissory notes.

During the three months ended March 30, 2021, we issued 2,725,088 shares of our common stock, valued between $0.95 and $1.38 per share, to noteholders as origination fees in connection with the issuance of promissory notes.

During the three months ended June 30, 2021, we issued 582,865 shares of our common stock, valued between $2.21 and $2.49 per share, to noteholders as origination fees in connection with the issuance of promissory notes.

During the three months ended September 30, 2021, we issued 171,193 shares of our common stock, valued between $2.55 and $3.22 per share, to noteholders as origination fees in connection with the issuance of promissory notes.

During the three months ended December 31, 2021, we issued 268,159 shares of our common stock, valued between $3.22 and $3.60 per share, to noteholders as origination fees in connection with the issuance of promissory notes.

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Restricted shares issued upon conversion of a convertible note

On November 1, 2021, we issued 1,677,785 shares of our common stock to holders of convertible promissory notes in conversion of principal and interest due on convertible promissory notes at a rate of $0.45 per share.

Convertible notes and warrants

During the year ended December 31, 2020, we issued to private investors convertible promissory notes in an aggregate principal amount of $45,518. In each case, such notes were convertible into shares of our common stock upon the successful completion of a qualified financing of over $1,000,000, priced at a 10% discount to the per share price (in the case of the sale of common shares) or the conversion price into common shares (in the case of the sale of securities convertible into common shares) with respect to such qualified financing. Each such note has since been converted into shares of our common stock, in connection with a qualified financing which occurred on November 1, 2021.

On November 17, 2021, we issued to Target Capital 6 LLC a 15% Senior Secured Convertible Note in an aggregate principal amount of up to $2,376,500 (the “Target Note”). The Target Note will be convertible into shares of our common stock upon successful completion of this offering. The conversion price will be set at a 35% discount to the IPO price. The Target Note was amended on June 21, 2022 to increase the principal amount to $3.249,147. The Target note was further amended on August 29, 2022 to extend the maturity date from August 23, 2022 to December 31, 2022. In consideration of this extension, we agreed to issue to Target Capital 6 LLC 200,000 shares of our common stock. The Target note was further amended on January 5, 2023 to extend the maturity date from December 31, 2022 to April 30, 2023. In consideration of this extension, we agreed to issue to Target Capital 6 LLC an additional 200,000 shares of our common stock.

At the same time that we issued the original Target Note, we also issued to Target Capital 6 LLC a Common Stock Purchase Warrant (the “Target Warrant”) giving Target Capital 6 LLC the option to subscribe for and purchase up to 50% of the number of shares of common stock issued upon the full conversion of the Target Note, subject to the terms and conditions of the Target Warrant. The Target Warrant was amended on June 13, 2022 to account for the increased principal amount of the Target Note.

On November 19 2021, we issued to HarCal, Inc. a Replacement Convertible Note (the “HarCal Replacement Note”) in the amount of $5,145,206.00, maturing on November 19, 2026 and bearing annual interest of LIBOR plus 6%. The HarCal Replacement Note superseded and replaced previously issued to HarCal, Inc. on April 20, 2018. On the same date that we issued the HarCal Replacement Note, we also issued to HarCal Inc. a Common Stock Purchase Warrant (the “HarCal Warrant”) giving HarCal, Inc. the option to subscribe for and purchase up to 50% of the number of shares of common stock issued upon the full conversion of the HarCal Replacement Note, subject to the terms and conditions of the HarCal Warrant.

During the year ended December 31, 2022, we issued warrants to private investors in a total aggregate amount of $75,000. In each case, such warrants have a five-year term and are priced at a 30% discount to the IPO price.

On August 31, 2023, we issued to Target Capital 6 LLC a 20% original issue discount senior secured convertible note, in an aggregate principal amount of up to $500,000. The maturity date of such note is the earlier of December 31, 2023 or the date of the consummation of a liquidity event. The conversion discount under such note is 35%.

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Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement***

3.1	Certificate of Incorporation of Medical Industries of the Americas, Inc.*

3.2	Amended and Restated Certificate of Incorporation of Medical Industries of the Americas, Inc.*

3.3	Certificate of Amendment of Certificate of Incorporation of Medical Industries of the Americas, Inc.*
3.4	Second Amended and Restated Certificate of Incorporation of Medical Industries of the Americas, Inc.***

3.6	Bylaws of Medical Industries of the Americas, Inc.*

5.1	Opinion of FitzGerald Kreditor Bolduc Risbrough LLP***

10.1	Intercreditor Agreement, dated November 23, 2021, by and among the Company, Target Capital 6 LLC, and HarCal, Inc.*

10.2	First Amendment to Intercreditor Agreement, dated June 14, 2022, by and among the Company, Target Capital 6 LLC, and HarCal, Inc.*

10.3	Security Agreement, dated November 23, 2021, by and between the Company and Target Capital 6 LLC*

10.4	First Amendment to Security Agreement, dated June 14, 2022, by and between the Company and Target Capital 6 LLC*

10.5	Amended and Restated Convertible Note, dated June 21, 2022, by and between the Company and Target Capital 6 LLC*

10.6	Amendment to Amended and Restated Convertible Note, dated August 29, 2022, by and between the Company and Target Capital 6 LLC*

10.7	Second Amendment to Amended and Restated Convertible Note, dated January 5, 2023, by and between the Company and Target Capital 6 LLC*

10.8	Amended and Restated Common Stock Purchase Warrant, dated June 13, 2022, by and between the Company and Target Capital 6 LLC*

10.9	Securities Purchase Agreement, dated August 31, 2023, by and between the Company and Target Capital 6 LLC**

10.10	Common Stock Purchase Warrant, dated November 19, 2021, by and between the Company and HarCal, Inc.*

10.11	Replacement Convertible Note, dated November 19, 2021, by and between the Company and HarCal, Inc.*

10.12	Engagement Agreement, dated May 7, 2018, by and between the Company and Gnosiis International, LLC*

10.13	Loan Agreement, dated May 7, 2018, by and between the Company and Gnosiis International, LLC*

10.14	First Amendment to Engagement Agreement and Loan Agreement, dated January 1, 2019, by and between the Company and Gnosiis International, LLC*

10.15	Second Amendment to Engagement Agreement and Loan Agreement, dated March 15, 2022, by and between the Company and Gnosiis International, LLC*

10.16	Consulting Agreement, dated November 22, 2021, by and between the Company and Alchemy Advisory LLC*

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10.17	Consulting Agreement, dated June 14, 2022, by and between the Company and Alchemy Advisory LLC*

10.18	Amendment to Consulting Agreement, dated August 29, 2022, by and between the Company and Alchemy Advisory LLC*

10.19	Second Amendment to Consulting Agreement, dated January 4, 2023, by and between the Company and Alchemy Advisory LLC*

10.20	Third Amendment to Consulting Agreement, dated August 16, 2023, by and between the Company and Alchemy Advisory LLC**

10.21	Consulting Agreement, dated August 16, 2023, by and between the Company and Orion 4 LLC**

10.22	Form of Warrant Agreement*

10.23	Distributor/Representative Agreement, dated October 1, 2022, by and between the Company FirstLight, Inc.**

23.1	Consent of Bush & Associates CPA**

23.2	Consent of FitzGerald Kreditor Bolduc Risbrough LLP (included in Exhibit 5.1)***

24.1	Power of Attorney (included on signature page of this Form S-1)

107	Filing Fee Table*

101.INS	XBRL Instance Document**

101.SCH	XBRL Taxonomy Extension Schema Document*

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document*

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*

101.LAB	XBRL Taxonomy Extension Label Linkbase Document*

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document*

† Management contract or compensatory plan.

* Previously filed

** Filed herewith

*** To be filed by amendment

Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold the termination of the offering.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned hereby further undertakes that:

(1)	For purposes of determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eufaula, State of Alabama, on November 12, 2024.

INDUSTRIES OF THE AMERICAS, INC.

By:	/s/ David Silver
Name:	David Silver
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Silver, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-1 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1934, this S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Silver	Chief Executive Officer	November 12, 2024
David Silver	(Principal Executive Officer)

/s/ Michael Handelman	Chief Financial Officer	November 12, 2024
Michael Handelman	(Principal Financial Officer and Principal Accounting Officer),

/s/ Abraham Summers	Chairman of the Board	November 12, 2024
Abraham Summers

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